   As filed with the Securities and Exchange Commission on December 21, 1999
                                                    Registration 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                                ONVIA.COM, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                             7375                            91-1859172
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                                ---------------

                         1000 Dexter Avenue, Suite 400
                           Seattle, Washington 98109
                                (206) 282-5170
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                 Glenn Ballman
                     President and Chief Executive Officer
                                Onvia.com, Inc.
                         1000 Dexter Avenue, Suite 400
                           Seattle, Washington 98109
                                (206) 282-5170
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

             Mark J. Handfelt                            Mark A. Bertelsen
              David R. Young                              Jose F. Macias
              David T. Sobota                             Don S. Williams
               Gordon Empey                                Burke Norton
             Venture Law Group                   Wilson Sonsini Goodrich & Rosati
        A Professional Corporation                   Professional Corporation
            4750 Carillon Point                         650 Page Mill Road
        Kirkland, Washington 98033                  Palo Alto, California 94304
              (425) 739-8700                              (650) 493-9300

                                ---------------

       Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of this registration statement.

                                ---------------

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                            Proposed Maximum
  Title Of Each Class Of Securities To Be       Aggregate        Amount Of
                Registered                  Offering Price(1) Registration Fee
------------------------------------------------------------------------------
Common Stock, $0.0001 par value...........   $100,000,000.00     $26,400.00
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(o) solely for the purpose of calculating the amount of the registration fee.

                                ---------------

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities, and we are not soliciting offers to buy these +
+securities, in any state where the offer or sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED DECEMBER 21, 1999

                                        Shares

                              [LOGO OF ONVIA.COM]

                                  Common Stock

  Prior to this offering, there has been no public market for our common stock. The initial public offering price of the common stock is expected to be between $ and $ per share. We have applied to list our common stock on the Nasdaq Stock Market's National Market under the symbol "ONVI."

  The underwriters have an option to purchase a maximum of additional shares to cover over-allotments of shares.

  Investing in the common stock involves risks. See "Risk Factors" on page 6.

                                                       Underwriting
                                              Price to Discounts and Proceeds to
                                               Public   Commissions   Onvia.com
                                              -------- ------------- -----------
Per Share....................................  $           $            $
Total........................................ $          $            $

  Delivery of the shares of common stock will be made on or about    , 2000.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

        Hambrecht & Quist

                Robertson Stephens

                         E*OFFERING

                                                         William Blair & Company

                The date of this Prospectus is           , 2000.

"Helping small businesses succeed by saving time, making money and working smarter."

ONVIA.com
Work. Wisely./TM/

ONVIA.com...THE SMALL BUSINESS EMARKETPLACE

"What do I need to set up my network?"

"I spend $500 per month on long distance, what's the best plan for me?"

"Help me find the right 401(k) plan"

"I need to set up payroll"

[ARTWORK]

[The artwork is a circle with an arrow pointing into the left side labeled "buyer" and an arrow pointing into the right side labeled "seller." Outside of the circle is a ring with arrows pointing counter-clockwise. The top of the ring reads "Exchange Services and Products" and the bottom of the ring reads "Exchange Information." The circle itself is divided into five equal segments which read in a clockwise direction: "Request for Quotes," "Buy and Sell Services and Products," "News and Advice," "Efficiency Tools" and "Additional Transaction Types." The center of the circle reads "Small Businesses Save Time and Make Money."]

Onvia.com is providing a single online resource where small businesses can buy and sell services and products, and exchange valuable information.

"How do I find qualified leads for my business?"

"Help me find new customers"

"How do I increase my company's revenue?"

"How do I expand geographically?"

Onvia.com aggregates a large and targeted audience of small businesses to provide a powerful sales, distribution and marketing channel to small business buyers.

                                 ------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................   6
You Should Not Rely On Forward-Looking Statements........................  16
Use of Proceeds..........................................................  17
Dividend Policy..........................................................  17
Capitalization...........................................................  18
Dilution.................................................................  19
Selected Consolidated Financial Data.....................................  20
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  21
Business.................................................................  29

                                                                            Page
                                                                            ----
Management.................................................................  41
Related Party Transactions.................................................  50
Principal Stockholders.....................................................  53
Description of Capital Stock...............................................  55
Shares Eligible for Future Sale............................................  57
Underwriting...............................................................  59
Notice to Canadian Residents...............................................  61
Legal Matters..............................................................  62
Experts....................................................................  62
Where To Find Additional Information.......................................  62
Index to Consolidated Financial Statements................................. F-1

                                 ------------

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.




                     Dealer Prospectus Delivery Obligation

   Until      , 2000 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

   OnviaMail, Work. Wisely. and OnviaFlash are our trademarks, and we have filed for trademark registration for chaperoned access CheckPoint, the Onvia checkmark logo, Onvia and Onvia.com. This prospectus also includes trade dress, trade names, trademarks and service marks of other companies. Use or display by Onvia.com of other parties' trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsement or sponsorship of Onvia.com by, the trademark or trade dress owners.

                               PROSPECTUS SUMMARY

   You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering and our financial statements and notes to those statements appearing elsewhere in this prospectus.

                                Onvia.com, Inc.

   We are the leading business-to-business emarketplace for small business buyers and sellers. Our emarketplace is designed to help small businesses succeed by providing a single online destination where small businesses can buy and sell services and products, exchange valuable information and access productivity tools. We have designed our emarketplace to incorporate all of these functions so that small businesses can conduct e-commerce and exchange information without leaving our web site. By aggregating a large and targeted audience of small businesses, our emarketplace provides a new and powerful sales channel for both small and large vendors to the small business market.

   Businesses are increasingly using the Internet to communicate and transact commerce with their partners, suppliers and customers. According to Forrester Research, the U.S.-based business-to-business e-commerce market is expected to grow from $109 billion in 1999 to $1.3 trillion in 2003. To facilitate the electronic exchange of information, services and products, businesses are beginning to form electronic marketplaces, or emarketplaces, that aggregate buyers and sellers in a central Internet destination.

   As small businesses, which we define as businesses with fewer than 100 employees and income-generating home offices, increasingly rely on the Internet, we believe that a significant market opportunity exists to provide small businesses with an emarketplace specifically catered to their needs. According to International Data Corporation, or IDC, there are approximately
29.6 million small businesses in North America today. Small businesses account for roughly half of the United States gross domestic product, according to the U.S. Small Business Association. We believe that the growth in the number of small businesses, which IDC estimates will reach 38.5 million by 2002, and in the volume of small business e-commerce, which IDC estimates will reach approximately $107 billion in 2002, will drive the need for an emarketplace that offers sellers a channel to reach the large, fragmented market of small business buyers and provides these buyers with a single Internet location to meet all of their needs.

   Our emarketplace currently consists of:

  . a small business services trading hub, which includes more than 6,500 businesses that act as suppliers across 50 services in our request for quote network, a network which enables buyers to submit electronically requests for quotes for various business services and sellers to respond with pricing and fulfillment information;

  . more than 25,000 products and nine critical business services selected for the particular needs of small businesses that can be purchased quickly and conveniently through our "Buy Now" system; and

  . a collection of timely news, information, editorial content and business tools designed to help small businesses enhance their operations.

   We intend to build on our leadership position as the first comprehensive emarketplace for small businesses by expanding our service, product and information offerings to become the single source for all small business needs. We believe that by expanding our offerings we will attract more small businesses to our emarketplace, creating additional marketing opportunities for our sellers. We believe that this will create a network effect in which the value of our emarketplace increases with the addition of each participant.

   Onvia.com was incorporated as MegaDepot, Inc. in Washington in March 1997. In February 1999, we changed our name to MegaDepot.com, Inc., and in May 1999 we changed our name to Onvia.com, Inc. We intend to reincorporate in Delaware prior to the closing of this offering. Our principal executive offices are located at 1000 Dexter Avenue, Suite 400, Seattle, Washington 98109, and our telephone number is (206) 282-5170. Our web site is located at www.onvia.com. The information contained on our web site is not part of this prospectus.

                                  The Offering

 Common stock offered................................                    shares
 Common stock to be outstanding after the offering...                    shares
 Use of proceeds.....................................  For general corporate purposes, including
                                                       working capital. See
                                                       "Use of Proceeds."
 Proposed Nasdaq National Market symbol..............  ONVI

   This table is based on shares outstanding as of September 30, 1999 and excludes the following shares:

  . 631,319 shares issuable upon exercise of warrants outstanding as of September 30, 1999 at a weighted average exercise price of $1.85 per share;

  . 4,478,016 shares issuable upon exercise of options outstanding as of September 30, 1999 at a weighted average exercise price of $0.30 per share;

  . 4,008,872 shares of common stock available for future grant under our 1999 stock option plan;

  . 300,000 shares of common stock available for issuance under our 2000 directors' stock option plan;

  . 300,000 shares of common stock available for issuance under our 2000 employee stock purchase plan; and

  .  1,689,701 shares of Series C preferred stock issued in December 1999.

                                ----------------

   Unless otherwise indicated, the information in this prospectus reflects the number of shares outstanding on September 30, 1999 assuming:

  . the conversion of all outstanding shares of preferred stock into common stock upon the closing of this offering;

  . our reincorporation into Delaware which will be effected prior to the closing of this offering;

  .  the filing of our amended and restated certificate of incorporation;

  . the exercise of warrants to purchase 384,624 shares of our common stock that will expire if not exercised before the closing of this offering; and

  .  no exercise of the underwriters' over-allotment option.

                      Summary Consolidated Financial Data

                                     March 25,
                                        1997                    Nine Months
                                    (inception)               Ended September
                                         to       Year Ended        30,
                                    December 31, December 31, ----------------
                                        1997         1998      1998     1999
                                    ------------ ------------ ------  --------
                                      (in thousands, except per share data)
Consolidated Statements of
 Operations Data:
Revenue...........................     $   62       $1,037    $  653  $ 13,168
Gross margin......................         15          (45)       45    (2,540)
Total operating expenses..........        146          623       323    13,337
Loss from operations..............       (130)        (669)     (279)  (15,877)
Net loss..........................     $ (130)      $ (672)   $ (281) $(16,202)
Basic and diluted net loss per
 common share.....................     $(0.03)      $(0.17)   $(0.07) $  (2.84)
Basic and diluted weighted average
 shares outstanding...............      4,000        4,000     4,000     5,695

                                                             September 30, 1999
                                                             -------------------
                                                                      Pro Forma
                                                             Actual  As Adjusted
                                                             ------- -----------
                                                               (in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents................................... $26,037    $
Total assets................................................  38,199
Long-term debt..............................................   5,465
Total stockholders' equity..................................  22,878

   The pro forma as adjusted information in the above consolidated balance
sheet data table is adjusted to reflect the sale of       shares of common
stock offered by us at an assumed initial public offering price of $      per
share, after deduction of the estimated underwriting discounts and commissions and estimated offering expenses, and the exercise of warrants to purchase 384,624 shares of our common stock that will expire if not exercised before the closing of this offering.

   See note 1 of the notes to our consolidated financial statements for an explanation of the determination of the number of weighted average shares used to compute net loss per share amounts.

                                  RISK FACTORS

   This offering and an investment in our common stock involve a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline substantially due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history of less than three years, making it difficult to evaluate our future prospects

   We were incorporated in March 1997. In July 1997, we launched the initial version of our emarketplace, targeted at the Canadian market. In July 1998, we introduced our emarketplace for U.S. small businesses. We have a limited operating history upon which an investor may evaluate our business and prospects. Our potential for future profitability must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets, such as emarketplaces in general and those catering to small businesses in particular. We may not successfully address any of these risks. If we do not successfully address these risks, our business will be seriously harmed.

We have incurred losses in each quarter since inception, and we expect to incur significant operating losses for the foreseeable future

   We have incurred net losses from operations in each quarter since inception and, as of September 30, 1999, had an accumulated deficit of $17.0 million. We expect to continue to incur losses for the foreseeable future. Most of our revenue to date has been generated by selling products at or below cost. We expect to increase significantly our operating expenses in the near future as we attempt to build our brand, expand our customer base and improve our technology infrastructure. To become profitable, we must increase revenue substantially and achieve and maintain positive gross margins. To increase revenue, we will need to continue to attract customers and suppliers to our emarketplace and expand our service and product offerings. To improve our gross margins, we will need to increase the proportion of revenue generated from higher-margin services, reduce service and product discounts and lower service and product costs. We may not be able to increase revenue and gross margins sufficiently to achieve profitability.

Our quarterly financial results are subject to fluctuations which may make it difficult to forecast our future performance

   We expect our revenue and operating results to vary significantly from quarter to quarter making it difficult to formulate meaningful comparisons of our results between quarters. Our limited operating history and new and unproven business model further contribute to the difficulty of making meaningful quarterly comparisons. Factors that may affect our quarterly results include the following:

  . limited or delayed customer acquisition or increases in customer acquisition costs;

  . our ability to retain existing customers, sellers and suppliers and attract new customers, sellers and suppliers cost-effectively;

  . changes in our pricing policies or those of our competitors or suppliers;

  . our ability to obtain adequate capital to effect our marketing and acquisition strategies;

  . changes in our mix of revenue generated from sales of services and products;

  .  our ability to introduce new services and products;

  .  delays in developing and introducing new emarketplace capabilities;

  .  introduction of new services or products by our competitors;

  . our, or our suppliers', ability to maintain adequate supplies of services and products; and

  . changes in accounting standards, including standards relating to revenue recognition, business combinations and stock-based compensation.

   Substantially all of our revenue for a particular quarter is derived from transactions that are initiated and completed during that quarter. Our current and future levels of operating expenses and capital expenditures are based largely on our growth plans and estimates of future revenue. These expenditure levels are, to a large extent, fixed in the short term. We will not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall, and any significant shortfall in revenue relative to planned expenditures could harm our business and results of operations.

   Our limited operating history and rapid growth make it difficult to assess the seasonal factors in our business. Nevertheless, we expect there to be seasonal fluctuations in our business, reflecting a combination of seasonal trends for the services and products we offer, seasonal trends in the buying habits of our target small business customers and seasonal trends reflecting Internet usage. For example, small businesses tend to purchase fewer supplies during December when budgets have been exhausted and business activity slows for the holidays. Also, Internet use generally declines during the summer months.

The development of our brand is essential to our future success and requires significant expenditures

   We believe that development of the Onvia.com brand is crucial to our future success. The importance of brand recognition will increase as more companies engage in commerce over the Internet. Because the online commerce aspects of our business model have limited legal, technological and financial barriers to entry, if we are unable to establish a trusted brand name, our business will suffer.

   We currently intend to invest significant capital resources to develop our brand, including spending significant amounts of money on advertising and promotions. Furthermore, the cost of advertising and promotions is growing rapidly. In addition, if our competitors significantly increase their advertising and promotions spending, we may be forced to increase our expenditures accordingly. We cannot be certain that our efforts to promote our brand will be successful or that we will have adequate financial resources to continue to promote our brand.

If we fail to increase traffic to our web site and the proportion of visitors who purchase services or products, our business will not grow as we expect

   To generate revenue, we must drive traffic to our web site and convert visitors into purchasers of services and products. We use a number of techniques to increase traffic to our web site, including developing relationships with third parties, advertising, e-mail and contests. Currently, we are using a variety of techniques to increase customer conversion rates, including using discounts on selected items and other incentives. Many of these techniques are new and unproven, and we cannot be certain that any of them will be successful in helping us increase traffic or conversion rates. If we are unable to draw significantly higher traffic to our web site and convert a significant number of web site visitors into customers, our business will not grow as we expect.

Intense competition could impede our ability to gain market share and harm our financial results

   Emarketplaces are new, rapidly evolving and intensely competitive. In addition, the traditional non-Internet-based markets for business products such as computer hardware and software, office furniture, office equipment and office supplies are also intensely competitive. We compete with both traditional distribution channels as well as other online services. Our current and potential competitors include:

  . Internet sites that target the small business market with a full-line offering of products or services;

  . Internet sites that offer specific products used by the small business market or that target the consumer market, but also sell to small business customers; and

  . traditional retailers that sell or resell business services, either through storefronts or through the Internet.

   There are minimal barriers to entry to our market, and new competitors could launch a competitive web site offering services and products targeted to the small business market. To compete successfully and to gain market share, we must significantly increase awareness of our brand name and our web site. In addition, we must increase our customer base and the volume of services and products we sell through our web site. Our failure to achieve these objectives could cause our revenue to decline and limit our ability to achieve profitability.

   We may not compete successfully against current or future competitors, many of which have substantially more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also be more successful than we in engaging in more extensive development of their technologies, adopting more aggressive pricing policies and establishing more comprehensive marketing and advertising campaigns. Our competitors may develop web sites that are more sophisticated than ours with better online tools, and that have service and product offerings superior to ours. For these or other reasons, our competitors' web sites may achieve greater acceptance than ours, limiting our ability to gain market share and customer loyalty and to generate sufficient revenue to achieve profitability.

Our business model is new, unproven and evolving and may not prove to be viable in the long run

   Our business model is new, unproven and continues to evolve. In particular, our business model is based on several assumptions, any one of which may not prove to be true, including the following:

  . a significant number of small businesses will be willing to purchase their business services and products online;

  . a significant number of small businesses and small business service providers will use our emarketplace to buy and sell services and products; or

  .  small business customers will provide us data about themselves.

   If any of these assumptions does not prove to be true, our business may not be viable in the long run.

   In addition, to date we have sold many of our products at or below our cost, causing us to incur negative gross margins. We cannot assure you that if, in the future, we choose to increase the prices at which we sell our products, we will be able to retain existing customers and attract new customers. If we are unable to retain and grow our existing customer base, our business model may not prove to be viable.

If we fail to increase sales of services, our gross margins will not improve

   In general, we derive higher gross margins from the sale of services than from the sale of products. If we are to improve gross margins, we must increase the proportion of revenue generated from sales of services. To date, our sales of services have been minimal, and the sale of services over the Internet has not yet achieved broad market acceptance. The sale of services through the Internet may not achieve broad market acceptance, and, even if it does, we may not achieve significant sales of services.

If we do not develop additional and maintain existing relationships with third parties, we may be unable to increase traffic to our web site

   We depend on relationships with third parties to direct traffic to our web site. Most of these agreements call for the third party to be paid a monthly fee. Some of these relationships require us to pay the third party a percentage of revenue generated from customers who make a purchase after linking through from the third party's web site. Most of these relationships are for terms of six months or less and many of them are cancelable by either party without cause upon limited notice. We must maintain our existing relationships and develop new relationships on terms acceptable to us to continue to increase traffic to our web site. The termination of any of these existing agreements, or the failure to secure similar relationships with new third parties would limit the growth in traffic to our web site or cause it to decline, and would likely impede our ability to attract a large enough customer base to make our business viable. Additionally, we do not know if we will be able to renew any or all of these agreements on acceptable terms.

   Even if we maintain our existing relationships, because most of them have been formed recently and several of them have not yet been fully established, we do not have sufficient historical data to assess accurately whether they will be successful in drawing sufficient traffic to our web site. Any unexpected decline in traffic to the web sites of the third parties with whom we have relationships could have a negative impact on the traffic to our web site.

If we are unable to maintain our relationships on commercially favorable terms with the small number of suppliers of the products we sell, our business will suffer

   We purchase substantially all of our products from only major vendors:
Ingram Micro, TechData, Merisel and United Stationers. For the nine months ended September 30, 1999, approximately 78% of our revenue was derived from sales of products supplied by Ingram Micro.

   We do not typically maintain physical inventory but may do so for scarce resources or when otherwise appropriate. We do not have long-term arrangements with any of our suppliers and transact with them through purchase orders. Our suppliers could:

  . discontinue service to us at any time with little or no notice, in which case we may be unable to obtain alternate supply sources on comparable or acceptable terms;

  . raise prices above the level at which we can profitably sell products to our customers;

  .  establish more favorable pricing structures for our competitors; or

  .  establish strict payment terms that constrain our working capital.

   Any unfavorable action or event concerning our supplier relationships that hinders our ability to fulfill orders quickly, accurately and on competitive terms would harm our business.

We have grown very quickly and if we fail to manage this growth, our ability to increase revenue and achieve profitability will be harmed

   We have rapidly and significantly expanded our operations, and we need to grow quickly in the future. From January 1, 1999 to December 15, 1999, we increased our employee base from 15 to 196. This growth has placed a significant strain on our employees, management systems and other resources and will continue to do so. If we do not manage our growth effectively, our revenue may not grow as we expect, and we may never achieve profitability.

   Effectively managing our expected future growth will require, among other things, that we successfully upgrade our operating systems, improve our management reporting capabilities and strengthen internal controls. For example, we are currently migrating our accounting and control systems to a new software package. We will also need to attract, hire and retain highly skilled and motivated officers and employees. We must also maintain close coordination among our marketing, operations, engineering and accounting departments. We may not succeed in achieving any of these objectives.

Our business will suffer if we are unable to hire and retain highly qualified employees

   Our future success depends on our ability to identify, hire, train and retain highly qualified sales and marketing, technical, managerial and administrative personnel. As we continue to introduce new services, products and features on our web site, and as our customer base and revenue continue to grow, we will need to hire a significant number of qualified personnel. Competition for qualified personnel, especially those with Internet experience, is intense, and we may not be able to attract, train, assimilate or retain qualified personnel in the future. Our failure to attract, train, assimilate and retain qualified personnel could seriously disrupt our operations and could increase our costs as we would be required to use more expensive outside consultants.

Our executive officers and key employees are critical to our business, and these officers and key employees may not remain with us in the future

   Our business and operations are substantially dependent on the performance of our executive officers and key employees, all of whom are employed on an at-will basis and have worked together for only a short period of time. We do not maintain "key person" life insurance on any of our executives other than Glenn Ballman, our founder, President and Chief Executive Officer. The loss of Mr. Ballman or other key executives would likely harm our business.

We will require significant additional capital in the future, which may not be available on suitable terms, or at all

   The expansion and development of our business will require significant additional capital, which we may be unable to obtain on suitable terms, or at all. If we are unable to obtain adequate funding on suitable terms, or at all, we may have to delay, reduce or eliminate some or all of our advertising, marketing, co-branding relationships, engineering efforts, general operations or any other initiatives. We will require substantial additional funds to carry out and expand our planned advertising and marketing activities and to continue to develop and upgrade our technology. During the next 12 months, we expect to meet our cash requirements with existing cash, cash equivalents and the net proceeds from this offering. However, if our capital requirements vary materially from those currently planned, we may require additional funding sooner than anticipated. If we issue convertible debt or equity securities to raise additional funds, our existing stockholders will be diluted.

If we fail to expand our current technology infrastructure, we will be unable to accommodate our anticipated growth

   To be successful, we must continue to increase substantially traffic to our web site and convert web site visitors into customers. Accommodating this potential growth in web site traffic and customer transactions will require us to continue to develop our technology infrastructure. To maintain the necessary technological platform in the future, we must continue to expand and stabilize the performance of our web servers, improve our transaction processing system, optimize the performance of our network servers and ensure the stable performance of our entire network. We may not be successful in our ongoing efforts to upgrade our systems, or if we do successfully upgrade our systems, we may not do so on time and within budget. If we fail to achieve a stable technological platform in time to handle increasing web site traffic or customer order volume, potential customers could be discouraged from using our emarketplace, our reputation could be damaged and our business could be harmed.

The performance of our web site is critical to our business and our reputation

   Any system failure that causes an interruption in the service of our web site or a decrease in its responsiveness could result in reduced user traffic and reduced revenue. Further, prolonged or ongoing performance problems on our web site could damage our reputation and result in the permanent loss of customers to our competitors' web sites. We have occasionally experienced system interruptions that have made our web site totally unavailable, slowed its response time or prevented us from efficiently fulfilling orders, and these problems may occur again in the future.

   In April 1999, we entered into an agreement with Exodus Communications to maintain all of our web servers and database servers at Exodus's Seattle location. Our operations depend on Exodus's ability to protect its and our systems against damage from fire, power loss, water damage, telecommunications failures, vandalism and similar unexpected adverse events. Any disruption in the services provided by Exodus could severely disrupt our operations. Our backup systems may not be sufficient to prevent major interruptions to our operations, and we do not have a formal disaster recovery plan. We may not have sufficient business interruption insurance to cover losses from major interruptions.

   Our customers and visitors to our web site depend on their own Internet service providers, online service providers and other web site operators for access to the Onvia.com web site. Each of these providers has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

We expect to engage in future acquisitions or investments, which may harm our operating results

   Although we have no current agreements relating to acquisitions or investments in other companies, we expect in the future to make acquisitions or investments designed to increase our customer base, broaden our offerings and expand our technology platform. We have not made acquisitions or investments in the past, and therefore our ability to conduct acquisitions and investments is unproven. If we fail to evaluate and to execute successfully acquisitions or investments, they may seriously harm our business. To complete successfully an acquisition, we must:

  .  properly evaluate the technology;

  . accurately forecast the financial impact of the transaction, including accounting charges and transaction expenses;

  .  integrate and retain personnel;

  .  combine potentially different corporate cultures; and

  . effectively integrate services and products and technology, sales, marketing and support operations.

   If we fail to do any of these, we may suffer losses or our management may be distracted from our day-to-day operations. In addition, if we conduct acquisitions using convertible debt or equity securities, existing stockholders may be diluted, which could affect the market price of our stock.

We may be harmed by issues related to the "Year 2000" problem

   Many computer programs have been written using two digits rather than four digits to define the applicable year. This could pose a problem at the end of the century because these computer programs may recognize a date using "00" as the year 1900, rather than the year 2000. This in turn could result in major system failures or miscalculations and is generally referred to as the Year 2000 problem.

   As an e-commerce company, we are dependent, to a very substantial degree, on the proper functioning of our computer systems and on those of all of our customers and suppliers. Any problems associated with the Year 2000 problem that impede our systems or those of our customers or suppliers could seriously harm our business.

   Although we have made an assessment of our Year 2000 state of readiness and have made the changes we consider necessary, we may experience significant unanticipated problems caused by undetected errors or defects. We also cannot assure that customers will be able to access our web site without serious disruptions arising from the Year 2000 problem. Given the pervasive nature of the Year 2000 problem, we cannot assure that disruptions will not occur to the Internet as a whole or to specific industries or market segments in the entire economy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Impact of Year 2000."

Our services and products depend upon the continued availability of licensed technology from third parties

   We license and will continue to license technology integral to our services and products from third parties. If we are unable to acquire or retain key third-party product licenses or integrate the related third-party products into our services and products, our service and product development may be delayed. We also expect to require new licenses in the future as our business grows and technology evolves. We may not be able to obtain these licenses on commercially reasonable terms, if at all.

If we expand our international sales and marketing activities, our business will be susceptible to numerous risks associated with international operations

   We intend to expand our international operations and hire additional personnel abroad. Therefore, we may commit significant resources to expand our international sales and marketing activities. If successful, we will be subject to a number of risks associated with international business activities. These risks generally include:

  .  currency exchange rate fluctuations;

  .  seasonal fluctuations in purchasing patterns;

  .  unexpected changes in regulatory requirements;

  .  tariffs, export controls and other trade barriers;

  . longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

  .  difficulties in managing and staffing international operations;

  . potentially adverse tax consequences, including restrictions on the repatriation of earnings;

  .  burdens of complying with a wide variety of foreign laws;

  .  risks related to the recent global economic turbulence; and

  .  political instability.

Risks Related to the Internet and Our Industry

We will not be able to grow our business unless small businesses increase their use of the Internet to conduct commerce and the Internet is able to support the demands of this growth

   Our success depends on the increasing use of the Internet by small businesses. If use of the Internet as a medium for consumer and business communications and commerce does not continue to increase, demand for our services and products will be limited and our financial results will suffer.

   Even if small businesses increase their use of the Internet, the Internet infrastructure may not be able to support the demands of this growth. The Internet infrastructure must be continually improved and expanded in order to alleviate overloading and congestion. If the Internet's infrastructure is not improved or expanded, the Internet's performance and reliability will be degraded. Internet users may experience service interruptions as a result of outages and other delays occurring throughout the Internet. Frequent outages or delays may cause consumers and businesses to slow or stop their use of the Internet as a transaction-based medium.

We may not be able to keep up with rapid technological and industry changes

   The Internet and online commerce markets are characterized by rapid technological change, frequent introductions of new or enhanced hardware and software products, evolving industry standards and changes in customer preferences and requirements. We may not be able to keep up with any of these or other rapid technological changes, and if we do not, our business will be harmed. These changes and the emergence of new industry standards and practices could render our existing web site and operational infrastructure obsolete. The widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our operating practices or infrastructure. To be successful, we must enhance our web site responsiveness, functionality and features, acquire and license leading technologies, enhance our existing service and product offerings, and respond to technological advances and emerging industry standards and practices in a timely and cost effective manner.

Our network and software are vulnerable to security breaches and similar threats which could result in our liability for damages and harm our reputation

   Our network infrastructure is vulnerable to computer viruses, break-ins, network attacks and similar disruptive problems. This could result in our liability for damages, and our reputation could suffer, thus deterring potential customers from transacting with us. Security problems caused by third parties could lead to interruptions and delays or to the cessation of service to our customers. Furthermore, inappropriate use of the network by third parties could also jeopardize the security of confidential information stored in our computer systems.

   In July 1999, our former web site in Canada, MegaDepot.com, was subject to a security breach in which an outside party was able to gain access to the private account information, including credit card numbers, of some of our customers. This security breach occurred when we inadvertently provided a few of our customers with the URL link to our internal database, and also inadvertently left the password protection for our internal database turned off. Information about this security breach was forwarded to a newspaper reporter in Toronto, Canada, prior to our becoming aware of the breach. This resulted in negative publicity concerning our former web site for several days in several Canadian newspapers. Even though we have taken steps to prevent the recurrence of this specific security breach, a security breach could occur again in the future.

   We intend to continue to implement industry-standard security measures, but we cannot assure you that the measures we implement will not be circumvented. The costs and resources required to alleviate security problems may result in interruptions, delays or cessation of service to our customers, which could harm our business.

Future regulations could be enacted that either directly restrict our business or indirectly impact our business by limiting the growth of e-commerce

   As e-commerce evolves, federal, state and foreign agencies could adopt regulations covering issues such as privacy, content and taxation of services and products. If enacted, government regulations could limit the market for our services and products. Although many regulations might not apply to our business directly, we expect that laws regulating the collection or processing of personal or consumer information could indirectly affect our business. It is possible that legislation could expose companies involved in e-commerce to liability, which could limit the growth of e-commerce generally. Legislation could hinder the growth in Internet use and decrease its acceptance as a medium for communication and commerce.

Risks Related to Our Offering

You may not be able to resell your stock at or above the initial public offering price

   Before this offering, there has not been a public trading market for our common stock, and an active trading market for our common stock may not develop or be sustained after this offering. For this reason and for various other reasons listed throughout these risk factors, the market price of our common stock may decline below the initial public offering price. The initial public offering price will be determined by negotiations between the representatives of the underwriters and us. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

Our stock price may be volatile

   The stock market and specifically the stock prices of Internet-related companies have been very volatile. This broad market and industry volatility may reduce the price of our common stock, without regard to our operating performance. Due to this volatility, the market price of our common stock could significantly decrease.

Our principal stockholders, officers and directors will own a controlling interest in our voting stock

   Upon completion of this offering, our officers, directors and stockholders with greater than 5% holdings will, in the aggregate, beneficially own
approximately     % of our outstanding common stock. As a result, these
stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

  .  election of our board of directors;

  .  removal of any of our directors;

  .  amendment of our certificate of incorporation or bylaws; and

  . adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

   These stockholders will thus have substantial influence over our management and our affairs. Accordingly, this concentration of ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation involving us, or discouraging a potential acquiror from making a tender offer for our shares, thereby causing our stock price to decline.

Substantial future sales of shares may impact the market price of our common stock

   If our stockholders sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants, the market price of our common stock may fall. Such sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. See "Shares Eligible for Future Sale."

We have broad discretion in using the proceeds from this offering, which may increase the risk that the proceeds will not be applied effectively

   The net proceeds of this offering are not allocated for specific purposes. We will have broad discretion in determining how to spend the proceeds of this offering and may spend proceeds in a manner that our stockholders may not deem desirable. We cannot assure you that our investments will yield favorable returns or results. See "Use of Proceeds."

You will experience immediate and substantial dilution

   The initial public offering price of our common stock is substantially higher than the book value per share of the outstanding common stock immediately after this offering. At the estimated initial public offering price
of $      per share, dilution to new investors will be $     per share.
Accordingly, if you purchase shares of our common stock in this offering, you will suffer immediate and substantial dilution.

We have implemented anti-takeover provisions that may discourage takeover attempts and depress the market price of our stock

   Provisions of our amended and restated certificate of incorporation and by-laws, provisions of Delaware law as well as a stockholders' rights plan we intend to adopt before the closing of this offering, will make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. See "Description of Capital Stock" for a discussion of such anti-takeover provisions.

We do not intend to pay dividends, you will not receive funds without selling shares and you may lose the entire amount of your investment

   We have never declared or paid any cash dividends on our capital stock and do not intend to pay dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, you will not receive any funds without selling your shares. We further cannot assure you that you will receive a return on your investment when you sell your shares or that you will not lose the entire amount of your investment.

               YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS

   Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and in other sections of this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These factors are described in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of this prospectus.

   In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other comparable terminology.

   Although we believe that the expectations reflected in the forward-looking statements are reasonable as of the date of this prospectus, we cannot guarantee future results, levels of activity, performance or achievements.

                                USE OF PROCEEDS

   We estimate that our net proceeds from the sale of the      shares of common
stock we are offering will be $     million, assuming an initial public
offering price of $     per share and after deducting the estimated
underwriting discounts and commissions and estimated offering expenses. If the underwriters' over-allotment option is exercised in full, we estimate that our
net proceeds will be approximately $     million.

   The principal purposes of this offering are to increase our working capital, fund our operating expenses, create a public market for our common stock, facilitate our future access to the public capital markets and fund potential acquisitions. We have no current agreements relating to any acquisitions or investments.

   We will retain broad discretion in allocating the net proceeds of this offering. Pending the use of the net proceeds, we will invest them in short-term, interest-bearing, investment grade securities.

                                DIVIDEND POLICY

   We have never declared or paid dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any dividends in the foreseeable future. Our existing borrowing agreements prohibit the payment of dividends.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of September 30, 1999:

  .  on an actual basis;

  . on a pro forma basis after giving effect to the conversion of all outstanding shares of preferred stock into common stock and the exercise of warrants to purchase 384,624 shares of common stock which will expire if not exercised prior to this offering; and

  .  on a pro forma as adjusted basis after giving effect to our receipt of
     the net proceeds from the sale of           shares of common stock in
     this offering at an assumed initial public offering price of $    per
     share.

   This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included elsewhere in this prospectus.

                                                    As of September 30, 1999
                                                   ----------------------------
                                                                         Pro
                                                               Pro     Forma As
                                                    Actual    Forma    Adjusted
                                                   --------  --------  --------
                                                     (in thousands, except
                                                          share data)
Long-term debt...................................  $  5,465  $  5,465  $  5,465
Stockholders' equity:
Convertible preferred stock, par value $
 per share; shares authorized:
 20,000,000 actual and 15,000,000 pro forma and
 pro forma as adjusted; shares outstanding:
 17,381,833 actual and none pro forma and
 pro forma as adjusted...........................    37,695       --
Common stock, par value $       per share; shares
 authorized: 62,000,000 actual and 150,000,000
 pro forma and pro forma as adjusted; shares
 outstanding: 12,024,232 actual, 29,790,689 pro
 forma and               pro forma as adjusted...     5,391    43,087
Unearned stock compensation......................    (3,203)   (3,203)   (3,203)
Accumulated deficit..............................   (17,005)  (17,005)  (17,005)
                                                   --------  --------  --------
 Total stockholders' equity......................    22,878    22,879
                                                   --------  --------  --------
  Total capitalization...........................  $ 28,343  $ 28,344  $
                                                   ========  ========  ========

   This table excludes the following shares:

  . 631,319 shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.85 per share;

  . 4,478,016 shares issuable upon exercise of outstanding options at a weighted average exercise price of $0.30 per share;

  . 4,008,872 shares of common stock available for future grant under our 1999 stock option plan;

  . 300,000 shares of common stock available for issuance under our 2000 directors' stock option plan;

  . 300,000 shares of common stock available for issuance under our 2000 employee stock purchase plan; and

  .  1,689,701 shares of Series C preferred stock issued in December 1999.

                                    DILUTION

   Our pro forma net tangible book value as of September 30, 1999 was $22.9 million, or approximately $0.78 per share. Pro forma net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the number of shares of common stock outstanding. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of common stock immediately after the completion of this offering, assuming the conversion of all outstanding shares of preferred stock into common stock and the exercise of warrants to purchase 384,624 shares of common stock which will expire if not exercised prior to this offering. After giving effect to the sale
of the          shares of common stock in this offering at an assumed initial
public offering price of $          per share and after deducting estimated
underwriting discounts and commissions and estimated offering expenses, our net
tangible book value at September 30, 1999 would have been $         million, or
approximately $             per share. This represents an immediate increase in
net tangible book value of $        per share to existing stockholders and
immediate dilution of $        per share to new investors purchasing shares in
this offering. The following table illustrates this dilution on a per share basis:

   Assumed initial public offering price per share..................        $
     Pro forma net tangible book value per share as of September 30,
      1999..........................................................  $0.78
     Increase per share attributable to new investors...............
                                                                      -----
   Net tangible book value per share after this offering............
                                                                            ---
   Dilution per share to new investors..............................        $
                                                                            ===

   The following table sets forth, as of September 30, 1999, the differences between the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and by new investors:

                               Shares Purchased     Total Consideration    Average
                             --------------------- ----------------------   Price
                               Number   Percentage   Amount    Percentage Per Share
                             ---------- ---------- ----------- ---------- ---------
   Existing stockholders ..  29,406,065        %   $36,593,423        %     $1.24
   New investors...........
                             ----------   -----    -----------   -----      -----
     Total.................               100.0%   $             100.0%
                             ==========   =====    ===========   =====

   The above table excludes the following shares:

  . 631,319 shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.85 per share;

  . 384,624 shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.005 per share that expire if not exercised prior to the closing of this offering;

  . 4,478,016 shares issuable upon exercise of outstanding options at a weighted average exercise price of $0.30 per share;

  . 4,008,872 shares of common stock available for future grant under our 1999 stock option plan;

  . 300,000 shares of common stock available for issuance under our 2000 directors' stock option plan;

  . 300,000 shares of common stock available for issuance under our 2000 employee stock purchase plan;

  .  1,689,701 shares of Series C preferred stock issued in December 1999.

                      SELECTED CONSOLIDATED FINANCIAL DATA

   This section presents our historical financial data. You should read the following selected consolidated financial data in conjunction with our consolidated financial statements and the related notes and with Management's Discussion and Analysis of Financial Condition and Results of Operations included in this prospectus. The selected data in this section is not intended to replace the financial statements.

   The consolidated statements of operations data set forth below for the period from March 25, 1997 (inception) to December 31, 1997, the year ended December 31, 1998 and the nine months ended September 30, 1999 and consolidated balance sheet data as of December 31, 1998 and September 30, 1999 have been derived from our audited financial statements included elsewhere in this prospectus, which have been audited by Deloitte & Touche LLP. The consolidated balance sheet data as of December 31, 1997 have been derived from our audited financial statements not included in this prospectus. The consolidated statements of operations data for the nine months ended September 30, 1998 are derived from our unaudited consolidated financial statements which, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of our results of operations and financial position. The historical results do not necessarily indicate the results you should expect in any future period.

                              March 25,
                                 1997
                             (inception)                  Nine Months Ended
                                  to       Year Ended       September 30,
                             December 31, December 31, ------------------------
                                 1997         1998       1998         1999
                             ------------ ------------ ---------  -------------
Consolidated Statements of
 Operations Data:
Revenue....................   $  62,174    $1,037,271  $ 653,232  $ 13,168,472
Cost of goods sold.........      46,894     1,082,448    608,691    15,708,812
                              ---------    ----------  ---------  ------------
Gross margin...............      15,280       (45,177)    44,541    (2,540,340)
Operating expenses:
 Sales and marketing.......      41,321       206,436     74,646     6,320,734
 Technology and
  development..............      12,707       191,968     97,123     2,576,634
 General and
  administrative...........      91,624       224,941    151,612     2,725,017
 Amortization of unearned
  stock-based
  compensation.............         --            --         --      1,714,252
                              ---------    ----------  ---------  ------------
   Total operating
    expenses...............     145,652       623,345    323,381    13,336,637
                              ---------    ----------  ---------  ------------
Loss from operations.......    (130,372)     (668,522)  (278,840)  (15,876,977)
Interest expense, net......         --         (3,608)    (2,039)     (325,372)
                              ---------    ----------  ---------  ------------
Net loss...................   $(130,372)   $ (672,130) $(280,879) $(16,202,349)
                              =========    ==========  =========  ============
Basic and diluted net loss
 per common share..........   $   (0.03)   $    (0.17) $   (0.07) $      (2.84)
                              =========    ==========  =========  ============
Basic and diluted weighted
 average shares
 outstanding...............   4,000,400     4,000,400  4,000,400     5,695,076
                              =========    ==========  =========  ============
                                   December 31,
                             -------------------------            September 30,
                                 1997         1998                    1999
                             ------------ ------------            -------------
Consolidated Balance Sheet
 Data:
Cash and cash equivalents..   $   5,607    $   44,659             $ 26,036,867
Working (deficit) capital..    (120,302)     (813,357)              22,544,115
Total assets...............      11,910       180,072               38,198,858
Long-term debt.............         --            --                 5,464,670
Total stockholders'
 (deficit) equity..........    (120,302)     (792,432)              22,877,721

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   You should read the following discussion and analysis together with our consolidated financial statements, including the notes, appearing elsewhere in this prospectus. Some information contained in the discussion and analysis set forth below and elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risk and uncertainties. See "Risk Factors" for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in this prospectus.

Overview

   We are the leading business-to-business emarketplace for small business buyers and sellers. Since inception, we have devoted our resources to expanding our technology infrastructure, incorporating new services and products into our emarketplace, attracting suppliers and acquiring new customers. In particular, during this period we developed the infrastructure that allows us to integrate our systems with those of our suppliers. This enables us to monitor inventory levels and prices from multiple suppliers, thereby facilitating an efficient order process. Our operations are currently focused in the United States and Canada. Our Canadian operations consist primarily of sales and marketing personnel. See note 10 of the notes to our consolidated financial statements for segment information relating to our U.S. and Canadian operations.

 Our Sources of Revenue

   We generate revenue from product sales and fees from sales of services. Through September 30, 1999, we have derived substantially all of our revenue from product sales. Product revenue includes sales of computer hardware and software and other office machines and products. Product revenue is reported as the aggregate value of the products we sell and is recognized upon receipt by the customer. Orders are initiated directly from our customers through our web site. We take title to products from shipment until receipt by the customer and assume economic risk related to collections, customer service and returns. Product orders are received on our web site, forwarded to a specific supplier based on product availability and price and then shipped directly to our customers with Onvia.com packaging. We do not typically maintain physical inventory but may do so for scarce resources or when otherwise appropriate. We have fulfillment relationships with several large suppliers, such as Ingram Micro, Merisel, TechData and United Stationers.

   One of our important strategies is to encourage our customers to begin to participate more actively in our service offerings, such as long distance and cellular phone services, credit card processing and payroll services, and custom services that can be obtained through our request for quote program. Because of the insignificant costs of goods sold associated with these services, which are primarily commission-based, they carry significantly higher margins. As a result, if we are successful in our strategy, we anticipate that gross margin from service revenue will account for a greater portion of total gross margin in the future.

 Our Costs and Expenses

   Cost of goods sold primarily consists of the cost of products sold to customers, shipping charges and credit card fees. We acquire customers and drive traffic to our web site in part by offering our customers competitive prices, in some cases below cost and often with shipping discounts. We intend to use competitive pricing to attract customers. As a result of our aggressive customer acquisition strategies, we had a negative gross margin for the nine-month period ended September 30, 1999. However, one of our primary strategies is to increase sales of higher-margin services. To the extent we are successful in this strategy, we expect our gross margins to increase.

   A substantial proportion of our total operating expenses in the nine months ended September 30, 1999 was related to marketing and advertising programs designed to build our brand and drive customer acquisition. We believe that our future growth will depend on our ability to increase brand awareness and establish a large and sustainable customer base. As a result, we expect that sales and marketing expenses will increase significantly and continue to account for a significant portion of our total operating expenses. In addition, we believe that we must continue to expand our service and product offerings if we are to become the primary purchasing hub for small businesses. We also plan to invest significantly in technology and development. As a result, we anticipate increasing losses for at least the next twelve months. We have incurred net losses and negative operating cash flow in each quarterly period since our inception, and, as of September 30, 1999, our accumulated deficit was $17.0 million.

 Amortization of Unearned Stock-based Compensation

   We record unearned stock-based compensation in connection with the grant of stock options and other equity instruments. This charge represents the difference between the deemed value of our common stock for accounting purposes and the exercise price of the options or sale price of other equity instruments. This amount is presented as a reduction of stockholders' equity and is amortized on an accelerated basis over the vesting period of the option, typically four years. In addition, we have issued securities to some non-employees which vest over various service periods. The charge related to these securities is variable and is recorded as the securities vest. At September 30, 1999, unearned stock-based compensation was $3.2 million, and we amortized $1.7 million of stock-based compensation expense in the nine months ended September 30, 1999.

Results of Operations

   In view of the rapidly changing nature of our business and our limited operating history, we believe that a historical comparison of revenue and operating results is not necessarily meaningful and should not be relied upon as an indication of future performance. This is particularly true of companies such as ours that operate in new and rapidly evolving markets. As a result, our prospects must be considered in light of the risks, expenses and difficulties encountered by companies in their early state of development, particularly companies in new and rapidly evolving markets, such as ours. See "Risk Factors" for a more complete description of the many risks we face.

 Quarterly Results of Operations

   The following table sets forth our consolidated statement of operations data for the three quarters ended September 30, 1999. This information has been derived from our unaudited financial statements which, in the opinion of management, include all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information in accordance with generally accepted accounting principles. The results of operations for any quarter should not be deemed necessarily indicative of the results of operations for any future period.

                                                        Quarter Ended
                                                  ---------------------------
                                                             June
                                                  March 31,   30,     Sept.
                                                    1999     1999    30, 1999
                                                  --------- -------  --------
                                                        (in thousands)
   Revenue.......................................  $ 1,476  $ 3,565  $  8,128
   Cost of goods sold............................    1,826    4,226     9,657
                                                   -------  -------  --------
   Gross margin..................................     (350)    (661)   (1,529)
   Operating expenses:
     Sales and marketing.........................      163    1,150     5,008
     Technology and development..................       75      361     2,141
     General and administrative..................      506      970     1,249
     Amortization of unearned stock-based
      compensation...............................      431      759       524
                                                   -------  -------  --------
   Total operating expenses......................    1,175    3,240     8,922
                                                   -------  -------  --------
   Loss from operations..........................   (1,525)  (3,901)  (10,451)
   Interest income (expense), net................      (75)     124      (374)
                                                   -------  -------  --------
   Net loss......................................  $(1,600) $(3,777) $(10,825)
                                                   =======  =======  ========

 Revenue

   Revenue increased sequentially on a quarterly basis from $1.5 million for the quarter ended March 31, 1999 to $8.1 million for the quarter ended September 30, 1999. Growth in revenue was primarily attributable to increased sales of products to new and existing customers.

 Cost of Goods Sold

   Cost of goods sold increased in each quarter from $1.8 million for the quarter ended March 31, 1999 to $9.7 million for the quarter ended September 30, 1999. The increases in cost of goods sold were attributable almost entirely to the corresponding increases in revenue during the respective periods. In addition, we have sold many products, inclusive of shipping, at prices at or below cost to attract customers. As a result, we continued to experience negative gross margins during this period. However, gross margin improved from negative 24% for the quarter ended March 31, 1999 to negative 19% for the quarter ended September 30, 1999. We expect to continue to experience negative gross margins for the foreseeable future.

 Sales and Marketing

   Sales and marketing expenses consist primarily of advertising, including payments related to our co-branding relationships, and salaries and related costs of personnel. Sales and marketing expenses increased in each quarter from $163,000 for the quarter ended March 31, 1999 to $5.0 million for the quarter ended September 30, 1999. The increases in sales and marketing expenses were due primarily to higher advertising expenses and increases in advertising and marketing personnel. In particular, we launched a major advertising campaign and initiated numerous co-branding relationships during the second and third quarters of 1999. We anticipate that sales and marketing expenses will increase significantly in absolute dollars for the foreseeable future, particularly in the near term, as we implement new advertising, branding and marketing campaigns.

 Technology and Development

   Technology and development expenses consist primarily of fees paid to third parties for consulting services, salaries and related costs of engineering and operations personnel and amortization of costs for purchased software. Technology and development expenses increased in each quarter from $75,000 for the quarter ended March 31, 1999 to $2.1 million for the quarter ended September 30, 1999. The increases in technology and development expenses were due primarily to a large consulting project we initiated to enhance our information systems and related architecture. We expect technology and development expenses to increase in absolute dollars for the foreseeable future as we hire additional personnel and incur consulting costs to enhance and upgrade our technology infrastructure.

 General and Administrative

   General and administrative expenses consist primarily of salaries, recruiting and related costs for general corporate functions including executive, accounting and administrative personnel, lease expenses, professional fees including legal expenses, facilities costs and other miscellaneous general corporate expenses. General and administrative expenses increased in each quarter from $506,000 for the quarter ended March 31, 1999 to $1.2 million for the quarter ended September 30, 1999. Increases in general and administrative expenses were primarily attributable to the increase in administrative personnel and higher office occupancy costs associated with our new lease. We expect to incur higher general and administrative expenses as we hire additional personnel and incur additional costs to support our growth and our obligations as a public company.

 Amortization of Unearned Stock-based Compensation

   Amortization of unearned stock-based compensation was $431,000 in the quarter ended March 31, 1999, $759,000 in the quarter ended June 30, 1999 and $524,000 in the quarter ended September 30, 1999. Unearned stock-based compensation resulted from the issuance of options and non-vested common stock to employees and non-employees. Additionally, based on the options granted through September 30, 1999, we expect to record additional unearned stock-based compensation after September 30, 1999.

 Interest Income (Expense), Net

   Interest income (expense), net typically consists of interest income earned on average cash balances, offset by interest expense on outstanding convertible notes and subordinated debt. Interest expense increased significantly in the quarter ended September 30, 1999 due primarily to higher interest expense on equipment loans and subordinated debt.

Nine Months Ended September 30, 1998 and 1999

 Revenue

   Revenue increased from $653,000 for the nine months ended September 30, 1998 to $13.2 million for the nine months ended September 30, 1999. Growth in revenue was primarily attributable to increased product sales to new and existing customers.

 Cost of Goods Sold

   Cost of goods sold increased from $609,000 for the nine months ended September 30, 1998 to $15.7 million for the nine months ended September 30, 1999. The increase in cost of goods sold was attributable almost entirely to the corresponding increase in revenue during the respective periods.

 Sales and Marketing

   Sales and marketing expenses increased from $75,000 for the nine months ended September 30, 1998 to $6.3 million for the nine months ended September 30, 1999, due primarily to higher advertising expenses associated with the launch of a major advertising campaign, the initiation of numerous co-branding relationships and increases in advertising and marketing personnel.

 Technology and Development

   Technology and development expenses increased from $97,000 for the nine months ended September 30, 1998 to $2.6 million for the nine months ended September 30, 1999. This increase was primarily due to a large consulting project we initiated in the third quarter of 1999 to enhance our information systems and related architecture and to increases in technology and development personnel.

 General and Administrative

   General and administrative expenses increased from $152,000 for the nine months ended September 30, 1998 to $2.7 million for the nine months ended September 30, 1999. This increase in general and administrative expenses was primarily attributable to the increase in administrative personnel and higher office occupancy expenses related to the relocation to our new corporate offices.

 Amortization of Unearned Stock-based Compensation

   We had no amortization of unearned stock-based compensation for the nine months ended September 30, 1998, and amortization of unearned stock-based compensation was $1.7 million for the nine months ended September 30, 1999. This increase was due to the issuance of options and non-vested common stock to employees and non-employees.

 Interest Income (Expense), Net

   Interest income (expense), net increased from ($2,000) for the nine months ended September 30, 1998 to ($325,000) for the nine months ended September 30, 1999. This net increase was primarily attributable to higher outstanding amounts on convertible notes, subordinated debt and equipment loans.

 Provision for Income Taxes

   We incurred net operating losses from inception through September 30, 1999, and therefore have not recorded a provision for income taxes. We have recorded a valuation allowance for the full amount of our net deferred tax assets, as the future realization of the tax benefit is not currently likely. As of September 30, 1999, we had net operating loss carryforwards of $16.8 million. These loss carryforwards are available to reduce future taxable income and expire at various dates beginning in 2017 through 2019. Under the provisions of the Internal Revenue Code, certain substantial changes in our ownership may limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset taxable income.

Inception to December 31, 1997 and Year Ended December 31, 1998

 Revenue

   Revenue increased from $62,000 in 1997 to $1.0 million in 1998. Growth in revenue was attributable to increased sales of products to new and existing customers.

 Cost of Goods Sold

   Cost of goods sold increased from $47,000 in 1997 to $1.1 million in 1998. The increase in cost of goods sold was attributable to an increase in product sales during the respective periods.

 Sales and Marketing

   Sales and marketing expenses increased from $41,000 in 1997 to $206,000 in 1998. This increase was primarily due to the hiring of additional sales and marketing personnel.

 Technology and Development

   Technology and development expenses increased from $13,000 in 1997 to $192,000 in 1998. This increase was primarily attributable to the hiring of technology and development personnel.

 General and Administrative

   General and administrative expenses increased from $92,000 in 1997 to $225,000 in 1998. This increase in general and administrative expenses was primarily attributable to the increase in administrative personnel and general corporate expenses.

 Interest Income (Expense), Net

   We had no interest income (expense), net in 1997 and interest expense of $4,000 in 1998. The increase was due to the issuance of convertible notes in 1998.

Liquidity and Capital Resources

   Since our inception, we have financed our operations primarily through the issuance of equity and debt securities and, during 1998, through advances from SunCommerce Corporation, a web hosting company co-owned by Glenn Ballman, our founder, President and Chief Executive Officer. Through September 30, 1999, equity issuances have yielded gross proceeds of $36.5 million. In December 1999, we issued 1,689,701 shares of Series C preferred stock, resulting in gross proceeds to us of $23.2 million. Additionally, we have issued subordinated notes and have entered into capital equipment term loans to finance our operations. As of September 30, 1999, we had $26.0 million of cash and cash equivalents on hand and $9.2 million outstanding under existing subordinated debt and equipment loans. See note 4 of the notes to our consolidated financial statements for more information on outstanding long-term debt.

   Net cash used in operating activities totaled $10.7 million for the nine months ended September 30, 1999 and approximately $276,000 in 1998. Net cash provided by operating activities totaled approximately $6,000 in 1997. Net cash used in operating activities for the nine months ended September 30, 1999 was primarily attributable to net operating losses, increases in prepaid expenses and other assets, partially offset by non-cash charges and increases in accounts payable and accrued expenses. Net cash used in operating activities in 1998 was primarily attributable to net operating losses partially offset by increases in accounts payable and accrued expenses. Net cash provided by operating activities in 1997 was primarily attributable to net operating losses offset by increases in accrued expenses.

   Net cash used in investing activities totaled $4.1 million for the nine months ended September 30, 1999 and approximately $23,000 for the year ended December 31, 1998. We did not use or generate any funds from investing activities in 1997. Net cash used in investment activities for the nine months ended September 30, 1999 and in 1998 related primarily to the acquisition of computer hardware and software and other equipment.

   Net cash provided by financing activities totaled $40.9 million for the nine months ended September 30, 1999 and approximately $344,000 in 1998. Net cash provided by financing activities for the nine months ended September 30, 1999 was primarily attributable to the sale of equity securities and proceeds from long-term borrowings. Net cash provided by financing activities in 1998 was attributable to proceeds from the issuance of convertible debt. We generated insignificant cash in 1997 from the sale of common stock.

   We believe that the net proceeds from this offering and the issuance of Series C preferred stock, together with existing cash and cash equivalents, will be sufficient to satisfy our cash requirements for at least the next 12 months. Depending on our growth rate and cash requirements, we may require additional equity or debt financing to meet future working capital needs, which may have a dilutive effect on our then current stockholders. We cannot assure you that additional financing will be available or, if available, that such financing can be obtained on satisfactory terms.

Quantitative and Qualitative Disclosures About Market Risk

   Due to the operations of our wholly-owned subsidiary in Canada, our results of operations, financial position and cash flows can be materially affected by changes in the relative values of the Canadian dollar to the U.S. dollar. However, due to the relative stability of these two currencies in relation to one another, our past results of operations have not been materially affected by fluctuations in exchange rates. We do not use derivative financial instruments to limit our foreign currency risk exposure.

   Our investments are classified as cash and cash equivalents with original maturities of three months or less. As of September 30, 1999, we consider the reported amounts of these investments to be reasonable approximations of their fair values. Therefore, changes in the market interest rates will not have a material impact on our financial position. Through September 30, 1999, our interest expense was not sensitive to the general level of U.S. interest rates because all of our debt arrangements were based on fixed interest rates.

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, or SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133, which will be effective for us for the fiscal years and quarters beginning after June 15, 2000, requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. We do not expect the potential effect of adopting the provisions of SFAS No. 133 to have a significant impact on our financial position, results of operations and cash flows.

Impact of Year 2000

   Many computers, software and other equipment are coded to accept or recognize only two-digit entries in the date code field and thus can not distinguish 21st century dates from 20th century dates. Due to this design decision, some of these systems could fail to operate or fail to produce correct results if "00" is interpreted to mean 1900, rather than 2000. As a result, many companies' software and computer systems may need to be upgraded or replaced to comply with Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities. We are exposed to the risk that the systems on which we depend, plus those of our suppliers, customers and the Internet as a whole, are not Year 2000 compliant.

 State of Readiness

   The Year 2000 problem may affect the network infrastructure, computers, software and other equipment that we use, operate or maintain for our operations. The key milestones to our Year 2000 program have been internal and external assessment and testing. We have substantially completed both our internal and external Year 2000 compliance assessment. We believe that we have identified and reviewed substantially all of the internally and externally developed software that supports the development and delivery of our services and products or is necessary to maintain our normal operating functions. We have substantially completed our assessment of this software and have made the changes we consider necessary. We are also assessing the potential effect and costs of remediating the Year 2000 problem on our office equipment and facilities but are not aware of any significant operational Year 2000 issues or costs associated with our non-information technology systems. However, we may experience significant unanticipated problems and costs caused by undetected errors or defects in the technology used in these systems.

 Costs to Address Year 2000 Issues

   We estimate the total cost of completing any required assessments, modifications, upgrades or testing of our internal systems will not exceed $100,000, all of which will be incurred during 1999. Most of these expenses are related to the operating costs associated with time spent by employees in the evaluation process and Year 2000 compliance matters. If future expenses related to Year 2000 compliance are higher than anticipated, this could harm our business.

 Most Reasonably Likely Worst Case Scenarios

   A business disruption caused by the Year 2000 problem could interrupt our operations and damage our relationships with our customers. An internal disruption unique to us could give our competitors a comparative advantage. Failure of our internal systems to be Year 2000 ready could delay order processing as well as hinder the functionality of our web site and could require us to devote significant resources to correcting such problems. Further, our customers' purchasing plans could be affected by Year 2000 preparation and remediation of the need to expend significant resources to fix their existing systems.

   Based on the activities described above, we do not believe that the Year 2000 problem will significantly harm our business, without taking into account our efforts to avoid or fix such problems. In addition, we have not deferred any material information technology projects, nor equipment purchases, as a result of our Year 2000 problem activities.

 Contingency Plans

   As discussed above, we are engaged in an ongoing Year 2000 assessment and have substantially completed this assessment. We have not developed a Year 2000 specific contingency plan. If Year 2000 compliance issues are discovered, we then will evaluate the need for contingency plans relating to such issues. If the need arises, the cost of implementing any of these contingency plans could harm our business.

                                    BUSINESS

Overview

   We are the leading business-to-business emarketplace for small business buyers and sellers. By aggregating a large and targeted audience of small businesses, we provide a new and powerful sales channel for small and large vendors that serve the highly fragmented small business community. Our emarketplace also helps small businesses succeed by providing a single online destination where they can buy services and products, access and exchange valuable information and obtain productivity tools. These mutual benefits reinforce a network effect that increases the value of our emarketplace with the addition of each participant. Our emarketplace has experienced significant growth since it was introduced, and, as of December 21, 1999, we had attracted over nine service suppliers and 1,000 product vendors. In addition, our small business services trading hub, which allows customers to submit requests for quotes from a network of service suppliers, had over 6,500 service suppliers at December 21, 1999.

Industry Background

 The Growth of Business-to-Business E-commerce

   The Internet is fundamentally changing the way businesses interact with other businesses. According to International Data Corporation, or IDC, by 2003 Internet users are expected to reach 510 million users, up from 159 million users at the end of 1998. To capitalize on this potential opportunity, companies of all sizes have adopted Internet strategies to drive revenue, increase efficiencies and reduce costs. Forrester Research estimates that the U.S.-based business-to-business e-commerce market, which encompasses the conduct of electronic transactions over Internet protocols between businesses and their partners and suppliers, is expected to account for more than 90% of the dollar value of e-commerce in the United States by 2003, growing to $1.3 trillion from $109 billion in 1999.

   The growth in business-to-business e-commerce is being fueled in large part by the recurring nature of business needs and transactions, which offers businesses the opportunity to create loyal and valuable long-term relationships with other businesses. Business-to-business e-commerce solutions provide buyers and suppliers with opportunities to increase revenue by reaching a broader customer base and realize operating efficiencies by reducing the costs of accessing information and streamlining complex purchasing and distribution processes. These benefits have spurred the creation of electronic marketplaces, or emarketplaces, that aggregate buyers and sellers in a centralized trading hub. Emarketplaces are most well-suited for large, highly fragmented markets where buyers and sellers have limited access to information and high procurement costs.

 The Growth of Small Business E-commerce

   The small-business market, which we define as businesses with fewer than 100 employees and income-generating home offices, is large and rapidly growing. IDC estimates that by 2002, the North American small business market will grow to
38.5 million businesses from 29.6 million today. Small businesses are increasingly relying on the Internet to access information, communicate and transact commerce. According to Access Media International, by the end of 2002, 75% of small businesses will use the Internet, as compared to 52% at the end of 1999. In addition, IDC estimates that small businesses will account for about $106.8 billion in e-commerce in 2002, increasing from $6.2 billion at the end of 1998.

 The Need for Small Business Emarketplaces

   Several factors are driving the growth in business-to-business e-commerce in the small business market. Currently, small businesses have difficulty in cost-effectively reaching a large percentage of their potential customers through traditional marketing channels, since most small businesses are located outside of major metropolitan areas and possess limited resources. As a result, small businesses are using the Internet to expand significantly their market reach, procure services and products and become more competitive. Additionally, small businesses often have limited time, resources and access to expertise. The Internet addresses these constraints by allowing small businesses to access and exchange information quickly and inexpensively among trading partners.

   Despite the significant growth of small business Internet use, existing Internet-based and software-based offerings targeting this market have not provided a comprehensive solution that addresses the e-commerce and informational needs of small businesses. Web sites that aggregate small business news and information, for example, often do an inadequate job of enabling e-commerce. Similarly, companies with web sites that focus on e-commerce often have limited or inconsistent content offerings. As a result, small businesses are forced to use multiple, distinct web sites to conduct commerce, interact with other businesses and suppliers and obtain targeted, business-specific news and content.

The Onvia.com Solution

   Our emarketplace is designed to help small businesses succeed by providing a single online destination where small businesses can buy and sell services and products, exchange valuable information and access productivity tools. Our emarketplace provides numerous benefits to small business buyers and sellers. Sellers are able to expand cost-effectively their reach and customer base, without incurring the significant sales and marketing costs typically associated with traditional efforts. Because our services and products are dedicated exclusively to small businesses, our emarketplace provides sellers targeted access to the small business market. Ultimately, as we continue to collect information on buyer purchasing patterns, we expect to be able to offer sellers the ability to personalize and target further their service and product offerings.

   Buyers benefit from access to a single source for service, product and price comparisons, helping to drive greater efficiency in the procurement process. Because we offer multiple vendors in most service and product categories, we provide context and choice for small business purchasing decisions. Complementing our broad service and product offerings, we provide small businesses with information, news and business tools to enhance business operations. Using our soon-to-be-introduced seller ratings system, buyers will also be able to discover which sellers have garnered the highest ratings for service and availability. Our news, expert advice and other content also provides resource-constrained small businesses with timely and valuable information and expertise.

   Key elements of our solution include:

  . Comprehensive array of pre-selected services and products and interactive purchasing tools. Our emarketplace offers more than 25,000 products from more than 1,000 manufacturers. In addition, we offer nine critical business services, including Internet access, telecommunications plans, business credit cards and payroll processing. We also offer over 50 services in our request for quote, or RFQ, network. We have selected these services and products based on their ability to meet the specific needs of small businesses. Our interactive purchasing tools, which facilitate real-time service and product comparisons, also help small businesses make more informed purchasing decisions. By providing access to numerous suppliers as well as valuable information, our emarketplace helps small businesses lower their procurement costs and affords greater choice and convenience.

  . Complete on-site transaction processing capabilities. Our emarketplace provides all necessary transaction processing capabilities to allow small businesses to purchase and sell services and products without ever leaving our web site. This feature enables small businesses to accomplish all of their purchasing needs from a single location and to rely on a single source for service- and product-related order tracking and customer support. We also offer multiple transaction processing capabilities. For example, small businesses may purchase commodity services and products based on published selling prices or request quotes for more complex services and products from more than 6,500 companies that sell to small businesses. Because we allow customers to establish personalized accounts, they do not need to enter shipping and billing information each time they transact commerce through our emarketplace. We have implemented these personalized accounts to help maximize our customer retention efforts.

  . Integrated product and service fulfillment. We source products from multiple service providers, such as AT&T Wireless, Qwest, and Verio, and suppliers, such as Ingram Micro, Merisel and Tech Data. Our order processing systems are integrated with those of our service providers and suppliers. This integration allows us to provide our customers with information on service plans and pricing. In addition, we are able to verify product pricing and availability at each of our suppliers' warehouses before forwarding an order for fulfillment, which helps facilitate the timely delivery of products.

  . Efficient small business seller channel. We have designed our emarketplace to aggregate small businesses into a single Internet destination. As a result, our emarketplace provides an efficient distribution channel to help sellers to small businesses reach a very targeted audience. In addition to selling existing services or products through this channel, sellers can use our emarketplace to test market new services and products targeted to small business. As we continue to aggregate buyer information in our emarketplace, we expect to be able to enable sellers to personalize their offerings using our chaperoned access program.

  . Proprietary value-added information and business tools and relationships with leading content providers. In addition to our broad service and product offerings, our emarketplace provides small businesses with proprietary information, news and business tools that enhance the utility of our emarketplace. Our staff of journalists, working in Seattle and Washington, D.C., publishes daily stories and two newsletters tailored to the interests of small businesses. We also offer "how-to" advice and business tools designed to help small businesses enhance their operations. In addition to the content that we develop internally, we provide small businesses additional content from third parties, such as Business 2.0, Business Week, Fast Company and Reuters News Service.

  . Comprehensive customer service and support. We maintain a trained customer service staff, including vendor-certified professionals, that provides multiple levels of customer service, ranging from site usage to post-sales technical support. This provides our customers with a single source for support, allowing them to avoid having to deal individually with the many suppliers from which they purchase services and products. In addition, by providing customer service in-house we maintain a direct relationship with our customers. These services help us maintain high levels of customer satisfaction, foster customer loyalty and tailor our offerings to meet customer needs and preferences.

Strategy

   We intend to continue to enhance our position as the leading business-to-business emarketplace for small businesses. Key elements of our strategy include to:

  . Increase brand awareness and credibility. We believe that we are the first provider of a comprehensive emarketplace providing content, commerce and community for small businesses, and we intend to capitalize on this position. We are committed to becoming the best known and most trusted brand for small businesses on the Internet by investing aggressively using traditional and innovative methods of advertising and promotions. We also intend to continue to align ourselves with well-known, respected brands and enter into only those relationships that are consistent with the Onvia.com brand image. For example, we have developed a co-branding relationship with DowJones.com where we are the exclusive provider of small business services and products on the DowJones.com web site.

  . Aggressively pursue customer acquisition and retention strategies. We seek to drive customer acquisition through a combination of marketing initiatives, continued focus on customer service and the provision of services, products and information that meet our customers' business needs. For example, we intend to continue to establish strategic relationships with major online portals and develop joint marketing arrangements with additional small business associations. In addition, we intend to increase our customer base through direct advertising campaigns, co-branding initiatives with leading web sites that cater to small businesses and viral-marketing programs. By continuously enhancing and syndicating our service, product and information offerings, we seek to expand our customer base and encourage repeat use of our emarketplace.

  . Become a single source for all small business needs. We intend to become a single source for all small business needs by continuing to expand our service, product and information offerings and the functionality of our web site. We also intend to introduce additional methods of conducting e-commerce transactions and develop additional tools that will allow small businesses to reach new customers, become more competitive and improve operating efficiencies. We believe these expanded offerings will attract more small businesses to our emarketplace, creating additional value and marketing opportunities for our sellers. This will help attract a growing number and greater diversity of sellers which, in turn, will attract more buyers, creating a network effect in which the value of our emarketplace increases with the addition of each participant.

  . Maintain our commitment to customer service. We maintain a strong commitment to providing the highest level of customer service. We will continue to invest significant resources in delivering high-quality customer service to maintain our high levels of customer satisfaction and to drive customer retention. For example, we plan to develop an in-bound sales force for account management, continue to augment our multi-tiered customer service processes and expand our training programs to provide additional levels of support for our service and product offerings.

  . Enable more effective direct marketing to small businesses. By tracking the demographic and purchasing data on our small business customers, we intend to become an intelligent electronic-marketing channel to help sellers cost-effectively reach small businesses. Our large and growing customer base positions our emarketplace as a gateway for communicating with the small business community. For example, we intend to facilitate targeted marketing through which sellers can communicate special promotions and sales to a select audience. We do not now, and do not intend to, share attributed customer information with third parties absent the explicit permission of our small business customers. We intend all facilitated marketing to be permission-based.

  . Pursue strategic alliances and acquisitions. We intend to pursue aggressively strategic alliances and acquisitions designed to increase our customer base, broaden our offerings and expand our technology platform. We also intend to use alliances and acquisitions to facilitate our entry into new domestic and international markets. By aggressively pursuing strategic relationships and acquisitions, we believe we can significantly enhance our core business and secure and extend our position as the leading small business emarketplace.

The Onvia.com Emarketplace

   Our emarketplace provides a single online destination where small businesses can buy and sell services and products and exchange valuable information and productivity tools.

   The Onvia.com emarketplace includes:

  . our small business services trading hub, which currently consists of more than 6,500 businesses that act as suppliers across 50 services in our RFQ network;

  . our broad array of more than 25,000 products, ranging from office supplies to computer systems, and nine critical business services selected for the particular needs of small businesses that can be purchased quickly and conveniently through our "Buy Now" system; and

  . our content and business tools selections, which provide timely news, information, editorial content and business tools designed to help small businesses enhance their operations.

 The Onvia.com Small Business Services Trading Hub

   We have established relationships with more than 6,500 businesses that function as suppliers within our small business services trading hub. Currently our primary trading mechanism is our RFQ network, which we launched in November 1999. Our emarketplace enables small business customers to specify their needs across 50 services through an electronic questionnaire that is formulated into a request for quote, or RFQ. The RFQ is then filtered and routed to qualified suppliers of the desired service. Suppliers within our network can evaluate the RFQ, respond to requests with specific pricing and fulfillment information and establish relationships with qualified buyers.

   We believe that our RFQ network provides numerous benefits to sellers, including:

  . enhanced revenue opportunities by providing access to new customers and new markets;

  . the ability to reach efficiently their target market without incurring the marketing and sales costs traditionally associated with broader advertising campaigns, particularly for providers of niche or specialized services and products; and

  . a greater understanding of the dynamics involved in purchasing decisions.

   We believe that our RFQ network also provides numerous benefits to buyers, including:

  . the ability to reach efficiently and cost-effectively multiple service providers, particularly for time-sensitive requests and for services that might not otherwise be available in the buyer's geographic area;

  .  the ability to compare competitive quotes and pricing; and

  . the ability to make more informed buying decisions with immediate information about the marketplace.

   We believe that our RFQ services form the basis of a small business trading community that we intend to expand significantly. We intend to grow this trading community by providing additional transactional processing capabilities and by using our knowledge of our customers to create sub-communities based upon, for example, vertical industry specialization, regionalization and job specifications.

   We categorize our RFQ services into "business centers" for convenient presentation to the buyer. We currently provide RFQ services in the following business centers:

   Business Center                                Features
------------------------------------------------------------------------------
   Accounting                Payroll, merchant processing, general accounting,
                             tax accounting and collection services
------------------------------------------------------------------------------
   Finance                   Business loans, business plan services and
                             financial consulting
------------------------------------------------------------------------------
   Hospitality               Convention services and facilities and event
                             planning
------------------------------------------------------------------------------
   Human Resources           401(k) plans, recruiting services, temporary
                             staffing, administrative staffing and human
                             resources and personnel consulting
------------------------------------------------------------------------------
   Insurance                 Health insurance and property and casualty
                             insurance
------------------------------------------------------------------------------
   Internet Services         Internet access, web site hosting and web design
------------------------------------------------------------------------------
   Legal Services            Legal services relating to general business law,
                             tax law and incorporation
------------------------------------------------------------------------------
   Marketing                 Market research, public relations, corporate
                             gifts, banner advertisement design and placement,
                             prospect lists, promotional products,
                             telemarketing services, e-mail marketing and
                             advertising and direct mail service
------------------------------------------------------------------------------
   Office Services           Security systems and storage
------------------------------------------------------------------------------
   Printing                  Printing of marketing materials, business cards,
                             stationery and signs
------------------------------------------------------------------------------
   Shipping and Logistics    Freight forwarding and customs brokerage services
------------------------------------------------------------------------------
   Support                   Software technical support, hardware technical
                             support, cable installation and PC hardware
                             installation
------------------------------------------------------------------------------
   Telecommunications        Telephone systems and conference calling services
------------------------------------------------------------------------------
   Training                  Computer training and technical certification


 "Buy Now" Services and Products--Overview

   Our emarketplace offers a broad range of nine services and 25,000 products selected specifically to meet the needs of small businesses. Our emarketplace enables the customer to effectively screen services and products and contains interactive tools designed to help small businesses make more informed service and product selections.

   Information. We provide detailed information about most of the services and products we feature in our emarketplace. This information, together with full-color photographs of most of our offered products, allows our customers to compare features among different services and products and helps them make informed buying decisions.

   Search capabilities. Our web site features sophisticated but easy-to-use search tools. This allows customers to find quickly and easily specific products. The search function is directly accessible on most pages of our web site.

   Companion products. Our web site highlights optional companion products to complement products selected by the customer.

   Selection wizards. Our emarketplace features numerous selection wizards, or guides, which allow customers to directly compare and contrast competing services in a specific category without having to move back and forth between multiple pages of our web site.

   Making a purchase. By clicking the "Buy Now!" or "Add" buttons located next to our service and product descriptions, customers can add a service or product to their shopping cart. Customers can continue browsing and adding services and products for as long as they wish before heading to a convenient checkout process.

   Security and privacy. We designed our systems to maintain the confidentiality and security of our customers' personal and financial information. We use powerful encryption technology to prevent information piracy or theft. When customers establish accounts with us, they are assigned a confidential password that only they can use to gain information about their account. As an added protection, customers returning to our web site who use the same billing information are not asked to provide credit card numbers a second time. We do not now, and do not intend to, share attributed customer information with third parties absent the explicit permission of our small business customers. We intend all facilitated marketing to be permission-based.

 "Buy Now" Services

   Our emarketplace offers a wide variety of common business services typically used by small businesses, including long distance telephone service, payroll service and merchant credit card processing. Our goal is to aggregate the most common business services and offer the most competitive rates among a variety of alternatives. Our selection wizard technology is designed to ease the service-selection process by helping small businesses choose the provider that best suits their individual needs.

   We group our services into "business centers" organized around specific functional tasks. We currently provide the following business centers:

   Business Center                                Features
------------------------------------------------------------------------------
   Accounting                Web-based payroll services
------------------------------------------------------------------------------
   Finance                   Business credit cards
------------------------------------------------------------------------------
   Internet                  Dial-up, DSL, T1 line and T3 line Internet access
                             and web-hosting services provided by Verio and
                             EarthLink
------------------------------------------------------------------------------
   Support                   1-800 phone support from DecisionOne, which
                             provides telephone-based tech support for a
                             variety of computer hardware, software and
                             network problems
------------------------------------------------------------------------------
   Telecommunications        Long distance telephone service, wireless phone
                             service, and paging service through service
                             providers such as Qwest, Cable & Wireless USA,
                             TTI National, AT&T Wireless and SkyTel Paging

 "Buy Now" Products

   We offer a wide range of competitively priced products selected to meet the needs of small businesses. Our team of product managers works closely with manufacturers and suppliers to select quality brands and products to feature on our emarketplace. We have selected the products that appear on our emarketplace based upon their utility to small businesses, and we supplement our selections on an ongoing basis based upon customer feedback.

   We organize our products into the following categories:

   Product Category                              Description
------------------------------------------------------------------------------
   Computer Hardware          .  We offer more than 8,000 computers and
                                 related accessories from leading
                                 manufacturers, such as IBM, Compaq, Hewlett
                                 Packard and Toshiba
                              .  Product offerings include: complete computer
                                 systems, notebook computers, handheld
                                 computers, printers, monitors, memory
                                 upgrades, storage devices and a wide variety
                                 of accessories such as cables, modems and
                                 system components
------------------------------------------------------------------------------
   Computer Software          .  We offer more than 3,500 software titles
                                 conveniently categorized by function from
                                 leading software developers, such as
                                 Microsoft, IBM, Intuit and Lotus
                              .  Product offerings include: general business,
                                 operating systems, development tools and
                                 databases
------------------------------------------------------------------------------
   Network Products           .  We offer more than 2,500 network products
                                 from leading vendors, such as 3Com, Cisco and
                                 Nortel Networks
                              .  Product offerings include: complete network
                                 systems as well as individual components such
                                 as adapters, hubs, switches and routers
------------------------------------------------------------------------------
   Office Furniture           .  We offer more than 3,000 pieces of office
                                 furniture from leading manufacturers, such as
                                 Hon, Global and Superior Chaircraft
                              .  Product offerings include: desks, chairs,
                                 tables, printer stands, file cabinets, desk
                                 lamps and bookcases, as well as a full line
                                 of accessories, including chair mats, foot
                                 rests and coat racks
------------------------------------------------------------------------------
   Office Supplies            .  We offer more than 15,000 office supply
                                 products from leading manufacturers, such as
                                 Pentel, Epson, 3M and Universal Office
                                 Products
                              .  Product offerings include: paper products,
                                 toner cartridges, writing instruments, file
                                 folders, staplers and paper fasteners and a
                                 broad array of office supplies, including
                                 calendars, personal organizers, business
                                 forms, break-room supplies and janitorial
                                 supplies
------------------------------------------------------------------------------
   Other Business Machines    .  We offer more than 2,000 business machines
                                 from leading manufacturers, such as Fellowes,
                                 Brother and Ibico
                              .  Product offerings include: copiers, fax
                                 machines, shredders, calculators and
                                 typewriters
------------------------------------------------------------------------------
   Phone Systems              .  We offer more than 500 phone systems and
                                 components from leading manufacturers, such
                                 as AT&T, Plantronics, Nortel and Polycom
                              .  Product offerings include: phone systems,
                                 individual phones, multi-line systems and
                                 related equipment and accessories including
                                 answering machines and accessories

 Information and Business Tools

   We provide a broad offering of editorial content targeting small business owners. Our journalistic staff publishes editorial content that is developed from multiple sources, including items that are created in-house, contracted to freelancers, picked up from wire services or provided by regular columnists and contributors. We also offer Small Business Today and Washington Wire, which are focused newsletters that deliver actionable small business news. Our reporters also write daily features, case studies, trend stories, personality profiles, brief capsules of news and other relevant information and industry-specific or regional information. We supplement our own coverage with news and feature stories from Business Week, Business 2.0, FastCompany and Reuters News Service.

   We also offer a variety of how-to advice and business tools designed to help small business owners grow their businesses. We have exclusive rights in the small business field to Successful Entrepreneur's interactive road map and toolkit, a step-by-step guide to starting, marketing, growing and selling a small business. Our business tools are designed to enable small businesses to benchmark themselves against other companies in their industry based on key metrics, such as profitability, customer base and cost structure.

   In addition, we offer information regarding local, state and federal rules and regulations applicable to small businesses, as well as contacts and content relating to various small business associations and groups of interest to small business owners. We intend to add community and opinion components to our editorial offering, including political and economic commentary, bulletin boards and chat rooms.

Strategic Relationships

   We pursue strategic relationships to increase our reach to small businesses, increase traffic to our web site and improve the content and functionality of our emarketplace. Our principal strategic relationships include the following:

   Small business trade associations. We have established and seek additional strategic relationships with several vertical and horizontal industry associations representing small businesses. These relationships are a key component of our brand-building and customer acquisition strategies. These strategic relationships take numerous forms, but in general they:

  .provide us with grassroots marketing access to large, targeted small business audiences;

  . give us a "seal of approval" through our relationships with them that helps us market our services, products and information and business tools to the associations' members in a trusted manner and establish long-term customer loyalty;

  . provide us with new resources by leveraging marketing dollars spent by the association; and

  . allow us to develop vertical market opportunities in specific market niches.

   Working closely with these associations, we develop marketing campaigns targeted to each association's members, which may include the following elements:

  . direct mail, telemarketing, newsletters, conferences, e-mail, broadcast fax, advertisements, editorial placement, speaking opportunities and additional communications vehicles; and

  . link placement on the associations' web sites, which link to a co-branded purchasing center using our emarketplace technologies.

   We have established relationships with a broad range of business and special interest associations, including American Business Women's Association, American Management Association International, California Small Business Association, National Small Business United, Society of American Florists, Small Business Legislative Council, Home Based Business Owners Association and American Subcontractors Association. These associations have a combined membership of approximately 420,000 small businesses.

   We have established a strategic relationship with the Service Corps of Retired Executives, or SCORE, which is funded by the U.S. Small Business Administration and provided more than 350,000 individuals with business advice, counseling, mentoring and workshop sessions in 1998. We are featured on the SCORE web site and in numerous SCORE publications and press releases.

   Co-branding relationships. We host co-branded web site pages with a number of different Internet sites targeted toward entrepreneurs and small business owners. These co-branded pages look and operate similar to Onvia.com web pages except they may have a banner advertisement at the top of each screen featuring the logos of both companies. Some of our relationships include:

  . Dow Jones & Company. We have a relationship with Dow Jones & Company to integrate our business-focused service and products solutions into the DowJones.com web site. Onvia.com is featured as an e-commerce provider to DowJones.com users, and DowJones.com users have access to our emarketplace.

  . Bloomberg.com. We have a relationship with Bloomberg.com to provide Bloomberg.com users access to business-focused service and products solutions. Our small business-related advice and articles are also featured prominently on the Bloomberg Small Business Center site.

  . Business Week. We have a relationship with Business Week to provide Business Week Online users with a co-branded site offering business-focused service and products solutions. The Business Week
     Online/Onvia.com co-branded site is accessible from the Business Week Online web site.

   Media and content relationships. We syndicate our proprietary content to businesses, such as Bloomberg, that desire to offer their users a broader content offering. In addition, we have relationships with various parties that provide media and other content to our web site, including Business Week, Fast Company and Business 2.0.

   Sponsorship relationships. For a fee, a business may sponsor a specific Onvia.com service or product. These sponsors are able to target their marketing efforts by placing their respective logos on web pages they believe their customers are likely to visit.

Sales and Marketing

   We have designed our marketing strategy to build brand awareness, increase traffic to our web site, build our customer base, encourage repeat business and develop incremental sales opportunities. We target the small business owner who wants to save time and money by using the Internet to conduct routine transactions as well as special purchases.

   Advertising. We have traditionally used highly focused advertising programs to reach our target audience, including leveraging our relationships with small business trade associations to reach their members through special promotions or newsletters. We use traditional media to build brand loyalty among our very targeted market. We also use niche media to reach the small business audience. We anticipate using both traditional and targeted media in the future to reach our core audience.

   Online marketing relationships. We have established online marketing relationships with leading web sites which feature an integrated link to our web site. These links allow users of these web sites to access our emarketplace. We currently have online marketing relationships with ZDNet, USA Today, Infospace and About.com.

   OnviaFlash. Every week we send out "OnviaFlash," an e-mail newsletter alerting our customers of discounts, special offerings, editorial content on our web site and other items of interest to our customers. Our customers voluntarily subscribe to OnviaFlash and may unsubscribe at any time.

   Promotions and contests. We use an array of promotions to drive traffic and transactions. In the past, these have included free shipping, coupons, free RFQ trial periods and special pricing on key items.

   We also periodically conduct contests which offer entrants the opportunity to win free products or other prizes. These contests are typically advertised on co-branded web sites or through other means and are designed to attract the awareness and attention of potential customers. Contest entrants are required to submit data such as their name, e-mail address, job title and number of employees. This information is retained in our customer database.

Customer Service

   We believe that a high level of customer service is critical to retaining and expanding our customer base. Our customer service representatives, including vendor-certified professionals, are available to respond to any customer inquiry via phone or e-mail. Our customer service representatives help customers with issues such as the use of our web site, product availability, order status and billing questions. If needed, our customer service representatives can direct product-specific questions directly to our product managers for assistance.

   We offer all of our customers a "Satisfaction Guarantee" that allows them to return any product within 30 days of purchase for any reason for a full refund. Our web site features a Returns Policies & Procedures page that makes it easy for a customer to arrange for a return and refund.

Distribution and Order Fulfillment

   Integrated product distribution. We have established order fulfillment relationships with several of the largest suppliers in the telecommunications, computer hardware and software and business products industries. This allows us to verify product pricing and availability at each of our suppliers' warehouses before forwarding an order for fulfillment. The supplier drop-ships the product with Onvia.com packaging directly to the customer via UPS, FedEx or other common carrier. We bill the customer's credit card when the order is placed on our web site, and our suppliers invoice us under standard negotiated payment terms. Orders are initiated directly from our customers through our web site. We take title to products from shipment until receipt by the customer and assume the economic risk related to collections, customer service and returns. We do not typically maintain physical inventory but may do so for scarce resources or when otherwise appropriate. We do not have long-term relationships with any of our suppliers and transact with them through purchase orders.

   We currently source all of our product orders from multiple suppliers. Our primary supplier in the computer hardware and software, networking products and phone systems categories is Ingram Micro. If Ingram Micro does not carry or is out of stock of a particular item, the order is automatically directed to one of our two current secondary suppliers, TechData and Merisel. Most product orders in the office supplies, office furniture and business machines categories are fulfilled by United Stationers. For the nine months ended September 30, 1999, approximately 78% of our revenue was derived from sales of products supplied by Ingram Micro.

   Fulfillment of orders for business services. All of the business services we feature are provided by third-party service providers. Each service we offer has its own unique order process, but in general customers fill out a custom application form directly on our web site. We then electronically submit the application to the service provider for fulfillment.

Technology

   We support our emarketplace using an advanced technology platform designed to serve a large volume of web traffic and customer transactions in a reliable, efficient, scalable and fault-tolerant manner. We designed and programmed our own proprietary core systems for customer interaction, order processing, order fulfillment and back-end systems. Our systems have been designed to:

  .  provide fast, secure and uninterrupted visitor access to our web site;

  .  validate and process customer orders promptly and accurately;

  . provide accurate order placement with vendors to allow prompt fulfillment of customer orders;

  .  store large amounts of historical data;

  . provide timely, comprehensive and accurate management-reporting capabilities easily;

  .  update products, prices and other information on our web site;

  .  accommodate upgrades to tools and features on our web site;

  .  scale to accommodate growth in our operations; and

  .  provide redundancy in case of component system failures.

   Our systems use a combination of our own proprietary technologies and commercially available licensed technologies. The backbone of our technology infrastructure consists of database servers running on an Oracle database with Sun hardware. The front end consists of multiple redundant web servers which are expandable as our operations grow. These systems interact with our own proprietary system for customer interaction, order processing, order fulfillment and other assorted functions. Our web servers use Verisign digital certificates to help ensure secure transactions and communications over the Internet. We designed the system to scale easily to support rapid growth, as well as to sustain multiple failures by various components without down-time.

   Our web servers, database servers, transaction-processing servers and other core systems that conduct our essential business operations are physically housed at Exodus Communications in Seattle. Exodus provides professional housing and hosting services along with 24-hour monitoring and engineering support in a climate-controlled and physically secure environment. Exodus provides redundant communications lines from multiple Internet connectivity providers and has its own generator and other emergency backup systems. We house all non-critical systems such as development servers, quality assurance servers, and internal network servers at our headquarters in Seattle. We also maintain redundant backup equipment and systems in our office headquarters in the event of a failure of our systems at Exodus.

   In addition to maintaining responsibility for the technical architecture, security and up-time of our emarketplace, our technology department works closely with our sales and marketing department to ensure that customer feedback for new technology features is incorporated into our emarketplace offerings.

Competition

   The e-commerce market is new, rapidly evolving and intensely competitive. The e-commerce market targeting small business customers is still undeveloped and fragmented. The industry is characterized by minimal barriers to entry, and new competitors can launch, at relatively low cost, a competitive web site offering service and products targeted to the small business market. We believe that several other e-commerce competitors are developing business strategies similar to ours targeting the small business market.

   We compete with both Internet-based as well as traditional providers of business services and products. Our current and potential competitors include:

  . Internet sites that target the small business market including AllBusiness.com, BizBuyer.com, Digitalworks.com and Works.com;

  . Internet sites targeting the consumer market that also sell to small business customers, including Beyond.com, Buy.com and Onsale.com;

  . companies such as Microsoft, America Online and Yahoo! that offer a broad array of Internet-related services and either offer business-to-business e-commerce services presently or have announced plans to introduce such services in the future; and

  . traditional non-Internet-based retailers that sell or resell business service and products such as AT&T Wireless, Circuit City and CompUSA.

   Many of our current and potential competitors have longer operating histories, greater brand recognition, larger market presence and greater financial, marketing and other resources than we do. Our competition may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Competitive pressures could reduce our market share or require us to reduce the price of our services or products, any of which could harm our business.

   We compete on the basis of several factors, including:

  .  brand recognition and loyalty;

  . mix and depth of products, services, information and interactive business tools;

  .  reliability and speed of order fulfillment;

  .  quality of customer service;

  .  timeliness and relevance of news, editorials and advice offerings;

  .  web site performance; and

  .  pricing.

   We believe that we currently compete favorably with respect to each of these factors. However, our market is still rapidly evolving, and we may not be able to compete successfully against current and potential competitors.

Intellectual Property Rights

   Our future success depends in part on our proprietary rights and technology. We rely on a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and other methods to protect our proprietary rights.

   We license and will continue to license certain products integral to our services and products from third parties, including products which are integrated with internally developed products and used jointly to provide key content and services. These third-party product licenses may not continue to be available to us on commercially reasonable terms and we may not be able to successfully integrate such third-party products into our solutions.

Employees

   As of December 15, 1999 we had 196 full-time employees. Of the total, 53 were in sales and marketing, 45 were in customer support, 75 were in technology and development and 23 were in finance and administration. Of these, 33 were employees of our Canadian subsidiary, including 15 in sales and marketing, 11 in customer support, one in technology and development and six in finance and administration. None of our employees is represented by a union or collective bargaining agreement, and we have never had a work stoppage. We consider our relations with our employees to be good.

Facilities

   Our headquarters are located in Seattle, Washington, where we lease three locations totaling approximately 95,000 square feet of office space under three leases. These leases expire between 2001 and 2008. Our Canadian subsidiary company in Vancouver, British Columbia also leases two locations totaling approximately 6,900 square feet of office space under leases which expire in 2001. One of the leases is renewable at our option for up to three periods of three years each. The leases generally require us to pay insurance, utilities, real estate taxes and repair and maintenance expenses. We believe that these leased facilities will be sufficient to meet our growth and space requirements for approximately the next year. After that, or possibly sooner, we may be required to seek additional facilities.

Legal Proceedings

   From time to time, we may be involved in legal proceedings and litigation incidental to the normal conduct of our business. We are not currently involved in any material legal proceedings or litigation.

                                   MANAGEMENT

Executive Officers, Directors and Other Key Employee

   Our executive officers, directors and other key employee and their ages as of December 21, 1999 are as follows:

Name                     Age Position
----                     --- --------
Glenn S. Ballman........  28 President, Chief Executive Officer and Director
Mark T. Calvert.........  41 Vice President, Chief Financial Officer and Secretary
Kristen M. Hamilton.....  29 Vice President and Chief Strategy Officer
Douglas H. Kellam.......  41 Vice President of Marketing
Mark A. Pawlosky........  42 Vice President and Editor-in-Chief
Arthur R. Paul..........  30 Vice President of Engineering
Clayton W. Lewis........  40 Vice President of Business Affiliations
Louis T. Mickler........  53 Vice President of IT Operations
Robert D. Ayer..........  34 Vice President of Products and Services
J. Gary Meehan..........  41 President of Onvia.com Canada
Michael D. Pickett......  51 Chairman and Director
Jeffrey C. Ballowe
 (1)(2).................  43 Director
William W. Ericson......  41 Director
Kenneth A. Fox (1)(2)...  29 Director
Nancy J. Schoendorf
 (1)(2).................  45 Director
Anton R. Simunovic......  34 Director

--------
(1) Member of our Compensation Committee
(2) Member of our Audit Committee

   Glenn S. Ballman founded Onvia.com and has served as our President and Chief Executive Officer since February 1997. Mr. Ballman has also served as a director of Onvia.com since February 1999. Mr. Ballman served as Chief Executive Officer at SunCommerce Corporation, an e-commerce consulting firm to small and medium sized businesses, from March 1997 to November 1997. From February 1996 to October 1996, Mr. Ballman was Project Director for e-commerce applications deployment at Axion Internet Communications, an electronic commerce solutions provider. Mr. Ballman holds an Honors Bachelor of Arts in Business Administration from the University of Western Ontario.

   Mark T. Calvert was a consultant to Onvia.com from July 1998 to February 1999 and has been our Vice President, Chief Financial Officer and Secretary since February 1999. Prior to joining Onvia.com, Mr. Calvert was Executive Vice President, Chief Financial Officer, Secretary and Treasurer at Treasure Bay Gaming and Resorts, Inc., an emerging market gaming corporation, from 1994 to 1997. From 1990 to 1994, Mr. Calvert served as Managing Director at Alexander Hutton Advisors Inc. Prior to Alexander Hutton Advisors Inc., Mr. Calvert was employed by Ernst & Young in the Entrepreneurial Division from 1982 to 1990. Mr. Calvert holds a Bachelor of Arts in Business Administration from the University of Washington. Mr. Calvert is a CPA and a CTP.

   Kristen M. Hamilton has served as our Vice President and Chief Strategy Officer since December 1999. From June 1998 to December 1999, Ms. Hamilton served as our Vice President of Business Development. Prior to joining Onvia.com, Ms. Hamilton was co-founder of Technology Solutions Network, a provider of vertical technology solutions to small businesses, from July 1997 to May 1998. From February 1998 to May 1998, Ms. Hamilton also served as an independent consultant to various clients. Prior to working at Technology Solutions Network, Ms. Hamilton was Director of Consulting at MSI Consulting Group, a technology marketing consulting firm, from August 1994 to June 1997. Ms. Hamilton holds an Honors Bachelor of Arts in Business Administration from the University of Western Ontario.

   Douglas H. Kellam has served as our Vice President of Marketing since August 1999. Prior to joining Onvia.com, Mr. Kellam was Vice President of Marketing and General Manager at First Alert Inc., a manufacturer of home safety products, from March 1997 to February 1999. Prior to working at First Alert Inc.,

Mr. Kellam was a Vice President of Sales and Marketing at Austin Nichols, a Division of Pernod Ricard Group, a beverage company, from June 1995 to February 1997. From January 1988 to June 1995, Mr. Kellam held various positions at Pepsi Cola Company, including Field Marketing Manager, Director of Marketing and General Manager. Mr. Kellam holds a Bachelor of Science in Business Administration from the University of Minnesota and a Master of Business Administration from Northwestern University's Kellogg School.

   Mark A. Pawlosky has served as our Vice President and Editor-in-Chief since August 1999. Prior to joining Onvia.com, Mr. Pawlosky was an Executive Producer of MSNBC on the Internet, an Internet news site, from July 1996 to August 1999. Prior to working at MSNBC, Mr. Pawlosky was Senior and Chief Editor for MSN News, the online news service for Microsoft and forerunner to MSNBC.com, from September 1995 to July 1996. Prior to working at MSN News, Mr. Pawlosky was a reporter for the Wall Street Journal, from April 1995 to September 1995. Prior to working at the Wall Street Journal, Mr. Pawlosky was Editor-in-Chief of Biz Magazine, a small business magazine published by Dow Jones and American City Business Journals, from September 1993 to February 1995. Mr. Pawlosky holds a Bachelor of Journalism from the University of Missouri.

   Arthur R. Paul has served as our Vice President of Engineering since October 1997. Prior to joining Onvia.com, Mr. Paul was Application Development Manager at Internet Stock Market, a real-time web-based financial and market information site, from May 1997 to October 1997. Prior to working at Internet Stock Market, Mr. Paul was Lead Engineer at MultiActive Education Inc., an online interactive education web site, from January 1997 to May 1997. Prior to working at MultiActive Education Inc., Mr. Paul was Lead Engineer at Axion Internet Communications, an e-commerce solutions provider, from April 1996 to January 1997. Mr. Paul holds an Associate Degree in Information Technology from Kwantlen College.

   Clayton W. Lewis joined Onvia.com in March 1999 and has served as our Vice President of Business Affiliations since July 1999. Prior to joining Onvia.com, Mr. Lewis was an independent consultant for e-commerce start-ups from April 1998 to February 1999. Prior to being an independent consultant, Mr. Lewis was Executive Vice President of ETC, a subsidiary of Tele-Communications, Inc., from October 1995 to March 1998. Prior to working at ETC, Mr. Lewis was senior Vice President of Business Development at RXL Pulitzer, the multimedia arm of Pulitzer Publishing Company, from January 1990 to September 1995. Mr. Lewis holds a Bachelor of Arts in Business Administration from the University of Washington.

   Louis T. Mickler has served as our Vice President of IT Operations since August 1999. Prior to joining Onvia.com, Mr. Mickler was Vice President of IS Systems Operations at Bear Creek Corporation, a direct marketer via catalog, stores and the Internet, from January 1996 to August 1999. Prior to working at Bear Creek Corporation, Mr. Mickler was Director of IS Operations at Eddie Bauer, another direct marketing company with channels via catalog, stores and the Internet, from August 1994 to January 1996. Mr. Mickler holds a Bachelor of Science from Jones College.

   Robert D. Ayer has served as our Vice President of Products and Services since February 1997. Prior to joining Onvia.com, Mr. Ayer was Vice President of Sales and Marketing at Axion Internet Communications, an e-commerce solutions provider, from March 1995 to February 1997. Prior to working at Axion Internet Communications, Mr. Ayer was a shipping and logistics specialist for Pitney Bowes Inc. from September 1991 to September 1994. Mr. Ayer holds a Bachelor of Arts in Economics from the University of Waterloo.

   J. Gary Meehan has served as an officer of Onvia.com Canada since June 1998 and was appointed as President of Onvia.com Canada in December 1999. Prior to joining Onvia.com Canada, Mr. Meehan served in a variety of positions at Doppler Industries, Inc., a reseller of computer equipment, from 1992 to 1998, most recently as Vice President of Inventory. Prior to that, Mr. Meehan worked at Safety Supply Canada where he served in a variety of positions including Operations Manager. Mr. Meehan received a Business Administration Certificate from the British Columbia Institute of Technology.

   Michael D. Pickett has served as our Chairman and as a director of Onvia.com since February 1999. Since August 1999, Mr. Pickett has served as Chief Executive Officer of Hardware.com, Inc., an online retailer. From July 1997 to March 1999, Mr. Pickett was Chairman and Chief Executive Officer of

Technology Solutions Network, LLC. From October 1983 to February 1996, Mr. Pickett served in a variety of positions and most recently as Chairman, Chief Executive Officer and President of Merisel, Inc., wholesale distributor of computer products. Mr. Pickett has served as a director of many companies, including Digital Archeology and Optimum Yield Inc. Mr. Pickett holds a Bachelor of Arts in Business Administration from the University of Southern California.

   Jeffrey C. Ballowe has served as a director of Onvia.com since December 1999. In August 1999, Mr. Ballowe became Chairman of deja.com where he had been a member of the board of directors since March 1998. Since 1997, Mr. Ballowe has been self-employed. From 1986 until 1997, Mr. Ballowe held various management positions at Ziff-Davis, an international media company, including President of the Interactive Media and Development Group. Mr. Ballowe also serves as a director of Drkoop.com, GiveMeTalk.com, Jupiter Communications, VerticalNet, NBCi, and ZDTV, and on the advisory board of Internet Capital Group. Mr. Ballowe holds a Bachelor of Arts from Lawrence University, a Master of Arts in French from the University of Wisconsin and a Master of Business Administration from the University of Chicago.

   William W. Ericson has served as a director of Onvia.com since September 1999. Since August 1995, Mr. Ericson has been an attorney at Venture Law Group, A Professional Corporation, a law firm specializing in the representation of technology companies. Mr. Ericson is the managing director and founder of Venture Law Group's Pacific Northwest Office located in Kirkland, Washington. Prior to joining Venture Law Group, Mr. Ericson was an associate in the Palo Alto, California office of the law firm of Brobeck, Phleger and Harrison, LLP from October 1992 through August 1995. Mr. Ericson holds a Bachelor of Science in Foreign Service from Georgetown University and a Juris Doctor from the Northwestern University School of Law.

   Kenneth A. Fox has served as a director of Onvia.com since February 1999. In 1996, Mr. Fox co-founded Internet Capital Group, an Internet company primarily engaged in managing and operating a network of business-to-business e-commerce companies. Mr. Fox has served as one of Internet Capital Group's Managing Directors since its inception in March 1996. Mr. Fox has also served as a director of Internet Capital Group since February 1999. Prior to forming Internet Capital Group, Mr. Fox was the Director of West Coast Operations for Safeguard Scientifics, Inc. and Technology Leaders II, LP, a venture capital partnership, from 1994 to 1996. Mr. Fox serves as a director of deja.com and several privately held companies. Mr. Fox holds a Bachelor of Science in Economics from Pennsylvania State University.

   Nancy J. Schoendorf has served as a director of Onvia.com since January 1999. Ms. Schoendorf has been a general partner of Mohr, Davidow Ventures, a venture capital firm, since 1993, and Managing Partner since 1997. Prior to joining Mohr, Davidow, Ms. Schoendorf spent seventeen years in the computer industry including management positions with Hewlett-Packard, Software Publishing Corporation and Sun Microsystems, Inc. Ms. Schoendorf currently serves as a director of Actuate Corporation, Agile Software Corporation, Broadbase Software, Inc. and several privately held companies. Ms. Schoendorf holds a Bachelor of Science in Computer Science from Iowa State University and a Master of Business Administration from Santa Clara University.

   Anton R. Simunovic has served as a director of Onvia.com since February 1999. Mr. Simunovic has served as Senior Vice President and Group Head of the Business-to-Business E-Commerce and Internet Infrastructure effort at GE Equity, a subsidiary of GE Capital since December 1998. From August 1996 to December 1998, Mr. Simunovic was a Vice President at GE Equity responsible for equity investments in the Enterprise Software sector. From June 1993 through August 1996, Mr. Simunovic served as Manager of Barents Group LLC.
Mr. Simunovic holds a Bachelor of Science in Mechanical Engineering from Queen's University in Canada and a Master of Business Administration from the Harvard Business School.

Board Composition

   Our bylaws currently provide for a board of directors consisting of seven members. Ms. Schoendorf and Mr. Fox were elected to the board of directors pursuant to a voting agreement among Onvia.com and some of its principal stockholders. This voting agreement will terminate upon completion of this offering. Each of our current directors will continue to serve on the board of directors upon completion of this offering.

   Upon consummation of this offering, our certificate of incorporation will provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our board of directors will be elected each year. To implement the classified structure, prior to the consummation of the offering, two of the nominees to the board will be elected to one-year terms, two will be elected to two-year terms and three will be elected to a three-year term. After that, directors will be elected for three-year terms. Mr. Fox and Mr. Simunovic have been designated Class I directors whose term expires at the 2001 annual meeting of stockholders. Mr. Pickett and Ms. Schoendorf have been designated Class II directors whose term expires at the 2002 annual meeting of stockholders. Mr. Ballman, Mr. Ballowe and Mr. Ericson have been designated Class III directors whose term expires at the 2003 annual meeting of stockholders. See "Description of Capital Stock--Anti-Takeover Provisions."

   Executive officers are appointed by the board of directors and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

Board Compensation

   We do not currently compensate our directors, but they are reimbursed for out-of-pocket expenses incurred in connection with activities as directors, including attendance at meetings of the board of directors or its committees. Our directors are generally eligible to participate in our 1999 stock option plan and, if a director is an employee of Onvia.com, to participate in our 2000 employee stock purchase plan. Directors who are not employees will also receive periodic stock option grants under our 2000 directors' stock option plan.

   The 2000 directors' stock option plan provides for an initial grant of an option to purchase 20,000 shares of common stock to each non-employee director on the effective date of this offering and to each person who first becomes a non-employee director after that. These options become exercisable in four equal installments on the first, second, third and fourth anniversaries of the grant. On the date of each annual stockholders' meeting, each non-employee director who has served on our board of directors for at least six months will be granted an additional option to purchase 5,000 shares of common stock, which will become exercisable in full on the day before the first anniversary of the date of grant. The exercise price of all stock options granted under the directors' stock option plan will be equal to the fair market value of a share of our common stock on the date of grant of an option. See "Benefit Plans--2000 Directors' Stock Option Plan."

Board Committees

   The compensation committee currently consists of Mr. Ballowe, Mr. Fox and Ms. Schoendorf. The compensation committee:

  . reviews and makes recommendations to the board regarding all forms of compensation and benefits provided to our officers; and

  . establishes and reviews general policies relating to the compensation and benefits of all of our employees.

   The audit committee currently consists of Mr. Ballowe, Mr. Fox and Ms. Schoendorf. The audit committee:

  . reviews and monitors our internal accounting procedures, corporate financial reporting, external and internal audits, the results and scope of the annual audit and other services provided by our independent accountants; and

  . makes recommendations to the board of directors regarding the selection of independent auditors.

Compensation Committee Interlocks and Insider Participation

   The members of the compensation committee of our board of directors are currently Mr. Ballowe, Mr. Fox and Ms. Schoendorf. Mr. Pickett, our Chairman of the Board, served on our Compensation Committee until December 1999. None of Mr. Ballowe, Mr. Fox or Ms. Schoendorf has at any time been an officer or employee of Onvia.com. No executive officer of Onvia.com serves as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving on our board of directors or compensation committee. See "Related Party Transactions."

Executive Compensation

   Summary Compensation. The following table sets forth the compensation received for the year ended December 31, 1998 by our Chief Executive Officer. No other executive officers earned more than $100,000 in salary and bonus during that year.

                           Summary Compensation Table

                                                      Long-Term
                                                     Compensation
                                                        Awards
                                                     ------------
                             Annual
                          Compensation                Securities
   Name and Principal     ------------- Other Annual  Underlying   All Other
        Position          Salary  Bonus Compensation Options (#)  Compensation
   ------------------     ------  ----- ------------ ------------ ------------
Glenn S. Ballman
 President and Chief
 Executive Officer....... $47,807   --      --           --           --

   Includes $18,407 paid to Mr. Ballman by our Canadian subsidiary prior to the purchase of its outstanding shares by us from Mr. Ballman. This amount assumes an average exchange rate of one U.S. dollar for each 0.680222 Canadian dollar over the period this Canadian income was earned.

                       Option Grants in Last Fiscal Year

   No stock options were granted to the executive officer named in the summary compensation table during the year ended December 31, 1998.

     Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

   No options were exercised by the executive officer named in the summary compensation table during the year ended December 31, 1998, nor did this officer hold any options as of December 31, 1998.

Benefit Plans

 1999 Stock Option Plan

   Our 1999 stock option plan provides for the grant of incentive stock options to employees and nonstatutory stock options to employees, directors and consultants to acquire shares of our common stock. The purposes of the 1999 stock option plan are to attract and retain the best available personnel, provide additional incentives to our employees and consultants and promote the success of our business. Our board of directors originally adopted the 1999 stock option plan in February 1999 and our stockholders approved the plan in August 1999. There were 6,654,415 total shares of common stock reserved for issuance under our 1999 stock option plan at September 30, 1999, and this amount was increased to a total of 9,000,000 in December 1999. Our 1999 stock option plan was amended in December 1999 to provide for an automatic annual increase on the first day of each of our fiscal years beginning in 2001 and ending in 2009 equal to the lesser of 1,600,000 shares, 4% of our outstanding common stock on the last day of the immediately preceding fiscal year or a lesser number of shares as the board of directors determines. The 1999 stock option plan will terminate in

February 2009 unless the board of directors terminates it earlier. As of September 30, 1999, options to purchase 4,478,016 shares of common stock were outstanding at a weighted average exercise price of $0.30 per share, 513,112 shares had been issued upon exercise of outstanding options or pursuant to stock purchase agreements and 1,663,287 shares remained available for future grant.

   The administrator of the 1999 stock option plan may be either the board of directors or a committee of the board. The administrator determines the terms of options granted under the 1999 stock option plan, including the number of shares subject to the option, exercise price, term and exercisability. In no event, however, may an individual employee receive option grants for more than 1,000,000 shares under the stock plan in any fiscal year. Incentive stock options granted under the 1999 stock option plan must have an exercise price of at least 100% of the fair market value of the common stock on the date of grant and at least 110% of the fair market value in the case of an optionee who holds more then 10% of the total voting power of all classes of our stock. Nonstatutory stock options granted under the 1999 stock option plan must have an exercise price of at least 110% of the fair market value in the case of an optionee who holds more than 10% of the total voting power of all classes of our stock. Payment of the exercise price may be made in cash or other consideration as determined by the administrator.

   The administrator determines the term of options, which may not exceed ten years, except in the case of an incentive stock option granted to a holder of more than 10% of the total voting power of all classes of our stock for which the term may not exceed five years. No option may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised during the lifetime of the optionee only by the optionee or a permitted transferee. The administrator determines when options become exercisable. Options granted under the 1999 stock option plan generally must be exercised:

  . no later than three months after the termination of the optionee's status as an employee, director or consultant of Onvia.com;

  . within six months if the termination is due to the death of the optionee;

  . within 12 months if the termination is due to the total disability of the optionee; and

  . within six months if the termination is due to the less than total and permanent disability of the employee.

   In no event may an option be exercised later than the expiration of the option's term.

   In the event of our merger with or into another corporation, the successor corporation may assume each option or may substitute an equivalent option. To the extent the outstanding option is not assumed by the successor corporation, the vesting of the option shall automatically be accelerated so that 25% of the unvested shares covered by the option shall be fully vested upon the consummation of the merger. Each outstanding option held by an optionee who is an executive officer will be accelerated completely so that 100% of the unvested shares covered by the option are fully vested if within 12 months of the change of control, the executive officer is terminated other than for cause or by the optionee for good reason. The board of directors has the authority to amend or terminate the 1999 Stock option plan, except that the board may not take any action that impairs the rights of any holder of an outstanding option without the holder's consent.

 2000 Directors' Stock Option Plan

   We have reserved a total of 300,000 shares of common stock for issuance under our 2000 directors' stock option plan. The directors' plan provides for the grant of nonstatutory stock options to non-employee directors of Onvia.com. The directors' plan is designed to work automatically without administration; however, to the extent administration is necessary, it will be performed by the board of directors. To the extent that conflicts of interest arise, it is expected that conflicts will be addressed by having any interested director abstain from both deliberations and voting regarding matters in which the director has a personal interest. Unless terminated earlier, the directors' plan will terminate ten years after effectiveness of this offering.

   The directors' plan provides that each person who is or becomes a non-employee director of Onvia.com will be granted a nonstatutory stock option to purchase 20,000 shares of common stock on the later of the date on which he or she first becomes a non-employee director of Onvia.com or the date of the effectiveness of this offering. After that, on the date of our annual stockholders' meeting each year, each non-employee director of Onvia.com will be granted an additional option to purchase 5,000 shares of common stock if, on that date, he or she has served on our board of directors for at least six months. The initial option grant under the directors' plan becomes exercisable in installments of 25% of the total number of shares subject to the option on the first, second, third and fourth anniversaries of the date of grant. The annual grants become exercisable in full on the day before the first anniversary of the date of grant. No option granted under the directors' plan is transferable by the option holder other than by will or the laws of descent or distribution or under a domestic relations order, and each option will be exercisable during the lifetime of the option holder only by that option holder. The exercise price of all stock options granted under the directors' plan is set equal to the fair market value of a share of Onvia.com common stock on the date of grant of the option. Options granted under the directors' plan have a term of ten years. However, unvested options terminate when the optionee ceases to serve as a directors and vested options terminate if they are not exercised within 12 months after the director's death or disability or within 90 days after the director ceases to serve as a director for any other reason.

   In the event of a merger or acquisition of Onvia.com in which there is not greater than 50% change in ownership, each option outstanding under the directors' plan will be assumed or equivalent options will be substituted by our acquiror, unless our acquiror does not agree to such assumption or substitution, in which case the options will terminate to the extent not previously exercised. In the event of a merger or acquisition of Onvia.com in which there is greater than 50% change in ownership, each director holding options under the directors' plan will have the right to exercise his or her options immediately before the consummation of the merger or acquisition as to all shares underlying the options, including previously unvested shares. Our board of directors will be able to amend or terminate the 2000 directors' option plan as long as the amendment does not adversely affect any outstanding option and we obtain stockholder approval to the extent required by law.

 2000 Employee Stock Purchase Plan

   We have reserved a total of 300,000 shares of common stock for issuance under the 2000 employee stock purchase plan. The number of shares reserved for issuance under the 2000 employee stock purchase plan is subject to an automatic annual increase on the first day of each of our fiscal years beginning in 2001 and ending in 2010 equal to the lesser of 300,000 shares, 1% of our outstanding common stock on the last day of the immediately preceding fiscal year or such lesser number of shares as the board of directors determines. The employee stock purchase plan becomes effective upon the date of this offering. Unless terminated earlier by the board of directors, the 2000 employee stock purchase plan will terminate ten years after the effectiveness of this offering.

   The 2000 employee stock purchase plan, which is intended to qualify under
Section 423 of the Internal Revenue Code, is implemented by a series of overlapping offering periods of approximately 24 months' duration, with new offering periods, other than the first offering period, commencing on May 1 and November 1 of each year. Each offering period generally consists of four consecutive purchase periods of six months' duration, at the end of which an automatic purchase will be made for participants. The initial offering period is expected to commence on the date of this offering and end on April 30, 2002. The initial purchase period is expected to begin on the date of this offering and end on October 31, 2000, with subsequent purchase periods ending on April 30, 2001, October 31, 2001 and April 30, 2002. The 2000 employee stock purchase plan is administered by the board of directors or by a committee appointed by the board. Our employees, including officers and employee directors, or of a subsidiary designated by the board, are eligible to participate in the 2000 employee stock purchase plan if they are employed by us or the designated subsidiary for at least 20 hours per week and more than five months per year. The 2000 employee stock purchase plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 15% of an employee's base salary. The purchase price is equal to the lower of 85% of the fair market value of the common stock at the beginning of each offering period or at the end of each purchase period, subject to adjustments as provided in the plan. Employees are able to end their participation in the 2000 employee purchase plan at any time during an offering period, and participation will end automatically on termination of employment.

   An employee will not be granted an option under the 2000 employee stock purchase plan if immediately after the grant the employee would own stock and/or hold outstanding options to purchase stock equaling 5% or more of the total voting power or value of all classes of our stock or stock of our subsidiaries, or if the option would permit an employee's rights to purchase stock under the 2000 employee stock purchase plan at a rate that exceeds $25,000 of fair market value of such stock for each calendar year in which the option is outstanding. In addition, no employee is allowed to purchase more than 1,000 shares of common stock under the 2000 employee stock purchase plan in any one purchase period. If the fair market value of the common stock on a purchase date is less than the fair market value at the beginning of the offering period, each participant in that offering period will automatically be withdrawn from the offering period as of the end of the purchase date and re-enrolled in the new 24-month offering period beginning on the first business day following the purchase date.

   If we merge or consolidate with or into another corporation or sell all or substantially all of our assets, each right to purchase stock under the 2000 employee stock purchase plan will be assumed or an equivalent right substituted by our acquiror. If our acquiror does not agree to assume or substitute stock purchase rights, any offering period and purchase period then in progress will be shortened and a new exercise date occurring prior to the closing of the transaction will be set. Our board of directors will have the power to amend or terminate the 2000 employee stock purchase plan and to change or terminate offering periods as long as this action does not adversely affect any outstanding rights to purchase stock under the plan. However, the board of directors will be able to amend or terminate the 2000 employee stock purchase plan or an offering period even if it would adversely affect outstanding options to avoid our incurring adverse accounting charges.

Limitations on Directors' Liability and Indemnification

   Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of the director's fiduciary duties except for liability:

  . for any breach of the director's duty of loyalty to us or to our stockholders:

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  . for any transaction from which a director derives an improper personal benefit.

   Our bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to obtain insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in his or her capacity, regardless of whether the bylaws would permit indemnification.

   In addition to the indemnification provided for in our articles of incorporation and bylaws, we have entered into indemnification agreements with some of our directors and officers. These agreements provide for indemnification of our directors and officers for specified expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of their services as a director or officer of Onvia.com, any subsidiary of Onvia.com or any other company or enterprise to which the person provides services at the request of Onvia.com. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also expect to obtain directors' and officers' liability insurance.

   At present we are not aware of any pending litigation or proceeding involving any director, officer, employee or agent of Onvia.com where indemnification will be required or permitted. Furthermore, we are not aware of any threatened litigation or proceeding that might result in a claim for indemnification.

                           RELATED PARTY TRANSACTIONS

Benefits to Related Parties in Private Placement Transactions

   Since our inception in March 1997, we have issued and sold shares of our capital stock and warrants to purchase our capital stock, not including warrants issued to our creditors, in private placement transactions as follows:

  . 11,479,068 shares of restricted common stock at a price of $0.0025 per share in January 1999;

  . 513,112 shares of restricted common stock at a price of $0.025 per share in April 1999;

  . 60,000 shares of restricted common stock at a price of $2.50 per share in December 1999;

  . 10,109,748 shares of Series A preferred stock at a price of $1.1692 per share in February 1999;

  . warrants to purchase up to 416,676 shares of common stock at an exercise price of $0.005 per share in connection with the sale of notes convertible into shares of Series A preferred stock from September 1998 through February 1999;

  . 7,272,085 shares of Series B preferred stock at a price of $3.4378 per share in September 1999; and

  . 1,689,701 shares of Series C preferred stock at a price of $13.7100 per share in December 1999.

   All shares of our preferred stock will convert into common stock on a 1-for-1 basis upon the closing of this offering. The following table summarizes the shares of capital stock purchased by executive officers, directors and 5% stockholders and their affiliates in these private placement transactions, although this table does not necessarily reflect the currently outstanding securities:

                                          Series A        Series B        Series C
        Investor          Common Stock Preferred Stock Preferred Stock Preferred Stock
        --------          ------------ --------------- --------------- ---------------
Entities Affiliated with
 Mohr,
 Davidow Ventures.......         --       4,661,478       2,327,064        270,530
Internet Capital Group,
 Inc....................         --       4,276,486       2,617,953        364,633
GE Capital Equity
 Investments............         --             --        2,036,185        108,315
Glenn S. Ballman........   5,000,000          4,784             --             --
Robert D. Ayer..........   2,800,000            --              --             --
Kristen M. Hamilton.....     740,000            --              --             --
Arthur R. Paul..........     600,000            --              --             --
Michael D. Pickett......     513,112         42,766             --             --
VLG Investments 1999....     256,948         21,382             --           3,647
Wendy L. Ayer...........     120,000            --              --             --
William W. Ericson......      93,602          8,554             --           1,823
Mark T. Calvert.........      32,052         21,382             --           7,293
Jeffrey C. Ballowe......      60,000            --              --             --

Affiliate Relationships

   Ms. Schoendorf, one of our directors, is a member of Mohr, Davidow Venture Partners. Mr. Fox, one of our directors, is a managing director of Internet Capital Group, Inc. Mr. Ballowe, one of our directors, is on the advisory board of Internet Capital Group, Inc. Wendy L. Ayer is married to Robert D. Ayer, our Vice President of Products and Services. Mr. Ericson, one of our directors, is a director at Venture Law Group, our principal legal counsel. VLG Investments 1999 is an investment partnership affiliated with Venture Law Group. The shares of Series C preferred stock attributed to Mark T. Calvert in the above table are held of record by Mark and Norma Calvert, the parents of Mr. Calvert.

Debt Financing

   Between October 1998 and February 1999, we issued and sold convertible promissory notes to the following executive officers, directors and 5% stockholders and persons and entities associated with them, in the amounts set forth opposite each of these parties' names. The promissory notes were cancelled and converted into shares of our Series A preferred stock at $1.1692 per share on February 25, 1999.

                                    Annual        Amount of
          Stockholder            Interest Rate Promissory Note    Date Issued
          -----------            ------------- ---------------    -----------
Mark T. Calvert.................        8%         $25,000      October 26, 1998
Michael D. Pickett..............        6%         $50,000     February 12, 1999
VLG Investments 1999............        6%         $25,000     February 17, 1999
William W. Ericson..............        6%         $10,000     February 17, 1999
Glenn S. Ballman................        6%         $ 5,593     February 17, 1999

   We issued Mark T. Calvert, along with other investors who bought convertible notes in 1998, a warrant to purchase 32,052 shares of common stock at an exercise price of $0.005 per share. Mr. Calvert exercised his warrant to purchase 32,052 shares of common stock in October 1999.

Loans to Officers

   In October 1999, we loaned Mr. Ballman, our President and Chief Executive Officer, $350,000 at 6% annual interest. Mr. Ballman pledged his Onvia.com common stock as security for the note. The note is due on the earlier of the following:

  .  October 2004;

  . after a public offering of Onvia.com's common stock in which Mr. Ballman is a selling stockholder; and

  . the expiration of any lock-up period imposed by contract or the securities laws following an acquisition of Onvia.com.

   In addition, in December 1999, our board of directors authorized loans to our senior executives in an aggregate amount of up to $1,000,000, collateralized by shares of our common stock held by them. When issued, the loans will bear interest at 6% per annum and will be due on similar terms as the loan to Mr. Ballman.

Option Plan Acceleration for Executive Officers Upon a Change of Control

   Our 1999 stock option plan provides that each outstanding option held by an executive officer will be accelerated completely so that 100% of the unvested shares covered by the option are fully vested if, within 12 months of a change of control, the employment of the executive officer is terminated other than for cause or by the executive officer for good reason.

Indemnification Agreements

   We have entered into indemnification agreements with some of our officers and directors containing provisions requiring us to indemnify them against liabilities that may arise by reason of their status or service as officers or directors, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. These indemnification agreements do not cover liabilities arising from willful misconduct of a culpable nature.

Employment Agreements

   The following executive officers are individually parties to offer letter agreements with Onvia.com that provide for at-will employment, standard medical and dental benefits, and salary as listed below:

                                                               Shares
                          Date of Letter   Annual  Potential Underlying
         Officer             Agreement     Salary    Bonus    Options             Other
         -------          --------------- -------- --------- ---------- ------------------------
 Mark T. Calvert......... March 25, 1999  $150,000      --    272,560   Severance equal to
                                                                         twelve months of full
                                                                         salary and benefits
                                                                         upon termination for
                                                                         any reason
 Douglas H. Kellam....... August 25, 1999  170,000  $42,500   250,000   Up to $50,000 in moving
                                                                         expenses and 24
                                                                         roundtrip air tickets
                                                                         from Seattle to Chicago
 Louis T. Mickler........ July 27, 1999    110,000   20,000    35,000   Relocation expenses from
                                                                         Oregon to Seattle
 Mark A. Pawlosky........ July 23, 1999    130,000   30,000    50,000              --
 Clayton W. Lewis........ March 15, 1999    80,000   10,000    50,000              --

   Some of these officers have been granted options in addition to those set forth in the offer letters. In addition, our board of directors has granted to each of our executive officers six months salary and six months COBRA benefits as severance upon termination of employment with us for any reason or no reason.

Other Related Party Transactions

   We have paid SunCommerce Corporation approximately $195,000 from March 25, 1997 (inception) through September 30, 1999 for software development, consulting and other services. In addition, we entered into a lease agreement with SunCommerce Corporation in July 1999 under which we sublease office space in Seattle, Washington to SunCommerce Corporation. The lease calls for monthly payments of $2,212 and expires in May 2001. We are a guarantor of the primary lease and will be liable if SunCommerce Corporation fails to meet its obligations under the sublease. Mr. Ballman is a majority stockholder of SunCommerce Corporation.

   We entered into an agreement with Broadbase Software, Inc., in September 1999 pursuant to which we purchased software for our management information system. We have paid Broadbase Software, Inc. approximately $201,500 under this agreement through December 20, 1999. Mohr, Davidow Ventures, one of our principal stockholders, is an investor in Broadbase Software, Inc. Ms. Schoendorf, one of our directors, is a partner of Mohr, Davidow Ventures. See "Principal Stockholders."

   Our Canadian subsidiary was incorporated as M-Depot Internet Superstore, Inc. in British Columbia, Canada in June 1997 and was wholly owned by Glenn Ballman, our founder, President and Chief Executive Officer. In January 1999, we issued 400 shares of our common stock to Mr. Ballman in exchange for all of the outstanding shares of M-Depot Internet Superstore, Inc, which subsequently changed its name to Onvia.com, Inc.

   We entered into a marketing agreement with ZDNet in March 1999. We have incurred costs of approximately $167,000 under this agreement as of December 20, 1999. Mr. Ballowe, one of our directors, served as the President, Interactive Media and Development Group, of Ziff-Davis until December 1997 and is a director of ZDTV. Ziff-Davis and ZDTV are affiliates of ZDNet.

   Mr. Ballowe, one of our directors, is on the advisory board of Internet Capital Group, Inc. Mr. Fox, also one of our directors, has served as a Managing Director of Internet Capital Group, Inc. since March 1996.

   In December 1999, we accelerated the vesting of and eliminated our repurchase option with respect to the unvested portion of the 256,948 shares of common stock held by VLG Investments 1999.

   We have granted options to purchase common stock to our executive officers, and, in December 1999, we allowed these officers to exercise the previously unvested portion of these options, subject to a repurchase option by us which lapses as the shares vest. The aggregate number of these previously unvested options was 1,335,777.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 1999, giving effect to the sale of 1,689,701 shares of our Series C preferred stock in December 1999, appointment of new directors, assuming conversion of all outstanding shares of preferred stock into common stock and as adjusted to reflect the sale of shares of common stock offered by Onvia.com in this offering, as to:

  . each person or entity (or group of affiliated persons or entities) known by us to own beneficially more than 5% of our common stock;

  .  each of our directors;

  .  the executive officer named in the summary compensation table; and

  .  all of our directors and executive officers as a group.

   Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting power and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership, the denominator includes 29,406,065 shares issued and outstanding as of September 30, 1999, 1,689,701 shares of our Series C preferred stock issued in December 1999 and, for any individual who beneficially owns shares represented by options exercisable on or before November 29, 1999, these shares are counted in the denominator for that person, but not for any other person. Options held by our executive officers were made immediately exercisable by our board of directors in December 1999 and are reflected as outstanding in this table. These shares are subject to a repurchase option by us which lapses as the shares vest. Unless otherwise indicated, the address of each of the individuals named below is: c/o Onvia.com, Inc., 1000 Dexter Avenue North, Suite 400, Seattle, Washington 98109.

                                                      Percentage of Ownership
                                            Shares    ------------------------
                                         Beneficially Prior to This After This
                                            Owned       Offering     Offering
                                         ------------ ------------- ----------
Name and Address of Beneficial Owner
------------------------------------
Entities affiliated with Mohr, Davidow
 Ventures (1)...........................   7,259,072      23.3%
 2775 Sand Hill Road, Suite 240
 Menlo Park, California 94025
Internet Capital Group, Inc. (2)........   7,259,072      23.3
 44 Montgomery Street, Suite 3705
 San Francisco, California 94014
GE Capital Equity Investments (3).......   2,144,500       6.9
 c/o Capital Equity Investments, Inc.
 120 Long Ridge Road
 Stamford, Connecticut 06927
Glenn S. Ballman........................   5,004,784      16.1
Robert D. Ayer (4)......................   2,920,000       9.4
Nancy J. Schoendorf (1).................   7,259,072      23.3
 c/o Mohr, Davidow Ventures
 2775 Sand Hill Road, Suite 240
 Menlo Park, California 94025
Kenneth A. Fox (2)......................   7,259,072      23.3
 c/o Internet Capital Group, Inc.
 44 Montgomery Street, Suite 3705
 San Francisco, California 94014
Anton R. Simunovic (3)..................   2,144,500       6.9
 c/o Capital Equity Investments, Inc.
 120 Long Ridge Road
 Stamford, Connecticut 06927

                                                      Percentage of Ownership
                                            Shares    ------------------------
                                         Beneficially Prior to This After This
                                            Owned       Offering     Offering
                                         ------------ ------------- ----------
Name and Address of Beneficial Owner
------------------------------------
Michael D. Pickett......................     555,878       1.8%
 4640 Admiralty Way, Fifth Floor
 Marina Del Ray, California 90292
William W. Ericson (5)..................     385,956       1.2
 c/o Venture Law Group
 4750 Carillon Point
 Kirkland, Washington 98033
Jeffrey C. Ballowe......................      60,000         *
 85 Estrada Calabasa
 Santa Fe, New Mexico 87501
All directors and officers as a group
 (16 persons) (6).......................  29,170,562      88.3%

--------
 *Less than 1% of the outstanding shares of common stock

(1) Consists of 5,011,485 shares held by Mohr, Davidow Ventures V, L.P., 1,890,740 shares held by Mohr, Davidow Ventures V-L, L.P. and 356,847 shares held by Mohr, Davidow Ventures V, L.P. as nominee for Mohr, Davidow Ventures Entrepreneurs' Network Fund II (A), L.P. and Mohr, Davidow Ventures Entrepreneurs' Network Fund II (B), L.P. Ms. Schoendorf is a director of Onvia.com and a member of Mohr, Davidow Ventures, the general partner of Mohr, Davidow Ventures V, L.P. Ms. Schoendorf disclaims beneficial ownership of shares held by these entities except to the extent of her pecuniary interest in them.

(2) Mr. Fox is a director of Onvia.com and managing director of Internet Capital Group, Inc. Mr. Fox disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.

(3) Mr. Simunovic is a director of Onvia.com and Senior Vice President of GE Equity, a subsidiary of GE Capital. Mr. Simunovic disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.

(4) Consists of 2,800,000 shares held by Mr. Ayer and 120,000 shares held by his spouse Wendy Ayer.

(5) Consists of 103,979 shares held by Mr. Ericson and 281,977 shares held by VLG Investments 1999. Mr. Ericson is a director of Onvia.com and a director of Venture Law Group. VLG Investments 1999 is an investment partnership affiliated with Venture Law Group. Mr. Ericson disclaims beneficial ownership of the shares held by VLG Investments 1999 except to the extent of his pecuniary interest in them.

(6) Includes an aggregate of 1,925,560 shares subject to options outstanding as of September 30, 1999 that were made immediately exercisable by our board in December 1999 subject to a repurchase option by us which lapses as the shares vest. Also includes shares of which the applicable officer or director may disclaim beneficial ownership.

                          DESCRIPTION OF CAPITAL STOCK

   As of the closing of this offering, our authorized capital stock will
consist of 150,000,000 shares of common stock, par value $      per share, and
15,000,000 shares of preferred stock, par value $      per share.

Common Stock

   As of September 30, 1999, there were 29,790,689 shares of common stock outstanding, assuming the conversion of all outstanding shares of preferred stock into common stock and the exercise of warrants to purchase 384,624 shares of our common stock that will expire if not exercised prior to the offering. This excludes 1,689,701 shares of Series C preferred stock we sold in December 1999 which will convert into common stock upon closing of this offering.

   The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. There are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared by the board of directors out of funds legally available for dividends. In the event of a liquidation, dissolution or winding up of Onvia.com, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

   We are authorized to issue 15,000,000 shares of undesignated preferred stock. The board of directors has the authority, without vote or action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, the effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of Onvia.com without further action by the stockholders and may adversely affect the rights of the holders of common stock. We intend to reserve shares of preferred stock in connection with the adoption of a stockholders' rights plan. We have no other present plans to issue any shares of preferred stock.

Warrants

   As of September 30, 1999, warrants were outstanding to purchase an aggregate of 1,015,943 shares of common stock with exercise prices ranging between $0.005 and $2.47 per share. Of these, warrants to purchase 384,624 shares of common stock with an exercise price of $0.005 per share will automatically expire if not exercised upon completion of this offering.

Registration Rights

   As of September 30, 1999, the holders of approximately 31,727,085 shares of common stock, including shares of common stock issuable upon exercise of warrants and upon conversion of shares of Series C preferred stock we issued in December 1999, are entitled to certain rights with respect to registration of these shares under the Securities Act. We refer to these shares as the "registrable securities," although some of these shares that are held by holders of shares of our common stock are only considered to be registrable securities for purposes of participation in registrations undertaken by us. These rights are provided under the terms of an agreement between us and the holders of these securities. Under these registration rights, beginning on the earlier of February 24, 2003 or six months after the effective date of this offering, holders of at least a majority of the then-outstanding registrable securities may require on two occasions that we register their shares for public resale. In addition, any holder or holders of then-outstanding registrable securities may require that we register their shares for public resale on Form S-3 or similar short-form registration, provided we are eligible to use Form S-3 or similar short-form registration statement and that the value of the securities to be registered is at least $5,000,000. In the event Onvia.com elects to register any of its shares of common stock in a public offering, the holders of registrable securities are entitled to include their shares of common stock in the registration, subject to the right of the underwriters of the offering to reduce the number of shares proposed to be registered in view of market conditions. We are required to pay all expenses in connection with any of these registrations other than underwriting discounts and commissions. All registration rights will terminate five years after the date of this offering or, with respect to each holder of registrable securities, at the time as the holder is entitled to sell all of its shares in any three-month period under Rule 144 of the Securities Act.

Anti-Takeover Provisions

   We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless, with some exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's outstanding voting stock. This provision may have the effect of delaying, deferring or preventing a change in control of Onvia.com without further action by the stockholders.

   In addition, upon completion of this offering, we will have in place the following provisions which may have the effect of delaying or preventing changes in control of Onvia.com:

  . we will have a classified board of directors where only approximately one-third of our directors will be up for election by the stockholders each year;

  . we will have provisions in our charter documents that will limit the ability of our stockholders to call meetings of the stockholders;

  . we will eliminate the ability of our stockholders to take action by written consent; and

  . we will have authorized 15,000,000 shares of preferred stock that, without further vote or action by the stockholders, may be issued by the board of directors to impede the success of any attempt to change control of Onvia.com. We intent to use a portion of these shares of preferred stock as part of a stockholders' rights plan, which will give our board significant power in avoiding unwanted takeovers of Onvia.com.

   Our stock option plan, employee stock purchase plan and directors' stock option plan generally provide for assumption of these plans or substitution of an equivalent option of a successor corporation or, alternatively, at the discretion of the Board of Directors, exercise of some or all of the options stock, including non-vested shares, or acceleration of vesting of shares issued pursuant to stock grants, upon a change of control or similar event.

Transfer Agent and Registrar

   The transfer agent and registrar for the common stock is U.S. Stock Transfer Corporation.

Listing

   We have applied for approval for quotation on the Nasdaq Stock Market's National Market under the symbol "ONVI" for our common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

   Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect its market price and impair our ability to raise equity capital in the future. Only a limited number of shares will be available for sale shortly after this offering because of contractual and legal restrictions on resale as described below; however, after these restrictions lapse, sales of substantial amounts of our common stock in the public market are possible.

   Upon completion of the offering, we will have outstanding    shares of
common stock. Of these shares, the shares sold in the offering, plus any shares issued upon exercise of the underwriters' over-allotment option, will be freely tradable without restriction under the Securities Act, unless purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. Affiliates are generally our officers, directors and 10% stockholders.

   The remaining 31,480,390 shares outstanding, which includes the 1,689,701 shares of Series C preferred stock that we issued in December 1999, are "restricted securities" within the meaning of Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 under the Securities Act, which are summarized below. Sales of the restricted shares in the public market or the availability of these shares for sale could adversely affect the market price of the common stock.

   Our directors, officers and securityholders have entered into lock-up agreements in connection with this offering generally providing that they will not offer, sell, contract to sell or grant any option to purchase or otherwise dispose of our common stock or any securities exercisable for or convertible into our common stock owned by them for a period of 180 days after the date of this prospectus without the prior written consent of Credit Suisse First Boston Corporation, the representative of the underwriters. Taking into account the lock-up agreements, and assuming Credit Suisse First Boston Corporation does not release stockholders from these agreements, the following shares will be eligible for sale in the public market at the following times:

  . Beginning on the effective date of this prospectus, only the shares sold in the offering will be immediately available for sale in the public market.

  . Beginning 180 days after the effective date, approximately 22,518,604 shares will be eligible for sale pursuant to Rule 701 and Rule 144, assuming no exercise of options. In addition, warrants to purchase an aggregate of 631,319 shares will be outstanding after this offering, which, if exercised pursuant to net-exercise provisions, may be sold beginning 180 days after the effective date.

  . An additional 7,272,085 shares will be eligible for sale pursuant to Rule 144 after September 2000, and an additional 1,689,701 shares will be eligible for sale pursuant to Rule 144 after December 2000.

   Under Rule 144, the number of shares that may be sold by our affiliates are subject to volume restrictions. In general, under Rule 144, and beginning after the expiration of the lock-up agreements 180 days after the date of this prospectus, a person who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of the following:

  .  one percent of the number of shares of common stock then outstanding
     (which will equal approximately    shares immediately after the
     offering);

  . the average weekly trading volume of the common stock during the four calendar weeks preceding the sale.

   Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell these shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

   Rule 701, as currently in effect, permits resales of shares in reliance upon Rule 144 but without compliance with some of its restrictions, including the holding period requirement. Any of our employees, officers, directors or consultants who purchased shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 144. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirement of Rule 144. Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144. In addition, we intend to file one or more registration statements under the Securities Act promptly after the effective date to register shares to be issued pursuant to our employee benefit plans. As a result, any options exercised under the 1999 stock option plan, the 2000 employee stock purchase plan, the 2000 directors' stock option plan or any other benefit plan after the effectiveness of a registration statement will also be freely tradable in the public market, except that shares held by affiliates will still be subject to the volume limitation, manner of sale, notice and public information requirements of Rule 144. As of September 30, 1999, there were outstanding options for the purchase of 4,478,016 shares of our common stock under the 1999 stock option plan. No shares have been issued to date under the 2000 employee stock purchase plan or the 2000 directors' stock option plan.

                                  UNDERWRITING

   Under the terms and subject to the conditions contained in the underwriting
agreement dated           , 1999, we have agreed to sell to the underwriters
named below, for whom Credit Suisse First Boston Corporation, Hambrecht & Quist LLC, FleetBoston Robertson Stephens Inc., E*OFFERING Corp. and William Blair & Company, L.L.C. are acting as representatives, the following respective number of shares of common stock:

                                                                        Number
   Underwriter                                                         of Shares
   -----------                                                         ---------
   Credit Suisse First Boston Corporation.............................
   FleetBoston Robertson Stephens Inc. ...............................
   Hambrecht & Quist LLC..............................................
   E*OFFERING Corp. ..................................................
   William Blair & Company, L.L.C. ...................................
                                                                       ---------
     Total............................................................
                                                                       =========

   The underwriting agreement provides that the underwriters are obligated to purchase all of the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of common stock may be terminated.

   We have granted to the underwriters a 30-day option to purchase on a pro
rata basis up to       additional shares at the initial offering price less the
underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

   The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus and to selling
group members at that price less a concession of $         per share. The
underwriters and the selling group members may allow a discount of $ per share on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the representatives.

   The following table summarizes the compensation and expenses we will pay.

                                       Per Share                       Total
                             ----------------------------- -----------------------------
                                Without          With         Without          With
                             Over-Allotment Over-Allotment Over-Allotment Over-Allotment
                             -------------- -------------- -------------- --------------
   Underwriting discounts
    and commissions paid by
    us.....................    $              $              $              $
   Expenses payable by us..    $              $              $              $

   The underwriters have informed us that they do not expect discretionary sales to exceed 5% of the shares of common stock being offered.

   We and our officers and directors and all of our stockholders have agreed that we and they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to any additional shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing without the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this prospectus, except, in our case, issuances pursuant to the exercise of employee stock options outstanding on the date hereof.

   At our request, the underwriters have reserved up to      shares of common
stock offered hereby for sale at the initial public offering price to our customers, consultants and others with whom we do business, existing stockholders and friends of Onvia.com. As a result, the number of shares available for sale to the general public will be reduced to the extent that persons purchase these reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same basis as the other shares of common stock offered hereby.

   We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect to those liabilities.

   We have applied to list our common stock on The Nasdaq Stock Market's National Market under the symbol "ONVI."

   In December 1999, we sold shares of our Series C preferred stock in a private placement at a purchase price of $13.71 per share. In this private placement, Credit Suisse First Boston Corporation purchased 72,927 shares, FleetBoston Robertson Stephens Inc. purchased 36,463 shares, Hambrecht & Quist LLC purchased 36,463 shares, E*OFFERING Corp. purchased 7,293 shares and William Blair & Company, L.L.C. purchased 36,463 shares. These organizations purchased theses shares of Series C preferred stock on the same terms as the other investors in the private placement.

   Prior to this offering, there has been no public market for the common stock. The initial public offering price will be determined by negotiation between us and the representatives. The principal factors to be considered in determining the public offering price include the following:

  . the information set forth in this prospectus and otherwise available to the representatives;

  .  market conditions for initial public offerings;

  .  the history and the prospects for the industry in which we will compete;

  .  the ability of our management;

  .  our prospects for future earnings;

  . the present state of our development and our current financial condition;

  . the general condition of the securities markets at the time of this offering; and

  . the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies.

   The representatives may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

  . Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  . Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

  . Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on The Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

                          NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

   The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are effected. Accordingly, any resale of the common stock in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

Representations of Purchasers

   Each purchaser of common stock in Canada who receives a purchase confirmation will be deemed to represent to us and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such common stock without the benefit of a prospectus qualified under these securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent; and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

Rights of Action Applicable to Ontario Purchasers

   The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the federal securities laws.

Enforcement of Legal Rights

   All of the issuer's directors and officers as well as the experts named in this prospectus may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

Notice to British Columbia Residents

   A purchaser of common stock to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any common stock acquired by such purchaser in this offering. This report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one report must be filed in respect of common stock acquired on the same date and under the same prospectus exemption.

Taxation and Eligibility for Investment

   Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and with respect to the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

   The validity of the common stock offered hereby will be passed upon for Onvia.com by Venture Law Group, A Professional Corporation, Kirkland, Washington. An investment partnership affiliated with Venture Law Group owns an aggregate of 281,977 shares of our common stock, Mr. Ericson, a director of Onvia.com and a director of Venture Law Group, owns 103,979 shares of our common stock, and other attorneys at Venture Law Group own an aggregate of 32,364 shares of our common stock. The underwriters have been represented by Wilson Sonsini Goodrich & Rosati, Palo Alto, California.

                                    EXPERTS

   The consolidated financial statements as of December 31, 1998 and September 30, 1999 and for the period from March 25, 1997 (inception) through December 31, 1997, for the year ended December 31, 1998, and for the nine months ended September 30, 1999 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE TO FIND ADDITIONAL INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement or in the exhibits and schedules to the registration statement. For more information about us and the common stock we are offering, you should review the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or other document to which reference is made are not necessarily complete, and in each instance you should review the copy of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement may be inspected by anyone without charge at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of all or any portion of the registration statement from that office at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Independent Auditors' Report.............................................. F-2


Consolidated Balance Sheets............................................... F-3


Consolidated Statements of Operations..................................... F-4


Consolidated Statements of Changes in Stockholders' (Deficit) Equity...... F-5


Consolidated Statements of Cash Flows..................................... F-6


Notes to Consolidated Financial Statements................................ F-7

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders of
Onvia.com, Inc.
Seattle, Washington

   We have audited the accompanying consolidated balance sheets of Onvia.com, Inc. and subsidiary (the Company) as of December 31, 1998 and September 30, 1999, and the related consolidated statements of operations, changes in stockholders' (deficit) equity, and cash flows for the period from March 25, 1997 (inception) through December 31, 1997, for the year ended December 31, 1998, and for the nine months ended September 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and September 30, 1999, and the results of their operations and their cash flows for the period from March 25, 1997 (inception) through December 31, 1997, for the year ended December 31, 1998, and for the nine months ended September 30, 1999, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP


Seattle, Washington
November 18, 1999 (December 20, 1999 as to Note 12)

                                ONVIA.COM, INC.

                          Consolidated Balance Sheets

                    December 31, 1998 and September 30, 1999

                                                                  Pro Forma
                                                                Stockholders'
                                                                  Equity at
                                  December 31, September 30,  September 30, 1999
                                      1998         1999            (Note 8)
                                  ------------ -------------  ------------------
                                                                 (Unaudited)
                           Assets
Current assets:
  Cash and cash equivalents......  $  44,659   $ 26,036,867
  Accounts receivable............     47,072        192,827
  Inventory......................     65,204        531,942
  Prepaid expenses...............      2,212      1,638,946
  Stock subscription receivable..                 4,000,000
                                   ---------   ------------
    Total current assets.........    159,147     32,400,582
Property and equipment, net......     20,925      4,826,993
Other assets.....................                   971,283
                                   ---------   ------------
    Total assets.................  $ 180,072   $ 38,198,858
                                   =========   ============
       Liabilities and Stockholders' (Deficit) Equity
Current liabilities:
  Accounts payable...............  $ 219,852   $  3,137,379
  Accrued expenses...............    365,820      2,699,175
  Unearned revenue...............     42,425        253,721
  Convertible notes..............    344,407
  Current portion of long-term
   debt..........................                 3,766,192
                                   ---------   ------------
    Total current liabilities....    972,504      9,856,467
Long-term debt...................                 5,464,670
                                   ---------   ------------
    Total liabilities............    972,504     15,321,137
                                   ---------   ------------
Commitments and contingencies
 (Note 6)
Stockholders' (deficit) equity:
  Convertible preferred stock; no
   par value:
    Series A; 12,000,000 shares
     authorized; 10,109,748
     shares issued and
     outstanding; ($11,819,991
     liquidation preference).....                12,724,961      $       --
    Series B; 8,000,000 shares
     authorized; 7,272,085 shares
     issued and outstanding;
     ($25,000,000 liquidation
     preference).................                24,969,851              --
  Common stock; no par value:
   62,000,000 shares authorized;
   4,000,400 and 12,024,232
   shares issued and
   outstanding...................     10,070      5,390,468       43,085,280
  Unearned stock compensation....                (3,202,708)      (3,202,708)
  Accumulated deficit............   (802,502)   (17,004,851)     (17,004,851)
                                   ---------   ------------      -----------
    Total stockholders' (deficit)
     equity......................   (792,432)    22,877,721      $22,877,721
                                   ---------   ------------      ===========
  Total liabilities and
   stockholders' (deficit)
   equity........................  $ 180,072   $ 38,198,858
                                   =========   ============

                See Notes to Consolidated Financial Statements.

                                ONVIA.COM, INC.

                     Consolidated Statements of Operations

       Period from March 25, 1997 (inception) through December 31, 1997,
 Year Ended December 31, 1998 and Nine Months Ended September 30, 1998 and 1999

                                                       Nine months
                          March 25, 1997                  ended      Nine months
                          (inception) to  Year ended  September 30,     ended
                           December 31,  December 31,     1998      September 30,
                               1997          1998      (unaudited)      1999
                          -------------- ------------ ------------- -------------
Revenue.................    $   62,174    $1,037,271   $  653,232   $ 13,168,472
Cost of goods sold......        46,894     1,082,448      608,691     15,708,812
                            ----------    ----------   ----------   ------------
Gross margin............        15,280       (45,177)      44,541     (2,540,340)
Operating expenses:
  Sales and marketing...        41,321       206,436       74,646      6,320,734
  Technology and
   development..........        12,707       191,968       97,123      2,576,634
  General and
   administrative.......        91,624       224,941      151,612      2,725,017
  Amortization of
   unearned stock-based
   compensation.........                                               1,714,252
                            ----------    ----------   ----------   ------------
    Total operating
     expenses...........       145,652       623,345      323,381     13,336,637
                            ----------    ----------   ----------   ------------
Loss from operations....      (130,372)     (668,522)    (278,840)   (15,876,977)
Other income (expense):
  Interest income.......                                                 182,463
  Interest expense......                      (3,608)      (2,039)      (507,835)
                            ----------    ----------   ----------   ------------
Net loss................    $ (130,372)   $ (672,130)  $ (280,879)  $(16,202,349)
                            ==========    ==========   ==========   ============
Basic and diluted net
 loss per common share..    $    (0.03)   $    (0.17)  $    (0.07)  $      (2.84)
                            ==========    ==========   ==========   ============
Pro forma net loss per
 common share
 (unaudited)............                  $    (0.17)               $      (1.18)
                                          ==========                ============
Basic and diluted
 weighted average shares
 outstanding............     4,000,400     4,000,400    4,000,400      5,695,076
                            ==========    ==========   ==========   ============
Pro forma weighted
 average shares
 outstanding
 (unaudited)............                   4,000,400                  13,731,030
                                          ==========                ============


                See Notes to Consolidated Financial Statements.

                                ONVIA.COM, INC.

     Consolidated Statements of Changes in Stockholders' (Deficit) Equity

       Period from March 25, 1997 (inception) through December 31, 1997, Year Ended December 31, 1998 and Nine Months Ended September 30, 1999

                                                                                       M-Depot Internet
                          Series A              Series B           Onvia.com, Inc.     Superstore, Inc.
                      preferred stock        preferred stock        common stock         common stock
                   ---------------------- --------------------- ---------------------- ------------------     Unearned
                     Shares     Amount     Shares     Amount      Shares      Amount    Shares    Amount    compensation
                   ---------- ----------- --------- ----------- ----------  ---------- --------  --------   ------------
BALANCE, March
25, 1997
(inception)......         --  $       --        --  $       --   4,000,000  $   10,000      --   $    --    $       --
 Issuance of
 common stock....                                                                           400        70
 Net loss........
                   ---------- ----------- --------- ----------- ----------  ----------  -------  --------   -----------
BALANCE, December
31, 1997.........                                                4,000,000      10,000      400        70
 Exchange of M-
 Depot Internet
 Superstore, Inc.
 common stock for
 Onvia.com, Inc.
 common stock....                                                      400          70     (400)      (70)
 Net loss........
                   ---------- ----------- --------- ----------- ----------  ----------  -------  --------   -----------
BALANCE, December
31, 1998.........                                                4,000,400      10,070
 Cancellation of
 inception
 shares..........                                               (4,000,400)
 Issuance of
 nonvested common
 stock...........                                               11,992,180     697,569                         (476,144)
 Conversion of
 notes payable
 into Series A
 preferred
 stock...........   1,129,018   1,319,997
 Issuance of
 Series A
 preferred stock,
 net of offering
 costs of
 $232,580........   8,980,730  10,251,821
 Issuance of
 common stock
 warrants........                                                              241,853
 Issuance of
 Series A
 preferred
 warrants........               1,153,143
 Exercise of
 common stock
 warrants........                                                   32,052         160
 Issuance of
 Series B
 preferred stock,
 net of offering
 costs of
 $30,149.........                         7,272,085  24,969,851
 Unearned
 compensation
 relating to
 issuance of
 stock options...                                                            3,569,221                       (3,569,221)
 Change in
 unearned
 compensation for
 non-employees...                                                              871,595                         (871,595)
 Amortization of
 unearned
 compensation on
 nonvested common
 stock...........                                                                                               331,235
 Amortization of
 unearned
 compensation on
 stock options...                                                                                             1,383,017
 Net loss........
                   ---------- ----------- --------- ----------- ----------  ----------  -------  --------   -----------
BALANCE,
September 30,
1999.............  10,109,748 $12,724,961 7,272,085 $24,969,851 12,024,232  $5,390,468      --   $    --    $(3,202,708)
                   ========== =========== ========= =========== ==========  ==========  =======  ========   ===========
                   Accumulated
                     deficit        Total
                   ------------- ------------
BALANCE, March
25, 1997
(inception)......  $        --   $    10,000
 Issuance of
 common stock....                         70
 Net loss........      (130,372)    (130,372)
                   ------------- ------------
BALANCE, December
31, 1997.........      (130,372)    (120,302)
 Exchange of M-
 Depot Internet
 Superstore, Inc.
 common stock for
 Onvia.com, Inc.
 common stock....
 Net loss........      (672,130)    (672,130)
                   ------------- ------------
BALANCE, December
31, 1998.........      (802,502)    (792,432)
 Cancellation of
 inception
 shares..........
 Issuance of
 nonvested common
 stock...........                    221,425
 Conversion of
 notes payable
 into Series A
 preferred
 stock...........                  1,319,997
 Issuance of
 Series A
 preferred stock,
 net of offering
 costs of
 $232,580........                 10,251,821
 Issuance of
 common stock
 warrants........                    241,853
 Issuance of
 Series A
 preferred
 warrants........                  1,153,143
 Exercise of
 common stock
 warrants........                        160
 Issuance of
 Series B
 preferred stock,
 net of offering
 costs of
 $30,149.........                 24,969,851
 Unearned
 compensation
 relating to
 issuance of
 stock options...
 Change in
 unearned
 compensation for
 non-employees...
 Amortization of
 unearned
 compensation on
 nonvested common
 stock...........                    331,235
 Amortization of
 unearned
 compensation on
 stock options...                  1,383,017
 Net loss........   (16,202,349) (16,202,349)
                   ------------- ------------
BALANCE,
September 30,
1999.............  $(17,004,851) $22,877,721
                   ============= ============

                See Notes to Consolidated Financial Statements.

                                ONVIA.COM, INC.

                     Consolidated Statements of Cash Flows

       Period from March 25, 1997 (inception) through December 31, 1997,
 Year Ended December 31, 1998 and Nine Months Ended September 30, 1998 and 1999

                                                       Nine months
                          March 25, 1997                  ended      Nine months
                          (inception) to  Year ended  September 30,     ended
                           December 31,  December 31,     1998      September 30,
                               1997          1998      (unaudited)      1999
                          -------------- ------------ ------------- -------------
Cash flows from
 operating activities:
  Net loss..............    $(130,372)    $(672,130)    $(280,879)  $(16,202,349)
  Adjustments to
   reconcile net loss to
   net cash provided
   (used) by operating
   activities:
  Depreciation and
   amortization.........       10,000         2,158         1,114        636,680
  Amortization of
   unearned stock-based
   compensation.........                                               1,714,252
  Amortization of debt
   discount.............                                                  70,218
  Noncash interest
   expense related to
   issuance of common
   stock warrants.......                                                 241,853
  Change in certain
   assets and
   liabilities:
    Accounts
     receivable.........                    (48,268)      (16,194)      (142,279)
    Inventory...........       (2,873)      (64,116)       (7,629)      (463,368)
    Prepaid expenses....       (3,631)        1,177         1,226     (1,235,845)
    Other assets........                                              (1,018,634)
    Accounts payable....        9,130       216,784       228,224      2,901,854
    Accrued expenses....      121,871       246,798        88,709      2,539,667
    Unearned revenue....        2,148        41,644         5,294        208,594
                            ---------     ---------     ---------   ------------
  Net cash provided
   (used) by operating
   activities...........        6,273      (275,953)       19,865    (10,749,357)
Cash flows from
 investing activities:
  Additions to property
   and equipment........                    (23,083)      (10,629)    (4,133,365)
Cash flows from
 financing activities:
  Proceeds from
   convertible debt.....                    344,407                      975,590
  Proceeds from issuance
   of long-term debt....                                               9,163,888
  Repayments on long-
   term debt............                                                (508,715)
  Proceeds from issuance
   of common stock......           70                                     12,828
  Proceeds from issuance
   of Series A preferred
   stock, net...........                                              10,251,821
  Proceeds from issuance
   of Series B preferred
   stock, net...........                                              20,969,851
                            ---------     ---------     ---------   ------------
  Net cash provided by
   financing
   activities...........           70       344,407                   40,865,263
Effect of exchange rate
 changes on cash........         (736)       (6,319)       (6,066)         9,667
                            ---------     ---------     ---------   ------------
Net increase in cash and
 cash equivalents.......        5,607        39,052         3,170     25,992,208
Cash and cash
 equivalents, beginning
 of year................                      5,607         5,607         44,659
                            ---------     ---------     ---------   ------------
Cash and cash
 equivalents, end of
 year...................    $   5,607     $  44,659     $   8,777   $ 26,036,867
                            =========     =========     =========   ============

                See Notes to Consolidated Financial Statements.

                                ONVIA.COM, INC.

                   Notes to Consolidated Financial Statements

 Nine Months Ended September 30, 1998 (unaudited) and 1999, Year Ended December
                                    31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997
Note 1: Summary of Significant Accounting Policies

 Description of business

   Onvia.com, Inc., formerly known as MegaDepot.com, Inc., (the "Company") was incorporated on March 25, 1997 as MegaDepot, Inc. in the State of Washington. M-Depot Internet Superstore, Inc., a company owned by the majority stockholder of the Company, was incorporated in British Columbia, Canada on June 6, 1997. In June 1998, the Company moved its headquarters from Vancouver, B.C. to Seattle, Washington. On December 28, 1998, MegaDepot, Inc. exchanged shares of its common stock for all of the outstanding common stock of M-Depot Internet Superstore, Inc. (the "Subsidiary"). In February 1999, the Company changed its name from MegaDepot, Inc. to MegaDepot.com, Inc., and in May 1999, changed its name from MegaDepot.com, Inc. to Onvia.com, Inc.

   The Company is an online supplier of goods and services to the small business market. Through its web site customers can order a wide variety of products commonly used by small businesses, such as computer hardware and software, office supplies, office machines, office furniture and phone systems. In addition, customers can order a variety of services commonly used by small businesses, such as long distance phone service, cellular phone service, credit card processing and payroll service. The Company also provides an online business exchange service that connects small business buyers and sellers.

 Basis of consolidation

   The financial statements include the accounts of the Company and its wholly owned subsidiary. As the companies were under common control from inception of the Company, the financial statements are presented on a consolidated or combined basis for all periods presented. All significant intercompany accounts and transactions have been eliminated.

 Unaudited interim financial information

   The interim financial information for the nine months ended September 30, 1998 is unaudited and has been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited financial information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information.

 Fair value of financial instruments

   The Company's financial instruments consist of cash and cash equivalents, accounts receivable, prepaid expenses, other assets, accounts payable, accrued liabilities, convertible notes and long-term debt. Except for long-term debt and convertible notes, the carrying amounts of financial instruments approximate fair value due to their short maturities. The fair values of long-term debt and convertible notes are not materially different from their carrying amounts, based on interest rates available to the Company for similar types of arrangements.

 Significant vendors

   Approximately 78% of inventory purchases were from one supplier in the nine months ended September 30, 1999. Three suppliers comprised 50%, 21%, and 21%, respectively of total inventory purchases for the nine months ended September 30, 1998. Three suppliers comprised 41%, 29% and 25%, respectively, of

                                ONVIA.COM, INC.

           Nine Months Ended September 30, 1998 (unaudited) and 1999,
                          Year Ended December 31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997 total inventory purchases for the year ended December 31, 1998. Two suppliers comprised 69% and 31%, respectively, of total inventory purchases for the period from March 25, 1997 (inception) to December 31, 1997.

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and cash equivalents

   The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

 Inventory

   Inventory is stated at the lower of cost or market. Inventory represents product shipped by the Company's suppliers, which has not been received by customers. The Company does not stock its own inventory or maintain warehouse locations, however, the Company does take ownership at the time of shipment from the supplier until the product is received by the customer. In addition, the Company assumes economic risk related to returned or damaged products.

 Property and equipment

   Equipment is stated at cost. Depreciation expense is recorded using the straight-line method over estimated useful lives ranging from three to five years. Leasehold improvements are depreciated over the lesser of the useful lives or term of the lease.

 Revenue recognition

   Revenue from product sales is recognized upon receipt of product by the customer. The Company acts as principal in those transactions, as orders are initiated directly on the Company's web site, the Company takes title to the goods during shipment, and has economic risk related to collection, customer service and returns. Unearned revenue consists of payments received from customers for product in transit to the customer. Revenue from exchange services provided to customers was insignificant for all periods presented.

 Income taxes

   The Company accounts for income taxes using the asset and liability method under which deferred tax assets, including the tax benefit from net operating loss carryforwards and liabilities are determined based on temporary differences between the book and tax bases of assets and liabilities. A valuation allowance has been established for the full amount of the deferred tax assets.

 Valuation of long-lived assets

   The Company periodically evaluates the carrying value of its long-lived assets, including, but not limited to, property and equipment and other assets. The carrying value of a long-lived asset is considered impaired

                                ONVIA.COM, INC.

           Nine Months Ended September 30, 1998 (unaudited) and 1999,
                          Year Ended December 31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997 when the undiscounted net cash flow from such asset is estimated to be less than its carrying value. Management does not believe that there were any long-lived assets, which were subject to impairment at September 30, 1999.

 Detachable stock purchase warrants

   Proceeds from debt issued with detachable stock purchase warrants are allocated between the debt and the warrants based on their relative fair values. The value ascribed to the warrants is recorded as a debt discount and amortized to interest expense over the term of the related debt using the effective interest method.

 Stock-based compensation

   The Company's stock option plan is subject to the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under the provisions of this standard, employee and director stock-based compensation expense is measured using either the intrinsic-value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), or the fair value method described in SFAS 123. Companies choosing the intrinsic-value method are required to disclose the pro forma impact of the fair value method on net income. The Company has elected to account for its employee and director stock-based awards under the provisions of APB 25. Under APB 25, compensation cost for stock options is measured as the excess, if any, of the fair value of the underlying common stock on the date of grant over the exercise price of the stock option. The Company is required to implement the provisions of SFAS 123 for stock-based awards to those other than employees and directors. Stock-based compensation expense for all equity instruments is recognized on an accelerated basis.

 Advertising costs

   The Company expenses advertising costs as incurred. Advertising expense, excluding amounts for co-branding agreements, for the nine months ended September 30, 1999, the nine months ended September 30, 1998 and the year ended December 31, 1998 was $3,533,955, $18,576 and $22,560, respectively. There was no advertising expense for the period from March 25, 1997 (inception) to December 31, 1997. At September 30, 1999, prepaid advertising costs of $1,075,534, which are for future advertising placements, are included in prepaid expenses.

 Comprehensive income

   The Company has adopted the provisions of Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") effective January 1, 1998. SFAS No. 130 requires the presentation of comprehensive income and its components. Comprehensive income is the change in equity from transactions and other events and circumstances other than those resulting from investments by owners and distributions to owners. For the nine months ended September 30, 1999 and the year ended December 31, 1998, the components of other comprehensive income were insignificant.

 Foreign currency adjustment

   The functional currency of the Subsidiary in Canada is the Canadian dollar. Realized foreign currency transaction gains and losses are insignificant and are included in cost of sales. Assets and liabilities of the Subsidiary in Canada have been translated to U.S. dollars at year-end exchange rates. Revenues and expenses have been translated at average monthly exchange rates.

                                ONVIA.COM, INC.

           Nine Months Ended September 30, 1998 (unaudited) and 1999,
                          Year Ended December 31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997

 Commitments and contingencies

   The Company is subject to various legal proceedings that arise in the ordinary course of business. In the opinion of management, the outcome of these matters is not expected to have a material effect on the consolidated financial position or results of operations of the Company.

 Net loss per share

   Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period, including contingently issuable shares for which all necessary conditions have been satisfied. Diluted net loss per share is computed by dividing net loss by the weighted average number of common shares and dilutive potential common shares outstanding during the period. Securities totaling 27,902,354, 16,599 and 294,578 shares for the nine months ended September 30, 1999, the nine months ended September 30, 1998 and for the year ended December 31, 1998, respectively, have been excluded from the computation of diluted net loss per share as their effects would be antidilutive. There were no dilutive common stock equivalents for the period from March 25, 1997 (inception) through December 31, 1997. Pro forma loss per share (unaudited) and pro forma weighted average shares outstanding (unaudited) reflect the assumed conversion of convertible preferred stock, as if such conversion occurred at the original date of issuance (see Note 8).

 Internally developed software

   Effective for fiscal years beginning after December 15, 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. The Company adopted SOP 98-1 on January 1, 1999 and capitalized $198,814 in internally developed software costs. Capitalized software costs are amortized on a straight-line basis over a useful life ranging from one to three years. Amortization related to the capitalized software was $47,381 for the nine months ended September 30, 1999.

 Start-up costs

   In April 1998, the AICPA issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities." This statement requires companies to expense the costs of start-up activities and organization costs as incurred. The Company adopted SOP 98-5 on January 1, 1999, and there was no material impact on the accompanying financial statements.

 New accounting pronouncements

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities.
SFAS No. 133, which will be effective for the Company for the fiscal year and quarters beginning after June 15, 2000, requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company does not expect the potential effect of adopting the provisions of SFAS No. 133 to have a significant impact on the Company's financial position, results of operations and cash flows.

                                ONVIA.COM, INC.

           Nine Months Ended September 30, 1998 (unaudited) and 1999,
                          Year Ended December 31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997


 Reclassifications

   Certain reclassifications of balances have been made for consistent presentation.

Note 2: Property and Equipment

   Property and equipment consists of the following:

                                                      December 31, September 30,
                                                          1998         1999
                                                      ------------ -------------
   Computer equipment................................   $ 17,921    $2,569,830
   Software..........................................        558     1,797,337
   Furniture and fixtures............................      4,604       587,091
   Leasehold improvements............................                  268,995
                                                        --------    ----------
                                                          23,083     5,223,253
   Less: Accumulated depreciation....................     (2,158)     (396,260)
                                                        --------    ----------
                                                        $ 20,925    $4,826,993
                                                        --------    ----------

Note 3: Convertible Notes

   During 1998, the Company issued convertible promissory notes in the amount of $344,407, which accrued interest at 8% and matured one year from issuance. In connection with these notes, the Company issued warrants to the noteholders to purchase up to 416,676 shares of common stock at $0.005 per share upon the closing of the Company's Series A preferred financing on February 25, 1999. Interest expense of $241,853 was recorded upon issuance of the warrants.

   In February 1999, the Company issued additional convertible promissory notes in the amount of $975,590 to new and existing noteholders. The notes bore interest at 6% and matured one year from issuance.

   On February 25, 1999, the outstanding principal on the convertible notes of $1,319,997 was converted into 1,129,018 shares of the Company's Series A preferred stock in conjunction with the Series A preferred financing described in Note 8.

Note 4: Long-term Debt

   In August 1999, the Company obtained financing for the purchase of software and post-contract software support in the amount of $1,658,614. The debt bears interest at 13.8% per annum and matures in September 2000. Payments of $110,278, including principal and interest, are to be made monthly through September 2000.

   In August 1999, the Company also entered into a subordinated debt arrangement with two lenders to provide financing in the amount of $7,000,000. The obligation bears interest at a coupon interest rate of 13.2% with an effective rate of 24.2% per annum and matures in February 2002. Monthly principal payments of $259,259 are scheduled beginning December 1999 through February 2002. The debt is collateralized by all assets of the Company. In conjunction with the debt financing, the Company issued warrants to purchase 582,655 shares of Series A preferred stock at $1.80 per share. The exercise price on these warrants may be reduced based upon certain events to occur in the future. The debt and warrants were recorded at their fair values of $5,905,770 and $1,094,230, respectively.

   In June 1999, the Company obtained an equipment loan financing in the aggregate amount of up to $3,000,000 for the acquisition of capital equipment. The loan bears interest at an average rate of 8.5% with an effective rate of 19.6% per annum and matures on August 1, 2002. The principal amount is payable in

                                ONVIA.COM, INC.

           Nine Months Ended September 30, 1998 (unaudited) and 1999,
                          Year Ended December 31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997

36 monthly payments; the first 35 payments of $68,514 and the last payment of $393,097, which is due in August 2002. The loan is collateralized by the equipment of the Company. In conjunction with the loan, the Company issued warrants to purchase 48,664 shares of Series A preferred stock at $2.47 per share. The debt and warrants were recorded at their fair values of $2,106,045 and $57,843, respectively. As of September 30, 1999, the Company has $836,112 available to borrow on the equipment financing agreement.

   Debt consists of the following at September 30, 1999:

   Note payable.................................................... $ 1,255,863
   Subordinated debt obligation....................................   7,000,000
   Equipment term loan.............................................   2,057,924
                                                                    -----------
                                                                     10,313,787
   Less: Unamortized debt discount.................................  (1,082,925)
                                                                    -----------
                                                                    $ 9,230,862
                                                                    ===========

   Maturities of long-term debt at September 30, 1999 are as follows:

     Year ending September 30,
     -------------------------
     2000.......................................................... $ 4,460,714
     2001..........................................................   3,834,893
     2002..........................................................   2,018,180
                                                                    -----------
                                                                     10,313,787
     Less: Unamortized debt discount...............................  (1,082,925)
                                                                    -----------
                                                                      9,230,862
     Less: Current portion, net of discount........................  (3,766,192)
                                                                    -----------
                                                                    $ 5,464,670
                                                                    ===========

Note 5: Income Taxes

   At September 30, 1999, the Company had net operating loss carryforwards of approximately $16,832,860, which may be used to offset future taxable income. These carryforwards expire beginning in 2017. Should certain changes in the Company's ownership occur, there could be a limitation on the utilization of its net operating losses.

   A reconciliation of taxes on net loss at the federal statutory rate to actual tax expense is as follows:

                             Period from
                            March 25, 1997               Nine months   Nine months
                               through      Year ended      ended         ended
                             December 31,  December 31, September 30, September 30,
                                 1997          1998         1998          1999
                            -------------- ------------ ------------- -------------
   Tax at statutory rate...    (34.0)%       (34.0)%       (34.0)%       (34.0)%
   Stock-based
    compensation...........     29.4 %         4.4 %         7.7 %         3.6 %
   Other...................      0.6 %         0.2 %         0.3 %         0.1 %
   Change in valuation
    allowance..............      4.0 %        29.4 %        26.0 %        30.3 %
                               -------       -------       -------       -------
                                 0.0 %         0.0 %         0.0 %         0.0 %
                               =======       =======       =======       =======

                                ONVIA.COM, INC.

           Nine Months Ended September 30, 1998 (unaudited) and 1999,
                          Year Ended December 31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997

   The Company's net deferred tax assets consist of the following:

                                                      December 31, September 30,
                                                          1998         1999
                                                      ------------ -------------
   Net operating loss carryforwards..................  $ 187,732    $ 5,723,172
   Prepaid expenses and other assets.................        --        (596,491)
   Other accruals....................................        484         46,660
   Fixed assets......................................     14,920        (63,137)
                                                       ---------    -----------
   Net deferred tax assets...........................    203,136      5,110,204
   Less: Valuation allowance.........................   (203,136)    (5,110,204)
                                                       ---------    -----------
   Net deferred tax asset............................  $     --     $       --
                                                       =========    ===========

   The Company has recorded a 100% valuation allowance equal to the net deferred tax asset balance based upon management's determination that the recognition criteria for realization have not been met.

Note 6: Commitments and Contingencies

   Operating leases: The Company is committed under non-cancelable operating leases for its current and former office space. During 1999, the Company subleased certain office space for amounts equal to the rental obligation, which expire in 2001. Future receipts under the operating subleases are approximately $76,000.

   Total rent expense was approximately $127,340, $3,937 and $20,330 for the nine months ended September 30, 1999, the nine months ended September 30, 1998 and for the year ended December 31, 1998, respectively. Future minimum lease payments required on non-cancelable operating leases are approximately as follows:

     For the years ending September 30,
     ----------------------------------
       2000........................................................ $   551,256
       2001........................................................     545,510
       2002........................................................     515,769
       2003........................................................     515,769
       2004........................................................     506,352
     Thereafter....................................................     852,190
                                                                    -----------
                                                                    $ 3,486,846
                                                                    ===========

   Lease deposit: The Company's leasing arrangement for its main corporate facilities requires a letter of credit of $650,000 to be issued to the landlord. This letter of credit is secured by a deposit of $650,000, which is recorded in other assets. The letter of credit expires in May 2000; however, the letter of credit is required to be renewed for consecutive one-year periods for the term of the leasing arrangement.

   Advertising agreement: In 1998, the Subsidiary entered into an agreement to pay 4% of its revenues to a third party in exchange for advertising services. Advertising expenses of $156,775, $17,874 and $22,560 were incurred under this agreement for the nine months ended September 30, 1999, the nine months ended September 30, 1998 and the year ended December 31, 1998, respectively.

   Co-branding agreements: During 1999, the Company entered into approximately 20 co-branding agreements. These agreements require monthly license fees, and certain agreements require payments based on sales generated on the co-branded site. These agreements typically lapse over a period of three to twelve months or upon 30 days notice by either party to the agreement. The related co-branding royalties are included

                                ONVIA.COM, INC.

           Nine Months Ended September 30, 1998 (unaudited) and 1999,
                          Year Ended December 31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997 in sales and marketing expenses. The Company recorded $955,736 in co-branding fees in the nine months ended September 30, 1999.

Note 7: Stock Options

   In February 1999, the Company adopted a combined stock option plan (the "1999 Plan") which provides for the issuance of incentive and nonstatutory common stock options to employees, directors and consultants of the Company. The Board of Directors reserved 5,200,000 shares of common stock to be issued in conjunction with the 1999 Plan. In conjunction with the Series B preferred financing discussed in Note 8, the Board of Directors reserved an additional 1,454,415 shares of common stock for issuance under the 1999 Plan. Pursuant to a common stock purchase agreement described in Note 8, 513,112 shares were issued from the 1999 Plan option pool.

   Stock options are granted at exercise prices and vesting schedules determined by the Board of Directors. All options granted to employees have been approved by the Board of Directors with four year vesting schedules. Options granted to consultants of the Company have been approved by the Board of Directors with varying vesting schedules of up to four years. Stock options expire ten years after the date of grant. The following table summarizes stock option activity for the nine months ended September 30, 1999:

                                                                       Weighted-
                                                                        average
                                                             Options   exercise
                                                           outstanding   price
                                                           ----------- ---------
     Options granted......................................  4,572,016    $0.30
     Options forfeited....................................    (94,000)   $0.30
                                                            ---------
     Outstanding at September 30, 1999....................  4,478,016    $0.30
                                                            =========
     Options exercisable at September 30, 1999............  1,103,828    $0.17
                                                            =========

   There were 1,663,287 shares available for issuance under the 1999 Plan as of September 30, 1999, and the weighted average fair value of options granted during this period was $.84 per share. During the nine months ended September 30, 1999, the Company recorded compensation expense of $172,381 related to the issuance of stock options for services provided by consultants and $1,210,636 on stock options issued to employees. The Company did not issue any stock options during the year ended December 31, 1998 or the period from March 25, 1997 (inception) to December 31, 1997.

   The following table summarizes information about stock options outstanding and exercisable at September 30, 1999:

                                 Options outstanding
           --------------------------------------------------------------------------------
                                                       Weighted-
                                                        average
           Range of                                    remaining
           exercise            Number                 contractual                 Options
            prices           of options                  life                   exercisable
           --------          ----------               -----------               -----------
            $0.13            1,756,956                   8.91                      742,622
            $0.25            1,836,560                   9.08                      361,206
            $0.50               69,000                   9.71                          --
            $0.75              707,000                   9.86                          --
            $1.00              108,500                   9.96                          --
                             ---------                                           ---------
                             4,478,016                   9.17                    1,103,828
                             =========                                           =========

                                ONVIA.COM, INC.

           Nine Months Ended September 30, 1998 (unaudited) and 1999,
                          Year Ended December 31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997

   In accordance with SFAS 123, the fair value of each employee option grant is estimated on the date of grant using the minimum value option-pricing model assuming the following weighted average assumptions: risk free interest rate of 5.60%; volatility of 0%; dividends of $0; and an expected life of four years. Had the Company determined compensation expense based on the fair value of the option at the grant date for all stock options issued to employees, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                                   Nine months
                                                                      ended
                                                                  September 30,
                                                                      1999
                                                                  -------------
     Net loss
     As reported................................................. $(16,202,349)
     Pro forma................................................... $(16,307,094)
     Net loss per share
     As reported-basic and diluted............................... $      (2.84)
     Pro forma-basic and diluted................................. $      (2.86)

Note 8: Stockholders' (Deficit) Equity

 Authorized shares

   On September 29, 1999, the Articles of Incorporation were amended to increase the number of authorized shares of common stock from 50,000,000 to 62,000,000 and increase the number of authorized shares of preferred stock from 12,000,000 to 20,000,000, of which 12,000,000 are designated as Series A preferred stock and 8,000,000 are designated as Series B preferred stock.

 Common stock splits

   On February 16, 1999, the Board of Directors amended the Company's Articles of Incorporation and authorized a two-for-one common stock split. The number of authorized shares of common stock of the Company was increased from 10,000,000 shares to 20,000,000 shares. In addition, on July 29, 1999, the Board of Directors approved an additional two-for-one common stock split. The stock splits were effected in the form of a stock dividend. These stock splits have been presented retroactively in the accompanying financial statements.

 Convertible preferred stock

   On February 25, 1999, the Company issued 8,980,730 shares of Series A convertible voting preferred stock at $1.17 per share resulting in proceeds of $10,251,821, net of issuance costs of $232,580 and stock subscription receivables of $15,593. A consulting firm was issued 59,872 shares as a part of this financing round in consideration for past services provided to the Company. Expense of $70,050 was recorded in conjunction with this transaction.

   The $344,407 of convertible promissory notes outstanding as of December 31, 1998 were converted into 294,576 shares of Series A preferred stock as part of this transaction. In addition, convertible promissory notes for $975,590 issued in February 1999 were converted into 834,442 shares of Series A preferred stock.

   On September 30, 1999, the Company issued 7,272,085 shares of its Series B preferred stock at $3.44 per share resulting in proceeds of $24,969,851, net of issuance costs of $30,149. Proceeds of $4,000,000 were received by the Company subsequent to period end and are recorded as a stock subscription receivable within total current assets at September 30, 1999.

                                ONVIA.COM, INC.

           Nine Months Ended September 30, 1998 (unaudited) and 1999,
                          Year Ended December 31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997


   Each share of Series A and Series B preferred stock is convertible on a one for one basis to common stock at the option of the holder, subject to adjustment in certain instances or automatically upon registration of the Company's common stock pursuant to a public offering under the Securities Act of 1933 ("an Offering"). The Series A and Series B preferred stock would be converted upon an Offering at a price of not less than $6.89 per share with aggregate proceeds of not less than $30,000,000, or by the written consent of the holders of seventy-five percent of the outstanding shares of Series B preferred stock.

   The holder of each share of preferred stock has the right to one vote for each share of common stock into which such preferred stock can be converted. Preferred stockholders have the same voting rights and powers as common stockholders. Holders of the Company's preferred stock and warrants have no registration rights.

   Dividends are based on a rate of $.105 and $.31 per share per annum on each outstanding share of Series A and Series B preferred stock, respectively, or, if greater, an amount equal to any dividend paid on any other outstanding shares of the Company. Dividends are not cumulative and are payable when and if declared by the Board of Directors.

   In the event of a liquidation of the Company, the holders of Series B preferred stock will receive a liquidation preference of up to $3.44 per share over the holders of Series A preferred and common stock. Upon satisfaction of Series B preferences, distributions will be made to Series A preferred stockholders in an amount up to $1.17 per share. Upon completion of preference distributions to Series A and Series B preferred stockholders , any remaining amounts will be distributed among the common stockholders on a pro rata basis.

 Dividend Policy

   The Company has never declared or paid dividends on its capital stock. The Company's existing borrowing agreements prohibit the payment of dividends.

 Issuance and cancellation of common stock

   On March 25, 1997, the Company issued 4,000,000 shares of common stock to the founder in exchange for certain assets with a fair value of $10,000.

   On January 18, 1999, the Company cancelled all 4,000,400 outstanding shares of the Company's common stock, pursuant to the issuance of 11,479,068 shares of nonvested common stock to employees and other outside parties.

 Issuance of nonvested common stock

   Prior to December 31, 1998 the Company entered into agreements with certain employees and other outside parties to perform services, which would be settled in cash or equity securities, at the Company's discretion. The Company recorded a liability for the cost of these agreements for each period through December 31, 1998.

   In January 1999, the Company issued 11,479,068 shares of nonvested common stock to these employees and outside parties related to these agreements. These shares are subject to a repurchase option, which allows the Company the right to repurchase the shares upon termination of employment. The repurchase option on the nonvested common stock expires ratably over four years from date of hire or commencement of services on a monthly basis. The expiration of the repurchase option may accelerate upon certain change of control transactions. Compensation expense of $44,994, $63,212, $86,084 and $122,673 was recognized during the

                                ONVIA.COM, INC.

           Nine Months Ended September 30, 1998 (unaudited) and 1999,
                          Year Ended December 31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997 nine months ended September 30, 1999, the nine months ended September 30, 1998, the year ended December 31, 1998 and the period from March 25, 1997 (inception) through December 31, 1997, respectively, related to these agreements. Expense relating to nonvested common stock to third parties was $136,582 for the nine months ended September 30, 1999.

   In April 1999, the Company issued 513,112 shares of nonvested common stock under the 1999 Plan to the chairman of the Board of Directors in exchange for $12,828. The issued shares had a fair value of $.79 per share as of the grant date. These shares are subject to a repurchase option which allows the Company the right to repurchase the shares upon termination of employment or consulting services provided. The repurchase option expires over four years with a 25% cliff after the first year and ratably thereafter on a monthly basis, and may accelerate upon certain change of control transactions. Compensation expense in the amount of $149,659 was recognized for these shares for the nine months ended September 30, 1999.

 Warrants to purchase Series A preferred stock

   During 1999, the Company issued warrants to purchase up to 582,655 shares of its Series A preferred stock at $1.80 per share in conjunction with its subordinated debt financing. These warrants are exercisable immediately upon grant and expire through the later of ten years after date of grant or five years after the closing of an Offering. The exercise price of the warrants is subject to adjustment upon the occurrence of certain corporate events or the Company meeting specified operating criteria. The Series A preferred stock purchase warrants automatically convert into common stock purchase warrants upon the effectiveness of an Offering.

   The Company also issued warrants to purchase up to 48,664 shares of its Series A preferred stock at $2.47 per share in conjunction with its equipment line financing. These warrants are exercisable immediately upon grant and expire through the later of nine years after date of grant or four years after the closing of an Offering. The warrants automatically convert into common stock purchase warrants upon the effectiveness of an Offering.

 Warrants to purchase common stock

   In February 1999, the Company issued warrants to purchase up to 416,676 shares of its common stock in conjunction with its convertible debt financing in 1998. The warrants are exercisable at $0.005 per share and vest immediately upon issuance. The warrants expire on the earliest of five years from the date of issuance; upon a change of control, as defined; or upon the closing of an initial public offering. In July 1999, a warrant holder exercised warrants to purchase 32,052 shares of common stock.

Note 9: Related Party Transactions

   The Company paid a company owned by the majority stockholder of the Company $92,808, $30,710, $83,761 and $17,497 for the nine months ended September 30, 1999, the nine months ended September 30, 1998, the year ended December 31, 1998 and the period from March 25, 1997 (inception) through December 31, 1997, respectively, for certain services, including wages, benefits, management fees, office expenses and other miscellaneous expenses. As of September 30, 1999 and 1998, and December 31, 1998 and 1997, the Company owed $12,753, $0, $10,880 and
$17,497 to this affiliated entity for services performed during the respective periods. For the nine months ended September 30, 1999, the year ended December 31, 1998 and the period from March 25, 1997 (inception) through December 31, 1997, respectively, the Company had sales of $34,916, $0 and $15,132 to this affiliated entity. In February 1999, the Company entered into an agreement

                                ONVIA.COM, INC.

           Nine Months Ended September 30, 1998 (unaudited) and 1999,
                          Year Ended December 31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997 with this affiliated entity to pay $3,300 per month for certain shared costs. This agreement was terminated in August 1999. In August 1999, the Company sub-leased its former office space to this affiliated entity. The lease expires in May 2001 with monthly payments of $2,279. The Company is a guarantor of the primary lease in the event that the affiliated entity fails to meet its obligations under the sublease.

   A director and stockholder provided legal and professional services to the Company in the amount of $247,055 during the nine month period ended September 30, 1999. Additionally, as of December 31, 1998, the Company owed certain employees $44,407 under convertible debt agreements.

Note 10: Segment Information

   Statement of Financial Accounting Standards No. 131 (SFAS No. 131") "Disclosures about Segments of an Enterprise and Related Information" establishes reporting and disclosure standards for an enterprise's operating segments. The Company uses identical principles to account for segment information as used in the accompanying financial statements. Operating segments are defined as components of an enterprise for which separate financial information is available and regularly reviewed by management. Management operates its business based upon geographic area. Operating results by business segment are as follows:

                                             US         Canada       Totals
                                        ------------  ----------  ------------
Period from March 25, 1997 (inception)
 to December 31, 1997
Net revenue...........................  $        --   $   62,174  $     62,174
Net loss..............................      (112,518)    (17,854)     (130,372)
Total assets..........................           193      11,717        11,910
Year ended December 31, 1998
Net revenue...........................  $    153,356  $  883,915  $  1,037,271
Net loss..............................      (406,795)   (265,335)     (672,130)
Total assets..........................        67,402     112,670       180,072
Property and equipment................        17,319       3,606        20,925
Depreciation and amortization.........         1,288         870         2,158
Interest expense......................           --       (3,608)       (3,608)
Additions to property and equipment...        19,477       3,606        23,083
Nine months ended September 30, 1998
 (unaudited)
Net revenue...........................  $     17,928  $  635,304  $    653,232
Net loss..............................      (186,222)    (94,657)     (280,879)
Total assets..........................         7,048      38,691        45,739
Property and equipment................         4,836       4,482         9,318
Depreciation and amortization.........           771         343         1,114
Interest expense......................           --       (2,039)       (2,039)
Additions to property and equipment...         7,607       3,022        10,629
Nine months ended September 30, 1999
Net revenue...........................  $  9,917,034  $3,251,438  $ 13,168,472
Net loss..............................   (15,215,774)   (986,575)  (16,202,349)
Total assets..........................    37,481,352     717,506    38,198,858
Property and equipment................     4,605,905     221,088     4,826,993
Other assets..........................       945,602      25,681       971,283
Depreciation and amortization.........       614,668      22,012       636,680
Interest income.......................       182,463         --        182,463
Interest expense......................      (507,835)        --       (507,835)
Noncash compensation expense..........     1,628,324      85,928     1,714,252
Additions to property and equipment...     5,152,549     236,327     5,388,876
Additions to other assets.............       992,953      25,681     1,018,634

                                ONVIA.COM, INC.

           Nine Months Ended September 30, 1998 (unaudited) and 1999,
                          Year Ended December 31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997


Note 11: Supplemental Cash Flow Information

 Noncash investing and financing activities are as follows:

     On March 25, 1997, the Company issued 4,000,000 shares of common stock to the founder in exchange for certain assets with a fair value of $10,000.

     On February 25, 1999, the Company issued warrants to purchase its common stock at $.005 per share. The noncash value allocated to these warrants was $241,853.

     On February 25, 1999, the outstanding convertible debt of the Company in the amount of $1,319,997 was converted into shares of its Series A preferred stock.

     On June 15, 1999 and August 5, 1999, the Company issued warrants to purchase its Preferred A stock in conjunction with its debt financings on these dates. The value allocated to the warrants was $1,153,143.

     In conjunction with its Series B preferred stock financing on September 30, 1999, the Company issued a stock subscription receivable for shares with a value of $4,000,000. The proceeds from this receivable were collected subsequent to September 30, 1999.

     On August 13, 1999, the Company purchased software of $1,255,511 and post-contract support of $403,103 in exchange for a promissory note.

 Supplemental cash flow information:

   Cash paid for interest during the nine months ended September 30, 1999 was $320,684. The Company paid no cash for interest in the year ended December 31, 1998 or the period from March 25, 1997 (inception) to December 31, 1997.

Note 12: Subsequent Events

   On December 20, 1999, the Board of Directors authorized the Company to file a registration statement with the Securities and Exchange Commission for the purpose of an initial public offering of the Company's common stock. Upon the completion of this offering, the Company's preferred stock will be converted into shares of common stock, and all outstanding shares of preferred stock will be cancelled and retired. Further, warrants to purchase 384,624 shares of common stock will expire if not exercised prior to the close of this offering.

   On December 15, 1999, the Company's Board of Directors approved the acceleration of vesting on all outstanding nonvested common stock and stock options issued to advisors and other outside parties. This acceleration established a measurement date for these equity instruments resulting in a significant charge to the Company's statement of operations in the fourth quarter of 1999. Further, certain stock options to purchase 1,335,777 shares of common stock issued to senior management were converted to common stock which are subject to a repurchase option upon termination of employment. These repurchase options expire over the remaining vesting period of the original stock option agreements.

   From October 1, 1999 through December 20, 1999, employees exercised options for 748,801 shares of common stock in consideration for $202,124. Non-employees exercised options for 553,956 shares of common stock in consideration for $99,244.

                                ONVIA.COM, INC.

           Nine Months Ended September 30, 1998 (unaudited) and 1999,
                          Year Ended December 31, 1998
      and Period from March 25, 1997 (inception) through December 31, 1997


   On December 16, 1999, the Company signed a lease agreement for new corporate office facilities. Monthly lease payments range from $61,625 to $173,188 through the expiration of the agreement in February, 2007. Total lease obligations under this agreement aggregate to $14,598,750 over the seven year lease period.

   On December 20, 1999, the Company consummated a sale of convertible Series C preferred stock at $13.71 per share resulting in gross proceeds of $23.2 million. The Company estimates its issuance costs to have been approximately $700,000. The Series C preferred stock is convertible into one share of common stock and has preferences, liquidation and voting rights similar to those of the Series A and B preferred stock. The Company recorded a significant preferred stock dividend immediately upon issuance of the Series C preferred stock for the value of a beneficial conversion feature equal to the difference between the estimated fair value of the Company's common stock and the purchase price. To facilitate the sales of Series C preferred stock, the Board of Directors approved an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of preferred stock from 20,000,000 to 23,000,000, of which 3,000,000 is designated as Series C preferred stock.

   On December 20, 1999, the Board of Directors approved an amendment to the Company's Articles of Incorporation to increase the number of authorized common stock from 62,000,000 to 65,000,000.

   On December 20, 1999, the Board of Directors approved an amendment to the 1999 stock option plan to increase the number of shares reserved for issuance to 9,000,000 to allow for an annual automatic increase in the number of shares reserved. Further, the Board approved a 2000 Directors' Stock Option Plan for issuance of up to 300,000 shares of common stock and a 2000 Employee Stock Purchase Plan for issuance of up to 300,000 shares of common stock. Between October 1, 1999 and December 20, 1999, the Board of Directors granted to employees 755,666 options for common stock, at a weighted average exercise price of $5.10.

   On December 20, 1999, the Board of Directors authorized the Company to re-incorporate in the State of Delaware.

   In October 1999, the Company received a promissory note from its majority stockholder in the amount of $350,000, collateralized by shares of the Company's common stock. The note bears interest at 6% per annum. The principal and interest are payable upon demand at the earlier of October 2004 or the expiration of any lock-up period after an Offering. The note also becomes due if certain change of control events take place.

   In addition, the Board of Directors authorized the issuance of promissory notes to senior executives in an aggregate amount of up to $1,000,000, collateralized by shares of the Company's common stock held by them. When issued, the notes will bear interest at a rate of 6% per annum. The principal and interest are payable upon demand at the earlier of four years from the date of issuance or the expiration of any lock-up period after a public offering. The note becomes due if certain change of control events take place.

WHAT SMALL BUSINESSES SAY ABOUT ONVIA.COM

"As a small business owner and as a one-person shop, Onvia.com has really simplified my life-you've allowed me to have the resources at my fingertips to be able to look like I am a larger company-that's very important to me. Thank you for simplifying my life!"
--Mark Dyce, principal of Kavacom

"We have generated over $15,000 worth of business as a result of Onvia.com's RFQ program in only 1 month. It's an excellent source of great leads!'
--David Daniels, Cloud Source

"I am very impressed with the OnviaFlash! newsletter I received today. It is absolutely a value-added service. Well done."
--Bruce D. Weinberg, Assistant Professor of Marketing and E-commerce, Boston University Graduate School of Management

"Starting my business 20 years ago I wish I would have had a service like Onvia.com--I've found it amazing what it can do for me as far as the marketing research, as well as the shopping for my office supplies & equipment, and long distance services. I love how you can actually compare--it's a great service for my business, like having a whole other department!'
--Crystal Wilson, founder and owner, Salon Ultimate

                              [LOGO OF ONVIA.COM]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Onvia.com in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                       Amount to
                                                                        be Paid
                                                                       ---------
   SEC registration fee............................................... $ 26,400
   NASD filing fee....................................................   10,500
   Nasdaq National Market listing fee.................................        *
   Printing and engraving expenses....................................  225,000
   Legal fees and expenses............................................  350,000
   Accounting fees and expenses.......................................  250,000
   Blue Sky qualification fees and expenses...........................    3,000
   Transfer Agent and Registrar fees..................................   10,000
   Miscellaneous fees and expenses....................................        *
                                                                       --------
       Total..........................................................        *
                                                                       ========

--------
*  To be filed by amendment.

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporations's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under specific circumstances for liabilities including reimbursement for expenses incurred arising under the Securities Act. Onvia.com's Certificate of Incorporation and Bylaws will provide for indemnification of Onvia.com's directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, Onvia.com has entered into indemnification agreements (Exhibit 10.1) with some of its officers and directors. The Underwriting Agreement (Exhibit 1.1) also provides for cross-indemnification among Onvia.com and the Underwriters with respect to certain matters, including matters arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

   (a) Since inception in March 1997, Onvia.com has issued and sold (without payment of any selling commission to any person) the following unregistered securities:

   (1) In March 1997 Onvia.com issued and sold 4,000,000 shares of its common stock at a price of $0.0025 per share to Glenn Ballman. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. Based on information supplied by Onvia.com to Mr. Ballman and the relationship between Onvia.com and Mr. Ballman, Mr. Ballman had adequate access to information about Onvia.com. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

   (2) In January 1999, Onvia.com issued and sold 400 shares of its common stock to Glenn Ballman in consideration for all of the outstanding shares of M-Depot Internet Superstore, Inc., which in December 1999 changed its name to Onvia.com, Inc., a Canadian federal corporation. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. Based on information supplied by

Onvia.com to Mr. Ballman and the relationship between Onvia.com and Mr. Ballman, Mr. Ballman had adequate access to information about Onvia.com. Mr. Ballman represented his intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and an appropriate legend was affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

   (3) In January 1999, Onvia.com issued and sold 11,479,068 shares of its common stock at a price of $0.0025 per share to 20 individuals. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. Based on representations made to Onvia.com by the investors, information supplied by Onvia.com to the investors and the relationship between Onvia.com and the investors, all investors had adequate access to information about Onvia.com. In addition, based on representations made to Onvia.com by the investors, the investors were able to bear the financial risk of their investment. The investors represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D of the Securities Act.

   (4) In February 1999, Onvia.com issued 10,109,748 shares of Series A preferred stock to a total of 35 investors for an aggregate purchase price of $11,819,991. 1,129,018 of these shares of Series A preferred stock were issued pursuant to conversion of convertible notes sold by Onvia.com between September 1998 and February 1999. The remaining 8,980,730 of these shares were sold for cash. In February 1999 Onvia.com also issued warrants to purchase up to an aggregate of 416,676 shares of common stock at an exercise price of $0.005 per share to six investors who had bought convertible notes between September and December 1998. The issuance of these securities was deemed to be exempt from registration under the Securities Act pursuant to Rule 506 under Regulation D. Based on representations made to Onvia.com by the investors, information supplied by Onvia.com to the investors and the relationship between Onvia.com and the investors, all investors had adequate access to information about Onvia.com. Based on representations made to Onvia.com by the investors, the investors were all accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act and were able to bear the financial risk of their investment. The investors represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D of the Securities Act.

   (5) In June 1999, in connection with a loan and security agreement between Onvia.com and Dominion Venture Finance L.L.C., Onvia.com issued a warrant to purchase up to 48,664 shares of Series A Preferred Stock at an exercise price of $2.47 per share. The issuance of this security was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. The investor was a lending institution. Based on representations made to Onvia.com by the investor, information supplied by Onvia.com to the investor and the relationship between Onvia.com and the investor, the investor had adequate access to information about Onvia.com The investor represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D of the Securities Act.

   (6) In August 1999, in connection with a loan and security agreement among Onvia.com, MMC/GATX Partnership No. 1 and Comdisco, Inc., Onvia.com issued a warrant to purchase up to 249,709 shares of Series A preferred stock at an exercise price of $1.80 per share to MMC/GATX Partnership No. 1 and a warrant to purchase up to 332,946 shares of Series A Preferred Stock at an exercise price of $1.80 per share to Comdisco, Inc. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on
Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The investors were lending institutions. Based on representations made to Onvia.com by the investors, information supplied by Onvia.com to the investors and the relationship between Onvia.com and the investors, the investors had adequate access to information about Onvia.com. Based on representations made to Onvia.com by the investors, the investors were accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act and were able to bear the financial risk of their investment. The investors represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D of the Securities Act.

   (7) In September 1999, Onvia.com issued and sold 7,272,085 shares of Series B preferred stock to a total of 6 investors for an aggregate purchase price of $25,000,000. The issuance of these securities was deemed to be exempt from registration under the Securities Act pursuant to Rule 506 under Regulation D. Based on representations made to Onvia.com by the investors, information supplied by Onvia.com to the investors and the relationship between Onvia.com and the investors, all investors had adequate access to information bout Onvia.com. Based on representations made to Onvia.com by the investors, the investors were all accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act and were able to bear the financial risk of their investment. The investors represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D of the Securities Act.

   (8) In December 1999, Onvia.com issued and sold a total of 1,689,701 shares of Series C preferred stock to 32 private investors for an aggregate purchase price of $23,165,800. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. These investors were sophisticated venture capital or other funds, corporations and sophisticated individuals. The actual number of investment decisionmakers is smaller than the number of investors due to the splitting out of the allocated investment by the venture capital funds among affiliated entities and individuals. Based on representations made to Onvia.com by the investors, information supplied by Onvia.com to the investors and the relationship between Onvia.com and the investors, all investors had adequate access to information bout Onvia.com. The investors represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D of the Securities Act.

   (9) Onvia.com has issued an aggregate of 5,317,682 options to purchase its common stock to 210 of its employees, directors and consultants with exercise prices ranging from $0.125 to $12.34 per share and has issued and sold 3,211,646 shares its common stock, net of repurchases, pursuant to the exercise of such options or pursuant to stock purchase agreements. These issuances were made in reliance upon Rule 701 promulgated under the Securities Act in that they were sold either pursuant to written compensatory benefit plans or pursuant to a written contract relating to compensation.

   (b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Exhibit
 Number                     Description of Document
 -------                    -----------------------

 1.1*    Form of Underwriting Agreement.

 3.1*    Amended and Restated Articles of Incorporation of Onvia.com.

 Exhibit
 Number                          Description of Document
 -------                         -----------------------

  3.2*   Amended and Restated Certificate of Incorporation of Onvia.com
         (proposed).

  3.3    Bylaws of Onvia.com, as amended and restated.

  3.4*   Amended and Restated Bylaws (proposed).

  4.1*   Form of Onvia.com's common stock certificate.

  4.2*   Amended and Restated Investors' Rights Agreement dated December 20,
         1999.


  4.3* Form of Common Stock Purchase Warrant issued in connection with the Series A Preferred Stock financing on February 25, 1999.


  4.4    Warrant to Purchase Shares of Series A Preferred Stock issued by
         Onvia.com to Dominion Capital Management L.L.C. as of June 15, 1999.


  4.5*   Warrant to Purchase Shares of Series A Preferred Stock issued by
         Onvia.com to Comdisco, Inc. as of August 5, 1999.


  4.6*   Warrant to Purchase Shares of Series A Preferred Stock issued by
         Onvia.com to Meier Mitchell & Company as of August 5, 1999.


  5.1*   Opinion of Venture Law Group, A Professional Corporation.


 10.1 Form of Indemnification Agreement between Onvia.com and each of its officers and directors.


 10.2*   Series A Preferred Stock Purchase Agreement dated February 25, 1999.


 10.3*   Series B Preferred Stock Purchase Agreement dated September 30, 1999.


 10.4*   Series C Preferred Stock Purchase Agreement dated December 20, 1999.


 10.5*   Loan and Security Agreement between Onvia.com and Dominion Venture
         Finance L.L.C. dated as of June 15, 1999.


 10.6    Loan and Security Agreement among MMC/GATX Partnership No. 1,
         Comdisco, Inc. and Onvia.com dated as of August 5, 1999.


 10.7* Office Lease between Firdex Associates and MegaDepot.com, Inc. dated as of April 1999.


 10.8*   Office Lease among Stratton Properties, Inc., Glenn Ballman and
         MegaDepot.com, Inc. dated as of May 9, 1998.


 10.9* Lease between Onvia.com and No. 150 Cathedral Ventures Ltd. dated as of June 1, 1999.


 10.10*  1999 Stock Option Plan.


 10.11* Secured Promissory Note issued by Glenn Ballman to Onvia.com dated as of October 14, 1999.


 10.12*  Offer Letter dated March 25, 1999 with Mark Calvert.


 10.13   Offer Letter dated August 25, 1999 with Douglas Kellam.


 10.14   Offer Letter dated July 27, 1999 with Louis T. Mickler.


 10.15   Offer Letter dated July 23, 1999 with Mark Pawlosky.


 10.16*  Offer Letter dated March 15, 1999 with Clayton Lewis.


 10.17*  Common Stock Purchase Agreement with Glenn Ballman dated as of January
         9, 1999.


 10.18*  Common Stock Purchase Agreement with Glenn Ballman dated as of January
         18, 1999.


 10.19*  Common Stock Purchase Agreement with Mark Calvert dated as of January
         18, 1999.


 10.20*  Common Stock Purchase Agreement with Rob Ayer dated as of January 18,
         1999.


 10.21*  Common Stock Purchase Agreement with Kristen Hamilton dated as of
         January 18, 1999.

 Exhibit
 Number                          Description of Document
 -------                         -----------------------


 10.22*  Common Stock Purchase Agreement with William W. Ericson dated as of
         January 18, 1999.


 10.23*  Common Stock Purchase Agreement with Mike Pickett dated as of April 9,
         1999.


 10.24*  Common Stock Purchase Agreement with Jeffrey Ballowe dated as of
         December 8, 1999.


 10.25*  Mercer Yale Building Office Lease Agreement between Onvia.com and
         Blume Yale Limited Partnership dated as of December 9, 1999.


 10.26*  2000 Employee Stock Purchase Plan.


 10.27*  2000 Directors' Stock Option Plan.


 21.1    List of Subsidiaries.


 23.1    Consent of Deloitte & Touche LLP.


 23.2*   Consent of Venture Law Group, A Professional Corporation (see Exhibit
         5.1).


 24.1    Power of Attorney (included in signature page to Registration
         Statement).


 27.1    Financial Data Schedule.

--------
 *  To be filed by amendment.

 (b) Financial Statement Schedules

   All financial statement schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the registrant or the related notes to the financial statements.

Item 17. Undertakings

   The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on December 21, 1999.

                                          Onvia.com, Inc.

                                          By:     /s/ Glenn S. Ballman
                                             ----------------------------------
                                                     Glenn S. Ballman
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn S. Ballman and Mark T. Calvert, and each one of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this registration statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----

      /s/ Glenn S. Ballman           President, Chief Executive    December 21, 1999
____________________________________ Officer and Director
          Glenn S. Ballman           (Principal Executive
                                     Officer)

      /s/ Mark T. Calvert            Vice President and Chief      December 21, 1999
____________________________________ Financial Officer
          Mark T. Calvert            (Principal Financial and
                                     Accounting Officer)

       /s/ Kenneth A. Fox            Director                       December 21 1999
____________________________________
           Kenneth A. Fox

      /s/ Michael Pickett            Director                      December 21, 1999
____________________________________
          Michael Pickett

    /s/ Nancy J. Schoendorf          Director                      December 21, 1999
____________________________________
        Nancy J. Schoendorf

     /s/ William W. Ericson          Director                      December 21, 1999
____________________________________
         William W. Ericson

      /s/ Anton Simunovic            Director                      December 21, 1999
____________________________________
          Anton Simunovic

                                     Director                      December   , 1999
____________________________________
          Jeffrey Ballowe

                                 EXHIBIT INDEX

 Exhibit
 Number                         Description of Document
 -------                        -----------------------


  1.1*   Form of Underwriting Agreement.


  3.1*   Amended and Restated Articles of Incorporation of Onvia.com.


  3.2*   Amended and Restated Certificate of Incorporation of Onvia.com
         (proposed).


  3.3    Bylaws of Onvia.com, as amended and restated.


  3.4*   Amended and Restated Bylaws (proposed).


  4.1*   Form of Onvia.com's common stock certificate.


  4.2*   Amended and Restated Investors' Rights Agreement dated December 20,
         1999.


  4.3* Form of Common Stock Purchase Warrant issued in connection with the Series A Preferred Stock financing on February 25, 1999.


  4.4    Warrant to Purchase Shares of Series A Preferred Stock issued by
         Onvia.com to Dominion Capital Management L.L.C. as of June 15, 1999.


  4.5*   Warrant to Purchase Shares of Series A Preferred Stock issued by
         Onvia.com to Comdisco, Inc. as of August 5, 1999.


  4.6*   Warrant to Purchase Shares of Series A Preferred Stock issued by
         Onvia.com to Meier Mitchell & Company as of August 5, 1999.


  5.1*   Opinion of Venture Law Group, A Professional Corporation.


 10.1 Form of Indemnification Agreement between Onvia.com and each of its officers and directors.


 10.2*   Series A Preferred Stock Purchase Agreement dated February 25, 1999.


 10.3*   Series B Preferred Stock Purchase Agreement dated September 30, 1999.


 10.4*   Series C Preferred Stock Purchase Agreement dated December 20, 1999.


 10.5*   Loan and Security Agreement between Onvia.com and Dominion Venture
         Finance L.L.C. dated as of June 15, 1999.


 10.6    Loan and Security Agreement among MMC/GATX Partnership No. 1,
         Comdisco, Inc. and Onvia.com dated as of August 5, 1999.


 10.7* Office Lease between Firdex Associates and MegaDepot.com, Inc. dated as of April 1999.


 10.8*   Office Lease among Stratton Properties, Inc., Glenn Ballman and
         MegaDepot.com, Inc. dated as of May 9, 1998.


 10.9* Lease between Onvia.com and No. 150 Cathedral Ventures Ltd. dated as of June 1, 1999.


 10.10*  1999 Stock Option Plan.


 10.11* Secured Promissory Note issued by Glenn Ballman to Onvia.com dated as of October 14, 1999.


 10.12*  Offer Letter dated March 25, 1999 with Mark Calvert.


 10.13   Offer Letter dated August 25, 1999 with Douglas Kellam.


 10.14   Offer Letter dated July 27, 1999 with Louis T. Mickler.


 10.15   Offer Letter dated July 23, 1999 with Mark Pawlosky.


 10.16*  Offer Letter dated March 15, 1999 with Clayton Lewis.

 Exhibit
 Number                          Description of Document
 -------                         -----------------------


 10.17*  Common Stock Purchase Agreement with Glenn Ballman dated as of January
         9, 1999.


 10.18*  Common Stock Purchase Agreement with Glenn Ballman dated as of January
         18, 1999.


 10.19*  Common Stock Purchase Agreement with Mark Calvert dated as of January
         18, 1999.


 10.20*  Common Stock Purchase Agreement with Rob Ayer dated as of January 18,
         1999.


 10.21*  Common Stock Purchase Agreement with Kristen Hamilton dated as of
         January 18, 1999.


 10.22*  Common Stock Purchase Agreement with William W. Ericson dated as of
         January 18, 1999.


 10.23*  Common Stock Purchase Agreement with Mike Pickett dated as of April 9,
         1999.


 10.24*  Common Stock Purchase Agreement with Jeffrey Ballowe dated as of
         December 8, 1999.


 10.25*  Mercer Yale Building Office Lease Agreement between Onvia.com and
         Blume Yale Limited Partnership dated as of December 9, 1999.


 10.26*  2000 Employee Stock Purchase Plan.


 10.27*  2000 Directors' Stock Option Plan.


 21.1    List of Subsidiaries.


 23.1    Consent of Deloitte & Touche LLP.


 23.2*   Consent of Venture Law Group, A Professional Corporation (see Exhibit
         5.1).


 24.1    Power of Attorney (included in signature page to Registration
         Statement).


 27.1    Financial Data Schedule.

--------
 *  To be filed by amendment.